CONFIDENTIAL OFFERING CIRCULAR


                             [REVLON LOGO OMITTED]




           OFFERS TO EXCHANGE CLASS A COMMON STOCK OF REVLON, INC. OR
                        CASH FOR ANY AND ALL OUTSTANDING
                8 1/8% SENIOR NOTES DUE 2006 (CUSIP NO. 761519AK3)
               9% SENIOR NOTES DUE 2006 (CUSIP NO. 761519AQO) AND
                    8 5/8% SENIOR SUBORDINATED NOTES DUE 2008
                  (CUSIP NO. 761519AN7 AND CUSIP NO. U8000EAB5)
                                    ISSUED BY

                     REVLON CONSUMER PRODUCTS CORPORATION
                               AND GUARANTEED BY
                                 REVLON, INC.

--------------------------------------------------------------------------------
        THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON MARCH 19, 2004, UNLESS EXTENDED OR EARLIER TERMINATED BY US (THE "EXPIRATION
                                     DATE").
-------------------------------------------------------------------------------

   Revlon, Inc., a Delaware corporation ("Revlon"), is offering to exchange (the "Exchange Offers"):

    o each $1,000 principal amount of outstanding 8 1/8% Senior Notes due 2006 (the "8 1/8% Senior Notes") issued by Revlon Consumer Products Corporation, a Delaware corporation and a wholly owned subsidiary of Revlon ("Products Corporation"), and guaranteed by Revlon, for:

      o 400 shares of Class A common stock of Revlon, par value $0.01 per share ("Revlon Class A common stock"), or

      o $830 in cash;

    o each $1,000 principal amount of outstanding 9% Senior Notes due 2006 (the "9% Senior Notes" and, together with the 8 1/8% Senior Notes, the "Senior Notes") issued by Products Corporation and guaranteed by Revlon for:

      o 400 shares of Revlon Class A common stock, or

      o $800 in cash;

    o each $1,000 principal amount of outstanding 8 5/8% Senior Subordinated Notes due 2008 (the "8 5/8% Senior Subordinated Notes" and, together with the Senior Notes, the "Exchange Notes") issued by Products Corporation and guaranteed by Revlon for:

      o 300 shares of Revlon Class A common stock, or

      o $620 in cash,

plus, in each case, accrued and unpaid interest which will be paid in shares of Revlon Class A common stock or cash, at the option of the tendering holder of Exchange Notes (the "Noteholder"). The shares of Revlon Class A common stock offered in exchange for the principal amount of the Exchange Notes are referred to as the "Stock Consideration." The cash amounts offered in exchange for the principal amount of the Exchange Notes are referred to as the "Cash Consideration"; provided that the maximum aggregate principal amount of Exchange Notes that may receive the Cash Consideration in the Exchange Offers is $150 million, which amount will be reduced by the aggregate principal amount of Additional Tendered Notes (as defined herein) validly tendered in the Exchange Offers and exchanged for the Stock Consideration (the "Maximum Cash Tender") and, to the extent that the aggregate principal amount of Exchange Notes tendered for the Cash Consideration exceeds the Maximum Cash Tender, Revlon will apportion the Cash Consideration pro rata (the "Proration") as more fully described in this offering circular.

     On February 11, 2004, Fidelity Management & Research Co. (together with its affiliates and consolidated funds, "Fidelity") executed an agreement whereby it agreed to tender in the Exchange Offers, subject to the terms and conditions set forth therein, $75.6 million, $47.4 million and $32.1 million aggregate principal amount of 8 1/8% Senior

Notes, 9% Senior Notes and 8 5/8% Senior Subordinated Notes held by it as of that date, representing 30.2%, 18.9% and 4.9%, respectively, of the outstanding 8 1/8% Senior Notes, 9% Senior Notes and 8 5/8% Senior Subordinated Notes, in exchange for Revlon Class A common stock upon the terms set forth in this offering circular.

     On February 11, 2004, MacAndrews & Forbes (as defined below), one of our affiliates, which held, as of that date, through one or more of its affiliates, $1.0 million and $284.8 million aggregate principal amount, representing 0.4% and 43.8%, respectively, of the outstanding 9% Senior Notes and the 8 5/8% Senior Subordinated Notes, executed a separate agreement whereby it agreed to tender in the Exchange Offers, subject to the terms and conditions set forth therein, the Exchange Notes held by it on that date and any and all Exchange Notes acquired by it prior to the Expiration Date, in exchange for Revlon Class A common stock upon the terms set forth in this offering circular. In addition, MacAndrews & Forbes agreed to exchange, for Revlon Class A common stock, certain other indebtedness of Products Corporation as well as exchange or convert, as applicable, preferred stock of Revlon for Revlon Class A common stock, as more fully described in this offering circular. In this offering circular, MacAndrews & Forbes Holdings Inc. ("MacAndrews Holdings"), Mafco Holdings Inc. and their respective affiliates (other than Revlon or any of our subsidiaries) are referred to collectively as "MacAndrews & Forbes." The transactions contemplated by the separate agreements with each of Fidelity and MacAndrews & Forbes are referred to as the "Negotiated Transactions."

     Subject to the terms and conditions of the Exchange Offers, we will issue the Stock Consideration or the Cash Consideration (the "Exchange Consideration"), subject to the Proration in the case of Cash Consideration, in exchange for all outstanding Exchange Notes that are properly tendered pursuant to the terms of the Exchange Offers. Each of the Exchange Offers for the 8 1/8% Senior Notes, the 9% Senior Notes and the 8 5/8% Senior Subordinated Notes, referred to herein as the 8 1/8% Senior Notes Exchange Offer, the 9% Senior Notes Exchange Offer and the 8 5/8% Senior Subordinated Notes Exchange Offer, respectively, is independent of the other Exchange Offers and none of the Exchange Offers are conditioned upon the exchange of a minimum aggregate principal amount of Exchange Notes. We reserve the right to extend or terminate any Exchange Offer, in our sole and absolute discretion, which may be for any or no reason, and to otherwise amend any Exchange Offer in any respect. The Exchange Offers are open to all Noteholders, and are subject to customary conditions. Subject to applicable securities laws and the terms set forth in this offering circular, we reserve the right to waive any and all conditions to the Exchange Offers.
                                --------------
                                   IMPORTANT

     Any Noteholder desiring to tender all or any portion of such Noteholder's Exchange Notes must cause the exchange agent to receive a timely confirmation of a book-entry transfer of Exchange Notes into the exchange agent's account at The Depository Trust Company ("DTC"), New York, New York, pursuant to the procedures for book-entry transfer described herein, prior to the Expiration Date.

     ANY HOLDER OF EXCHANGE NOTES WHO DESIRES TO TENDER EXCHANGE NOTES BUT CANNOT COMPLY WITH THE PROCEDURES FOR BOOK-ENTRY TRANSFER DESCRIBED IN THIS OFFERING CIRCULAR ON A TIMELY BASIS MAY TENDER SUCH EXCHANGE NOTES BY FOLLOWING THE PROCEDURES FOR GUARANTEED DELIVERY SET FORTH IN THE SECTION OF THIS OFFERING CIRCULAR ENTITLED "THE EXCHANGE OFFERS--GUARANTEED DELIVERY PROCEDURES."

     THIS OFFERING CIRCULAR AND THE ACCOMPANYING LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE EXCHANGE OFFERS. YOU MUST MAKE YOUR OWN DECISION CONCERNING THESE MATTERS. YOU SHOULD CAREFULLY CONSIDER THE INCOME TAX CONSEQUENCES OF ACCEPTING THE EXCHANGE OFFERS. SEE "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES."

-------------------------------------------------------------------------------
    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED
  IF THIS OFFERING CIRCULAR IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------

   The information agent for the Exchange Offers is D.F. King & Co., Inc. and the exchange agent is U.S. Bank National Association.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 24 OF THIS
     OFFERING CIRCULAR BEFORE TENDERING YOUR EXCHANGE NOTES FOR EXCHANGE.

     THE DATE OF THIS CONFIDENTIAL OFFERING CIRCULAR IS FEBRUARY 20, 2004.

WE ARE RELYING ON SECTION 3(A)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), TO EXEMPT THE EXCHANGE OFFERS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. WITH RESPECT TO THE EXCHANGE OF THE EXCHANGE NOTES FOR THE EXCHANGE CONSIDERATION (EXCEPT THE CASH CONSIDERATION), WE ARE ALSO RELYING ON SECTION 18(B)(4)(C) OF THE SECURITIES ACT TO EXEMPT THE EXCHANGE OFFERS FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF STATE SECURITIES LAWS. WE HAVE NO CONTRACT, ARRANGEMENT OR UNDERSTANDING RELATING TO, AND WILL NOT, DIRECTLY OR INDIRECTLY, PAY ANY COMMISSION OR OTHER REMUNERATION TO ANY BROKER, DEALER, SALESPERSON, AGENT OR ANY OTHER PERSON FOR SOLICITING TENDERS IN THE EXCHANGE OFFERS. IN ADDITION, NEITHER OUR FINANCIAL ADVISOR NOR ANY BROKER, DEALER, SALESPERSON, AGENT OR ANY OTHER PERSON, IS ENGAGED OR AUTHORIZED TO EXPRESS ANY STATEMENT, OPINION, RECOMMENDATION OR JUDGMENT WITH RESPECT TO THE RELATIVE MERITS AND RISKS OF THE EXCHANGE OFFERS.
                             ---------------------
NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS OFFERING CIRCULAR, OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR (INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR). IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.
                             ---------------------
THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SHARES OF REVLON CLASS A COMMON STOCK TO ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. THE EXCHANGE OFFERS ARE NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, NOTEHOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE EXCHANGE OFFERS WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, WE MAY, IN OUR SOLE JUDGMENT, TAKE SUCH ACTION AS WE MAY DEEM NECESSARY TO EXTEND THE EXCHANGE OFFERS TO NOTEHOLDERS IN SUCH JURISDICTION.
                             ---------------------
THIS OFFERING CIRCULAR IS SUBMITTED TO NOTEHOLDERS FOR INFORMATIONAL USE SOLELY IN CONNECTION WITH THEIR CONSIDERATION OF THE EXCHANGE OFFERS DESCRIBED IN THIS OFFERING CIRCULAR. ITS USE FOR ANY OTHER PURPOSE IS NOT AUTHORIZED. THE OFFERING CIRCULAR MAY NOT BE COPIED OR REPRODUCED IN WHOLE OR IN PART NOR MAY IT BE DISTRIBUTED OR ANY OF ITS CONTENTS BE DISCLOSED TO ANYONE OTHER THAN THE NOTEHOLDER TO WHOM IT IS SUBMITTED.
                             ---------------------
IN MAKING AN INVESTMENT DECISION, NOTEHOLDERS MUST RELY ON THEIR OWN EXAMINATION OF REVLON, PRODUCTS CORPORATION AND THE TERMS OF THE EXCHANGE OFFERS, INCLUDING THE MERITS AND RISKS INVOLVED. THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS CORRECT AS OF THE DATE HEREOF AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR THE CONSUMMATION OF ANY OF THE EXCHANGE OFFERS SHALL CREATE THE IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF. NO REPRESENTATION IS MADE TO ANY OFFEREE OR PURCHASER OF THE REVLON CLASS A COMMON STOCK REGARDING THE LEGALITY OF AN INVESTMENT IN THE REVLON CLASS A COMMON STOCK BY THE OFFEREE OR PURCHASER UNDER ANY APPLICABLE LEGAL INVESTMENT OR SIMILAR LAWS OR REGULATIONS. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. NOTEHOLDERS SHOULD CONSULT THEIR OWN ATTORNEY, BUSINESS ADVISOR AND TAX ADVISOR AS TO LEGAL, BUSINESS OR TAX ADVICE WITH RESPECT TO THE EXCHANGE OFFERS.

ALL INQUIRIES RELATING TO THIS OFFERING CIRCULAR AND THE TRANSACTIONS CONTEMPLATED HEREBY SHOULD BE DIRECTED TO D.F. KING & CO., INC., THE INFORMATION AGENT FOR THE EXCHANGE OFFERS, AT ONE OF THE TELEPHONE NUMBERS OR THE ADDRESS LISTED ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR. QUESTIONS REGARDING THE PROCEDURES FOR TENDERING IN THE EXCHANGE OFFERS AND REQUESTS FOR ASSISTANCE IN TENDERING YOUR EXCHANGE NOTES SHOULD BE DIRECTED TO U.S. BANK NATIONAL ASSOCIATION, THE EXCHANGE AGENT, AT THE TELEPHONE NUMBER OR THE ADDRESS LISTED ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR. REQUESTS FOR ADDITIONAL COPIES OF THIS OFFERING CIRCULAR, ANY DOCUMENTS INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR OR THE ENCLOSED LETTER OF TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY MAY BE DIRECTED TO EITHER THE INFORMATION AGENT OR THE EXCHANGE AGENT AT THE RESPECTIVE TELEPHONE NUMBERS AND ADDRESSES LISTED ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR.
                             ---------------------

                               TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFERS .................     1
SUMMARY .........................................................    12
RISK FACTORS ....................................................    24
USE OF PROCEEDS .................................................    39
CAPITALIZATION ..................................................    40
SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED
 FINANCIAL DATA .................................................    43
THE DEBT REDUCTION TRANSACTIONS .................................    47
THE EXCHANGE OFFERS .............................................    53
DESCRIPTION OF EXCHANGE NOTES ...................................    63
DESCRIPTION OF REVLON CAPITAL STOCK .............................    66
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES ..........    70
INDEPENDENT ACCOUNTANTS .........................................    75
WHERE YOU CAN FIND MORE INFORMATION .............................    75
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE .................    75
FORWARD LOOKING STATEMENTS ......................................    76

                QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFERS

Q:     Who is making the Exchange Offers?

A:     Revlon, a Delaware corporation, is making the Exchange Offers.

Q:     What classes and amounts of securities are being sought in the Exchange
       Offers?

A: We are offering to acquire, in exchange for shares of Revlon Class A common stock or cash, any and all of the currently outstanding 8 1/8% Senior Notes, 9% Senior Notes and 8 5/8% Senior Subordinated Notes of Products Corporation, each of which is guaranteed by Revlon. As of the date of this offering circular, $250.0 million, $250.0 million and $650.0 million principal amount, respectively, of the 8 1/8 Senior Notes, 9% Senior Notes and 8 5/8% Senior Subordinated Notes are outstanding. Tenders of Exchange Notes must be in a minimum principal amount of $1,000.

Q:     Why are you making the Exchange Offers?

A: The Exchange Offers and the resulting reduction in our indebtedness and interest expense are intended to:

       o help the continued implementation of and refinement to our plan;

       o provide us with greater financing and operational flexibility; and

       o decrease the risk that would otherwise exist if we were to fail to meet our debt and ongoing obligations as they begin to come due in 2005.

       As of December 31, 2003, our total indebtedness was approximately $1,897.5 million. As of March 31, 2004, our total indebtedness is expected to be approximately $1,948 million. We have substantial debt maturing in 2005, consisting of $310.0 million under Products Corporation's credit agreement after giving effect to the February 2004 Credit Agreement Amendment (as defined below) (the "credit agreement") (assuming the maximum amount is borrowed), $363.0 million of Products Corporation's 12% Senior Secured Notes due 2005 (the "12% Senior Secured Notes"), $106.6 million, including $6.6 million accrued interest at December 31, 2003, the principal amount outstanding under a term loan from MacAndrews & Forbes available through December 2005 (the "MacAndrews & Forbes $100 million term loan"), any amounts outstanding under a MacAndrews & Forbes $65 million line of credit from MacAndrews & Forbes available through June 30, 2005 (the "MacAndrews & Forbes $65 million line of credit"), and any amounts outstanding under the MacAndrews & Forbes $125 million term loan (as defined below). With respect to the MacAndrews & Forbes $100 million term loan and the MacAndrews & Forbes $125 million term loan, in each case, interest is not payable in cash, but accrues to the principal amount each quarter. We also have $24.1 million of indebtedness due and owing by Products Corporation under non-interest bearing promissory notes (the "MacAndrews Advance"). In addition, $250.0 million and $250.0 million in aggregate principal amounts, are due under the 8 1/8% Senior Notes and the 9% Senior Notes in 2006, respectively.

       We believe we have made considerable progress since 2002 in implementing our plan. However, the maturity of substantial amounts of our debt beginning in 2005 presents significant challenges. We believe that a reduction in our indebtedness will provide the operational as well as financial flexibility to allow us to execute and achieve the continued implementation of our plan. We believe that strengthening our balance sheet, in addition to increasing our liquidity, will allow us to receive better commercial terms from our vendors and our retail partners. In addition, a reduction in our indebtedness, combined with our projected improving operating performance, should provide us with other opportunities to further strengthen our financial position, such as raising capital through new equity or debt issuances on more favorable terms, refinancing our bank debt or retiring or refinancing some or all of our remaining public indebtedness.

       In mid-December 2003, the board of directors of Revlon authorized management to begin exploring various alternatives to strengthen our balance sheet by reducing indebtedness and increasing equity. At that time, management was charged with exploring the issuance of equity or debt securities, including Revlon Class A common stock, for cash or in exchange for Products Corporation's outstanding indebtedness. In order to assist management in its analysis of the potential transactions and any negotiations with relevant parties, we retained UBS Securities LLC as our exclusive financial advisor and capital markets advisor.

       The Exchange Offers and the Negotiated Transactions include a debt for equity exchange that will, assuming all $1.15 billion of the 8 1/8% Senior Notes, 9% Senior Notes and 8 5/8% Senior Subordinated Notes (excluding accrued interest) are exchanged in the Exchange Offers, reduce our outstanding indebtedness by approximately $1,295.9 million, or 68.3% of our outstanding indebtedness as of December 31, 2003, reduce our annual interest expense by approximately $105.9 million, and reduce the earnings to fixed charges deficiency by $108.1 million on a pro forma basis for the year ended December 31, 2003. As of March 31, 2004, using the same assumptions, we estimate that our indebtedness will be reduced by approximately $1,339 million, or 68.7% of our outstanding indebtedness. Alternatively, assuming that the only Exchange Notes tendered in the Exchange Offers are the Exchange Notes to be tendered by MacAndrews & Forbes and Fidelity pursuant to the Negotiated Transactions, and that MacAndrews & Forbes back-stops the Exchange Offers (as described below), the Exchange Offers and the Negotiated Transactions (excluding accrued interest) will reduce our outstanding indebtedness by $736.9 million, or 38.8% of our outstanding indebtedness as of December 31, 2003, reduce our annual interest expense by approximately $57.6 million, and reduce the earnings to fixed charges deficiency by $58.7 million on a pro forma basis for the year ended December 31, 2003. As of March 31, 2004, using the same assumptions, we estimate that our outstanding indebtedness will be reduced by approximately $780 million, or 40.0% of our outstanding indebtedness. The Series A preferred stock of Revlon, par value $0.01 per share (the "Revlon Series A preferred stock"), with an aggregate liquidation preference of $54.6 million will also be exchanged for, and Series B convertible preferred stock of Revlon, par value $0.01 per share (the "Revlon Series B convertible preferred stock"), will be converted into, shares of Revlon Class A common stock as part of the Negotiated Transactions. The consummation of the Exchange Offers and the Negotiated Transactions to refinance a portion of our long-term debt is a critical step in our strategic plan and, we believe, maximizes value for all of our stakeholders. We have many competitive strengths, including our significant revenue and margin potential, strong customer relationships, strong management team and business plan, strong market position and powerful brand equities. With a stronger long-term capital structure and adequate working capital, we believe that our business will remain viable and can reasonably be managed to produce higher margins in the future than those experienced in 2002 and 2003. We believe that a strengthened capital structure will enable us to retain and attract high quality personnel and, most importantly, existing and future customers, negotiate better terms with our vendors and customers, devote increased resources to new product development and employee training and enable us to successfully implement and refine our plan.

       We believe that the Exchange Offers and the Negotiated Transactions are a critical step in enhancing our prospects for successfully refinancing the significant portion of our debt that is due in 2005 and 2006. However, the reduction in our debt that results from consummating the Exchange Offers and the Negotiated Transactions may not, without additional actions, be sufficient to achieve these goals and we have agreed to undertake, in certain circumstances, future rights offerings and other equity offerings to effectuate further debt reduction, as described in "The Debt Reduction Transactions." In addition, we may in the future evaluate various transactions to further simplify and restructure our capital structure, which may include refinancing the credit agreement, refinancing or retiring some or all of our remaining public indebtedness or issuing new debt or equity securities. We believe that a reduction in our level of indebtedness and the accompanying interest expense, combined with improved operating performance, will enhance our ability to effect other possible refinancing or debt reduction transactions on terms that are favorable to us, improve our operational flexibility and reduce the risks faced by us with respect to having substantial indebtedness. However, we cannot assure you that we will be able to consummate other possible transactions or that we will be able to consummate them on commercially reasonable terms. Any possible transactions would be subject to, among other things, agreement on terms and any necessary consents of the banks under the credit agreement and any necessary Board, stockholder and regulatory approvals.

       Although we currently have no reason to believe we will be unable to do so, if we are unable to reduce our current debt obligations through the Exchange Offers and the Negotiated Transactions and thus improve our financial stability, we may be required to adopt one or more alternatives, such as delaying the implementation, or revising aspects, of our plan; reducing or delaying purchases of wall displays, advertising or promotional expenses; reducing or delaying capital spending; delaying, reducing or revising restructuring programs; selling assets or operations; seeking additional capital contributions or loans from MacAndrews & Forbes, our other affiliates and/or third parties; selling additional equity securities of the Company, or reducing other discretionary spending.

Q: Does the success of the Exchange Offers depend on the participation of any minimum number of Noteholders?

A: No. While we are making offers to exchange the 8 1/8% Senior Notes, 9% Senior Notes and 8 5/8% Senior Subordinated Notes to all of the holders of such notes, the success of this transaction is not dependent on the participation of any holders other than MacAndrews & Forbes and Fidelity, each of which has entered into a separate agreement to participate. MacAndrews & Forbes has also committed to exchange other indebtedness for, and exchange or convert, as the case may be, preferred stock of Revlon held by it into, shares of Revlon Class A common stock. In addition, MacAndrews & Forbes has agreed to back-stop the Exchange Offers to the extent that a minimum of $150 million aggregate principal amount of Exchange Notes (other than Exchange Notes to be tendered by MacAndrews & Forbes and Fidelity pursuant to the Negotiated Transactions) are not tendered in the Exchange Offers to ensure total debt reduction as a result of the Exchange Offers and the Negotiated Transactions of approximately $780 million (based on our estimates of the amounts that will be outstanding under the MacAndrews & Forbes $100 million term loan, the MacAndrews Advance, the MacAndrews & Forbes $65 million line of credit and the $125 million MacAndrews & Forbes term loan as of March 31, 2004 and excluding accrued and unpaid interest). See "-- What is the MacAndrews & Forbes back-stop commitment?" MacAndrews & Forbes' obligations to acquire Revlon Class A common stock is subject to certain customary conditions, as described in "The Debt Reduction Transactions-- Investment Agreement."

Q:     Who may participate in the Exchange Offers?

A: All holders of the 8 1/8% Senior Notes, 9% Senior Notes and 8 5/8% Senior Subordinated Notes may participate in the Exchange Offers.

Q:     What will I receive in the Exchange Offers?

A:     If you elect to receive the Stock Consideration:

       o for each $1,000 principal amount of 8 1/8% Senior Notes or 9% Senior Notes validly tendered in the Exchange Offers you will receive 400 shares of Revlon Class A common stock, and

       o for each $1,000 principal amount of 8 5/8% Senior Subordinated Notes validly tendered you will receive 300 shares of Revlon Class A common stock.

       If you elect to receive the Cash Consideration, you will receive cash in an aggregate amount of:

       o $830 for each $1,000 principal amount of outstanding 8 1/8% Senior Notes validly tendered for exchange,

       o $800 for each $1,000 principal amount of outstanding 9% Senior Notes validly tendered for exchange, and

       o $620 for each $1,000 principal amount of outstanding 8 5/8% Senior Subordinated Notes validly tendered for exchange.

       The maximum aggregate principal amount of Exchange Notes that may receive the Cash Consideration in the Exchange Offers is $150 million, which amount will be reduced by the aggregate principal amount of Additional Tendered Notes validly tendered in the Exchange Offers and exchanged for the Stock Consideration. To the extent that the aggregate principal amount of Exchange Notes tendered for the Cash Consideration exceeds the Maximum Cash Tender, Revlon shall apportion the Cash Consideration pro rata first, among the holders of the 8 5/8% Senior Subordinated Notes that elected to receive the Cash Consideration and then, to the extent that any portion of the Cash Consideration remains after distribution among holders of the 8 5/8% Senior Subordinated Notes, to holders of the Senior Notes that elected to receive the Cash Consideration. Any Exchange Notes tendered for the Cash Consideration and not exchanged for the Cash Consideration as a result of the Proration shall be automatically exchanged for the Stock Consideration unless you elect, through the book-entry transfer procedures, to have such Exchange Notes not exchanged for the Cash Consideration returned to you.

       You will also receive any accrued and unpaid interest due on your Exchange Notes up to, but not including, the date of consummation of the Exchange Offers, payable, at your option, in cash or additional shares of Revlon Class A common stock regardless of whether you elect to receive the Stock Consideration or the Cash Consideration in exchange for the principal amount of Exchange Notes tendered. If you elect to receive such interest payment in additional shares of Revlon Class A common stock, you will receive shares of Revlon Class A common stock at a set ratio of 400 shares per $1,000 accrued interest amount in respect of outstanding Exchange Notes tendered by you, regardless of the series of Exchange Notes that you tender for exchange. Cash payments of such interest are not subject to the Proration.

       Notwithstanding the above, we will not issue fractional shares of Revlon Class A common stock in the Exchange Offers. Rather, any fractional share to which you would otherwise be entitled as consideration for Exchange Notes will be rounded down to the nearest whole number of shares. If you receive payment for accrued and unpaid interest due on your Exchange Notes in additional shares of Revlon Class A common stock, we will not issue fractional shares of Revlon Class A common stock and no cash will be paid in lieu thereof.

       If you validly tender your Exchange Notes but fail to choose either the Cash Consideration or the Stock Consideration in accordance with the book-entry transfer procedures, you shall be deemed to have elected to receive the Stock Consideration. If you fail to elect to receive accrued and unpaid interest in cash or shares of Revlon Class A common stock, you will be deemed to have elected to receive such interest in additional shares of Revlon Class A common stock.

       On February 17, 2004, the closing price per share of Revlon Class A common stock on the New York Stock Exchange, or NYSE, was $3.25. As of February 17, 2004, 38,208,451 shares of Revlon Class A common stock were outstanding, held by approximately 819 holders. We describe the Revlon Class A common stock in more detail under "Description of Revlon Capital Stock."

Q:     What is the MacAndrews & Forbes back-stop commitment?

A: In the event that less than $150.0 million aggregate principal amount of Exchange Notes are tendered in the Exchange Offers, other than the Exchange Notes to be tendered by MacAndrews & Forbes and Fidelity pursuant to the Negotiated Transactions, MacAndrews & Forbes has agreed to back-stop the Exchange Offers by purchasing shares of Revlon Class A common stock at $2.50 per share in an aggregate amount equal to any such shortfall. Any net cash proceeds received by us from such purchases will be contributed to Products Corporation and used to reduce outstanding indebtedness (other than revolving indebtedness unless there is a corresponding commitment reduction). See "The Debt Reduction Transactions--Investment Agreement."

Q:     What does the Board of Directors of Revlon think of the Exchange Offers?


A: While our Board believes that the Exchange Offers are in our best interest and in the best interest of Products Corporation, we are not making any recommendation regarding whether you should tender your Exchange Notes in the Exchange Offers and, accordingly, you must make your own determination as to whether to tender your Exchange Notes and accept the Revlon Class A common stock or cash, as applicable. We urge you to carefully read this document and the other documents to which we refer you in their entirety, including the discussion of risks and uncertainties affecting our business set forth in the section of this offering circular entitled "Risk Factors," and make your own decision.

Q: What risks should I consider in deciding whether or not to tender my Exchange Notes?

A: In deciding whether to participate in the Exchange Offers, you should carefully consider the discussion of risks and uncertainties relating to the Exchange Offers and affecting our business, including those described in the section of this offering circular entitled "Risk Factors," and the section of the Annual Report on Form 10-K for Revlon for the year ended December 31, 2003, entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" which is incorporated by reference into this offering circular.

Q:     Is Revlon presently able to issue the Revlon Class A common stock?

A: Revlon Class A common stock is listed on the NYSE and, as a result, we are subject to the rules of the NYSE. Stockholder approval is required by the rules of the NYSE for the issuance of such shares in the Exchange Offers and the Negotiated Transactions. However MacAndrews & Forbes, which currently beneficially owns approximately 97% of the combined voting power of Revlon's outstanding shares of common stock, has already agreed to consent to the issuance. In addition, in order to ensure that we will have enough authorized but unissued shares of Revlon Class A common stock for issuance in the Exchange Offers and the Negotiated Transactions, our Board of Directors has approved an amendment to our certificate of incorporation to increase our authorized share capital and MacAndrews & Forbes has already agreed to consent to authorize that amendment.

       The Exchange Offers are being made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act and have not been registered with the SEC. As a result, we are not required to have an effective registration statement on file with the SEC to register the issuance of the Revlon Class A common stock in the Exchange Offers and, as a result, the issuance of these securities need not be delayed pending SEC review of a registration statement. Accordingly, provided that the events described in the section of this offering circular entitled "The Exchange Offers--Conditions to the Completion of the Exchange Offers" have occurred or are waived by us, unless the

       Exchange Offers have been terminated by us, we intend to issue Revlon Class A common stock or cash, as applicable, for properly tendered Exchange Notes promptly following the expiration of the respective Exchange Offer. For more information regarding the timing of the issuance of Revlon Class A common stock or cash in the Exchange Offers, please see the section of this offering circular entitled "The Exchange Offers--Acceptance of Exchange Notes for Exchange; Delivery of the Exchange Consideration and Payment of Interest."

Q:     Will the Revlon Class A common stock be listed for trading?

A: Revlon Class A common stock is listed for trading on the NYSE under the symbol "REV." We will apply for listing on the NYSE of the shares of Revlon Class A common stock to be issued in the Exchange Offers and the Negotiated Transactions. The approval of these applications is a condition to the completion of the Exchange Offers.

Q: Will the shares of Revlon Class A common stock issued in the Exchange Offers be freely tradeable?

A: Generally, the Revlon Class A common stock you receive in your Exchange Offer will be freely tradeable, unless you are considered an affiliate of ours, as that term is defined in the Securities Act, or you hold Exchange Notes that were previously held by an affiliate of Revlon. For more information regarding the markets for Revlon Class A common stock, please see the sections in the offering circular entitled "Risk Factors--Risks Related to the Exchange Offers--You may not be able to sell the Revlon Class A common stock when you want to and, if you do, you may not be able to receive the price that you want," "Description of Revlon Capital Stock," and the section of the Annual Report on Form 10-K of Revlon for the year ended December 31, 2003, which is incorporated by reference into this offering circular, entitled "Market for Registrant's Common Equity and Related Stockholder Matters."

Q:     What are the conditions to the Exchange Offers?

A: Each of the 8 1/8% Senior Notes Exchange Offer, the 9% Senior Notes Exchange Offer and the 8 5/8% Senior Subordinated Notes Exchange Offer is independent of the other Exchange Offers and none of the Exchange Offers are conditioned upon the exchange of a minimum aggregate principal amount of Exchange Notes. Accordingly, subject to the terms and conditions of our separate agreements with each of Fidelity and MacAndrews & Forbes, a minimum of approximately 288 million shares of Revlon Class A common stock will be issued in the Exchange Offers and the Negotiated Transactions (based on the principal amount of Exchange Notes, including accrued and unpaid interest, held by MacAndrews &
       Forbes as of the date of the agreements, the exchange of 546 shares of Revlon Series A preferred stock, the conversion of 4,333 shares of Revlon Series B convertible preferred stock, approximately $155.1 million aggregate principal amount of Exchange Notes to be tendered by Fidelity and our estimates of the amounts that will be outstanding under the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $65 million line of credit, the MacAndrews & Forbes $125 million term loan, and the MacAndrews Advance, each as of March 31, 2004, and the purchase of Revlon Class A common stock by MacAndrews & Forbes at a price of $2.50 per share in an aggregate subscription amount of $150 million). However, the Exchange Offers are subject to a number of customary conditions, some of which we may waive. If any of these conditions is not satisfied, we will not be obligated to accept and exchange any properly tendered Exchange Notes. In addition, we reserve the right to terminate any or all Exchange Offers for any or no reason and, as a result, not to accept any properly tendered Exchange Notes. We may terminate one of the Exchange Offers without terminating the other Exchange Offers. For more information regarding the conditions to the Exchange Offers, please see the section of this offering circular entitled "The Exchange Offers--Conditions to the Completion of the Exchange Offers."

Q: What will be the effect of the Exchange Offers on the trading market of the Exchange Notes that are not exchanged?

A: The Exchange Notes are not listed on any national securities exchange or quoted on any inter-dealer quotation system of any national securities association. Although we understand that certain institutions and securities dealers provide quotations for and engage in transactions in the Exchange Notes, we believe the market for the Exchange Notes is not very active or liquid. To the extent that Exchange Notes are tendered and accepted for exchange in the Exchange Offers, the trading market for the remaining Exchange Notes may be even more limited or may cease altogether. A debt security with a smaller outstanding aggregate principal amount or "float" may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the unexchanged Exchange Notes may be adversely affected to the extent that the principal amount of Exchange Notes tendered in the Exchange Offers reduces the float. The reduced float may also make the trading prices of the Exchange Notes more volatile.

Q: What are the federal income tax consequences to me of participating in the Exchange Offers?

A: In general, the exchange of Exchange Notes for the Stock Consideration or a combination of the Stock Consideration and Cash Consideration (in the case that the Cash Consideration is prorated among holders) pursuant to the Exchange Offers should be treated as a tax-free transaction for U.S. federal income tax purposes. In that case you will not recognize a loss as a result of the Exchange Offers and if you exchange Exchange Notes (i) solely for the Stock Consideration, you will not recognize gain (other than with respect to amounts received relating to accrued but unpaid interest) or (ii) for a combination of the Stock Consideration and the Cash Consideration (in the case of a proration of the Cash Consideration), you will generally recognize any gain realized on such exchange to the extent of the Cash Consideration received in exchange for your Exchange Notes. If you elect to exchange Exchange Notes for the Cash Consideration, you will generally recognize capital gain or loss (other than with respect to amounts received relating to accrued but unpaid interest and market discount, which will generally be taxed as ordinary income) equal to the difference between the Cash Consideration received and your tax basis in the Exchange Notes exchanged therefor. For more information regarding certain U.S. federal income tax consequences of the Exchange Offers, please see the section of this offering circular entitled "Material United States Federal Income Tax Consequences." Noteholders are urged to consult their tax advisors as to the particular tax consequences applicable to them relating to the Exchange Offers, including the applicability of U.S. federal, state or local tax laws and non-U.S. tax laws.

Q: What is the effect of exchanging my Exchange Notes for Revlon Class A common stock?

A: Part of the consideration we are offering in the Exchange Offers is Revlon Class A common stock. The price of the Revlon Class A common stock is highly linked to our financial condition and the number of shares outstanding. Because we are offering a significant amount of Revlon Class A common stock in the Exchange Offers and the Negotiated Transactions, we do not know at what price the Revlon Class A common stock will trade following the consummation of the Exchange Offers. As a result, the value of the Revlon Class A common stock you receive as consideration for your Exchange Notes may be lower than the current value of your Exchange Notes.

       If you exchange your Exchange Notes for Revlon Class A common stock, you will be giving up all your rights as a debt holder and will cease to be a creditor of Products Corporation. The rights of Noteholders that receive Revlon Class A common stock in the Exchange Offers will be junior to existing and future indebtedness of Revlon and structurally junior to existing and future indebtedness of Revlon's subsidiaries. Therefore, if a major restructuring of our debt and equity were to become necessary at some future time, and Products

       Corporation were to become subject to bankruptcy protection, the Noteholders that do not exchange the Exchange Notes in the Exchange Offers may receive value greater than the value, if any, received by holders of the Revlon Class A common stock. This result is required by law because any claims of Noteholders and holders of Products Corporation's other indebtedness will be given priority over the claims of equity security holders of Products Corporation. In turn, equity security holders of Revlon, including holders of Revlon Class A common stock, will be subject to the priority of holders of indebtedness of Revlon. We urge you to carefully read the discussion of risks and uncertainties set forth in the section of this offering circular entitled "Risk Factors," in particular under the subsection entitled "Risks Related to the Exchange Offers," as well as the unaudited pro forma consolidated financial data that reflect what the impact of the Exchange Offers and the Negotiated Transactions on our historical financial data would have been, and selected consolidated financial data concerning us in the section of this offering circular entitled "Selected Historical and Unaudited Pro Forma Consolidated Financial Data."

       The Revlon Class A common stock is listed for trading on the NYSE. We believe that the shares of Revlon Class A common stock exchanged for the Exchange Notes may be more actively traded, and therefore more liquid than the Exchange Notes. Nevertheless, we cannot assure you that the Revlon Class A common stock will be actively traded and liquid or at what prices it may trade after completion of the Exchange Offers and the Negotiated Transactions.

Q: Is Revlon's financial condition relevant to my decision to tender in the Exchange Offers?

A: Yes. Completion of the Exchange Offers will have an effect on our debt service obligations and other related commitments. In addition, the Exchange Offers are only one step in the reduction of our indebtedness, and we expect to take additional measures to reduce our indebtedness. To assist you in determining the effect of our financial condition on you as a potential holder of shares of Revlon Class A common stock (if you elect to tender your Exchange Notes in your Exchange Offer for Revlon Class A common stock), or as a Noteholder (if you elect not to exchange your Exchange Notes), we have included the unaudited pro forma consolidated financial data that reflect what the impact of the Exchange Offers and the Negotiated Transactions on our historical financial data would have been (based upon the assumptions referred to in the footnotes to the unaudited pro forma condensed consolidated financial data), and also included selected consolidated financial information concerning Revlon in the sections of this offering circular entitled "Selected Historical and Unaudited Pro Forma Consolidated Financial Data."

Q:     Will Revlon receive any cash proceeds from the Exchange Offers?

A: We will not receive any cash proceeds from tendering Noteholders in the Exchange Offers. However, in the event that MacAndrews & Forbes is required to back-stop the Exchange Offers, we will receive cash in an aggregate amount equal to their back-stop commitment. Any net cash proceeds received by us from MacAndrews & Forbes in relation to the back-stop will be contributed to Products Corporation and used to reduce outstanding indebtedness (other than revolving indebtedness unless there is a corresponding commitment reduction).

Q: Where will you get the cash to fund the Cash Consideration and other cash payments in the Exchange Offers?

A: In order for us to pay the Cash Consideration required in the Exchange Offers, MacAndrews & Forbes has agreed to subscribe for shares of Revlon Class A common stock at a purchase price of $2.50 per share in an aggregate subscription amount equal to the cash, if any, to be paid by us in exchange for Exchange Notes tendered in the Exchange Offers (other than cash to be paid with respect to accrued interest on such notes). Any cash received by us from such purchases will be used solely to fund the Cash Consideration paid in the Exchange Offers. We expect to fund any cash amounts required to pay accrued and unpaid interest to tendering Noteholders and other cash payments such as transaction fees and expenses from operating revenues, cash on hand, and funds available for borrowing under the credit agreement, the MacAndrews & Forbes $125 million term loan and other permitted lines of credit.

Q:     How long do I have to decide whether to tender?

A: You will have until 5:00 p.m., New York City time, on March 19, 2004, unless the offering is extended or terminated. If you cannot comply with the book-entry transfer procedures described in this offering circular on a timely basis, you may tender such Exchange Notes by following the procedures for guaranteed delivery. For more information regarding the time period for tendering your Exchange Notes, including the use of a guaranteed delivery procedure, please see the section of this offering circular entitled "The Exchange Offers--Procedures for Tendering Exchange Notes in the Exchange Offers" and "The Exchange Offers--Guaranteed Delivery Procedure."

Q: Can the Exchange Offers be extended or amended and under what circumstances?

A: We can extend any or all of the Exchange Offers in our sole and absolute discretion, and we reserve the right to do so. During any extension of an Exchange Offer, Exchange Notes that were previously tendered will remain subject to the extended Exchange Offer. In addition, we expressly reserve the right to amend any of the Exchange Offers, and not to accept any Exchange Notes, if any of the events described in the section of this offering circular entitled "The Exchange Offers--Conditions to the Completion of the Exchange Offers" occurs or for any or no reason within our sole and absolute discretion. For more information regarding our right to extend or amend any of the Exchange Offers, please see the section of this offering circular entitled "The Exchange Offers--Expiration Date; Extensions; Amendments."

Q:     How will I be notified if my Exchange Offer is extended or amended?

A: If we extend or amend any of the Exchange Offers, we will issue a press release or another form of public announcement. In the case of an extension, a release or announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of that Exchange Offer. For more information regarding notification of extensions or amendments of the Exchange Offers, please see the section of this offering circular entitled "The Exchange Offers--Expiration Date; Extensions; Amendments."

Q:     How do I participate in the Exchange Offers?

A: To participate in any of the Exchange Offers, you must deliver a timely confirmation of a book-entry transfer into the exchange agent's account at DTC through DTC's Automated Tender Offer Program, or ATOP. The confirmation of a book-entry transfer must be delivered to the exchange agent before the Expiration Date of the Exchange Offers.

       If you cannot provide the exchange agent with the confirmation of a book-entry transfer prior to the expiration of your Exchange Offer, you may obtain additional time to do so by submitting a notice of guaranteed delivery to the exchange agent which must be certified by a broker, bank or other fiduciary that is a member of the Securities Transfer Agent Medallion Program or another eligible institution guarantee. You are also required to guarantee that confirmation of a book-entry transfer will be received by the exchange agent within three New York Stock Exchange trading days and, for your tender to be valid, the exchange agent must receive such confirmation of a book-entry transfer within that three trading day period.

       For more information on how to participate in the Exchange Offers, please see "The Exchange Offers--Procedures for Tendering Exchange Notes in the Exchange Offers."

Q: When will I receive the Revlon Class A common stock or cash in exchange for my Exchange Notes?

A: Subject to the satisfaction or waiver of all the conditions to your Exchange Offers, and assuming we have not previously elected to terminate or amend your Exchange Offer, which we may do for any or no reason, we will accept for exchange your Exchange Notes that are validly tendered prior to the Expiration Date. Promptly following the Expiration Date, shares of Revlon Class A common stock or cash, as applicable, will be delivered in exchange for the Exchange Notes, together with the payment for accrued and unpaid interest due on the Exchange Notes up to, but not including, the date of consummation of the Exchange Offers. For more information regarding our obligation to pay the Exchange Consideration in exchange for tendered Exchange Notes, please see the section of this offering circular entitled "The Exchange Offers--Acceptance of Exchange Notes for Exchange; Delivery of the Exchange Consideration and Payment of Interest."

Q.     Will I receive payment of accrued and unpaid interest on my Exchange
       Notes?

A. Yes, you will receive payment of accrued and unpaid interest up to, but not including, the date of consummation of the Exchange Offers on any Exchange Notes you tender for exchange in the Exchange Offers. Interest is payable, at your option, in cash or in additional shares of Revlon Class A common stock. If you elect to receive payment of accrued and unpaid interest in shares of Revlon Class A common stock, we will not issue any fractional shares of Revlon Class A common stock and cash will not be paid in lieu thereof. Accordingly, you may receive less consideration for any accrued and unpaid interest on your Exchange Notes if you elect to receive payment of interest in additional shares of Revlon Class A common stock than if you elect to receive payment in cash. Cash payments of accrued and unpaid interest are not subject to the Proration.

Q:     Will you pay dividends on the Revlon Class A common stock?

A: Since Revlon's incorporation in 1992, we have not paid any dividends on the Revlon Class A common stock. We have no intention of paying any dividends on Revlon Class A common stock in the foreseeable future. Revlon is a holding company and we are therefore dependent on the earnings and cash flow of, and dividends and distributions from, Products Corporation to pay our expenses and to pay any cash dividend or distribution on Revlon Class A common stock that may be authorized by our Board of Directors. The terms of the credit agreement, the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $65 million line of credit, the MacAndrews & Forbes $125 million term loan and the indentures governing Products Corporation's indebtedness generally restrict Products Corporation from paying dividends or making distributions, except that Products Corporation is permitted to pay dividends to Revlon in certain very limited circumstances.

Q:     What happens if my Exchange Notes are not accepted for exchange?

A: If we decide for any reason not to accept any Exchange Notes, we will return such Exchange Notes to the registered holder at our expense promptly after the expiration or termination of the Exchange Offers. DTC will credit any unaccepted Exchange Notes to the tendering Noteholder's account at DTC.

Q:     Can I withdraw my tender of Exchange Notes?

A:     No. Tenders of Exchange Notes in the Exchange Offers are irrevocable.

Q:     Whom can I talk to if I have questions about the Exchange Offers?

A: If you have questions regarding the information in this offering circular or any of the Exchange Offers, please contact the information agent. If you have questions regarding the procedures for tendering in the Exchange Offers or require assistance in tendering your Exchange Notes, please contact the exchange agent. If you would like additional copies of this offering circular, or any of the documents incorporated by reference in this offering circular, please contact either the information agent or the exchange agent.

       You can call the information agent toll free at (800) 949-2583. Banks and brokerage firms can call the information agent collect at (212) 269-5550. You can call the exchange agent toll free at (800) 934-6802. You can also write to the information agent or the exchange agent at one of the addresses listed on the back cover page of this offering circular.

       For more information regarding Revlon, please see this section of the offering circular entitled "Where You Can Find More Information."

Q: If the Exchange Offers are consummated but I do not tender my Exchange Notes, how will my rights be affected?

A: If you currently hold Exchange Notes and do not tender them, following the Exchange Offers your Exchange Notes will continue to be outstanding without change.

Q:     What payments do I currently have a right to receive as a Noteholder?

A: The 8 1/8% Senior Notes entitle you to receive regular interest payments at 8 1/8% per annum and to receive, at maturity in 2006, the return of your principal. The 9% Senior Notes entitle you to receive regular interest payments at 9% per annum and to receive, at maturity in 2006, the return of your principal. The 8 5/8% Senior Subordinated Notes entitle you to receive regular interest payments at 8 5/8% per annum and to receive, at maturity in 2008, the return of your principal.

Q: Who will pay the fees and expenses associated with the Exchange Offers and the Negotiated Transactions?

A: Revlon will bear all fees and expenses incurred by us in connection with consummating the Exchange Offers and Negotiated Transactions. See "The Exchange Offers--Fees and Expenses."

Q: How many Exchange Notes have Fidelity and MacAndrews & Forbes agreed to tender in the Exchange Offers?

A: Fidelity has agreed to tender approximately $155.1 million aggregate principal amount of Exchange Notes held by it as of February 11, 2004, representing 30.2%, 18.9% and 4.9%, respectively, of the outstanding 8 1/8% Senior Notes, 9% Senior Notes and 8 5/8% Senior Subordinated Notes, in the Exchange Offers, upon the terms and conditions set forth in this offering circular. MacAndrews & Forbes held, as of February 11, 2004, 0.4% and 43.8%, respectively, of the 9% Senior Notes and 8 5/8% Subordinated Senior Notes and, pursuant to a separate agreement, has agreed to tender all of the $285.8 million aggregate principal amount of the Exchange Notes held by it as of February 11, 2004 and any and all additional Exchange Notes acquired by it on or prior to the Expiration Date, upon the terms and conditions set forth in this offering circular. See "The Debt Reduction Transactions--Negotiated Transactions."MacAndrews & Forbes has agreed to receive shares of Revlon Class A common stock in exchange for accrued and unpaid interest on any and all Exchange Notes tendered by it in the Exchange Offers. Fidelity can elect to receive either cash or shares of Revlon Class A common stock for accrued and unpaid interest on any Exchange Notes tendered by it in the Exchange Offers.

                                    SUMMARY

     The following summary highlights information from this offering circular and may not contain all of the information that is important to you. This offering circular includes the basic terms of the shares of Revlon Class A common stock, as well as information regarding our business and detailed financial data. We encourage you to read this offering circular in its entirety. All references to "we," the "Company," "our," "ours" and "us" in this offering circular are to Revlon and its subsidiaries, unless otherwise indicated. In the description of the Revlon capital stock, those terms refer solely to Revlon, Inc. and not to any of its subsidiaries. All U.S. market share and market position data herein for our brands are based upon retail sales volume of products sold in the U.S. mass-market distribution channel. Such data represents ACNielsen's estimates based upon data gathered from market samples and are therefore subject to some degree of variance. Additionally, as of August 4, 2001, ACNeilson's data does not reflect sales volume from Wal-Mart, Inc., which is our largest customer.


                                 ABOUT REVLON

     Revlon conducts its business exclusively through its direct subsidiary, Products Corporation. We manufacture, market and sell an extensive array of cosmetics and skin care, fragrances and personal care products. Revlon is one of the world's leading mass-market cosmetics brands. We believe that our global brand name recognition, product quality and marketing experience have enabled us to create one of the strongest consumer brand franchises in the world. Our products are sold worldwide and are marketed under such well-known brand names as Revlon, Colorstay, Revlon Age Defying and Skinlights, as well as Almay in cosmetics; Almay Kinetin, Vitamin C Absolutes, Eterna 27, Ultima II, and Jeanne Gatineau in skin care; Charlie in fragrances; and High Dimension, Flex, Mitchum, Colorsilk, Jean Nate and Bozzano in personal care products.

     Revlon was founded by Charles Revson, who revolutionized the cosmetics industry by introducing nail enamels matched to lipsticks in fashion colors over 70 years ago. Today, we have leading market positions in a number of our principal product categories in the U.S. mass-market distribution channel, including the lip, face makeup and nail enamel categories. We also have leading market positions in several product categories in certain markets outside of the U.S., including in Australia, Canada, Mexico and South Africa. Our products are sold in more than 100 countries across six continents.


  Revlon's Plan

     Revlon's plan consists of three main components: (1) the cost rationalization phase; (2) the stabilization and growth phase; and (3) the continued growth momentum and accelerated growth phase.


  Phase 1 -- Cost Rationalization

     In 1999 and 2000, Revlon faced a number of strategic challenges. Accordingly, through 2001 Revlon focused its plan on lowering costs and improving operating efficiency. Revlon believes that the actions taken during 2000 and 2001 lowered aspects of its cost structure and improved its manufacturing and operating efficiency, creating a platform for the stabilization and growth stage of its plan.


  Phase 2 -- Stabilization and Growth

     In February 2002, Revlon announced the appointment of Jack L. Stahl, former president and chief operating officer of The Coca-Cola Company, as its new President and Chief Executive Officer.

     Following the appointment of Mr. Stahl, Revlon undertook an extensive review and evaluation of its business to establish specific integrated objectives and actions to advance the next stage in its plan. As a result of this review, Revlon established three principal objectives:

     o creating and developing the most consumer-preferred brands;

     o becoming the most valuable partner to its retailers; and

     o becoming a top company where people choose to work.

     Revlon also conducted detailed evaluations and research of the strengths of the Revlon brand and the Almay brand; its advertising and promotional efforts; its relationships with its retailers and consumers; its retail in-store presence; and the strength and skills of its organization. As a result, Revlon developed the following key actions and investments to support the stabilization and growth phase of its plan:

     o Increase advertising and media spending and effectiveness. Revlon increased its media spending and advertising support in 2003 and the latter half of 2002. Revlon is also seeking to improve the effectiveness of its marketing, including its advertising, by, among other things, ensuring consistent messaging and imagery in its advertising, in the graphics included in its wall displays and in its other marketing materials.

     o Increase the marketing effectiveness of its wall displays. Beginning in the first quarter of 2003, Revlon has begun and intends to continue to make significant improvements to its retail wall displays by streamlining its product assortment and reconfiguring product placement, which Revlon believes will optimize cross-selling among its various product categories on the wall displays and make the displays easier to merchandise and stock. Revlon also intends to continue to roll out its new wall displays, which Revlon began in 2002. In addition, beginning in the first quarter of 2003, Revlon has begun and intends to continue to focus on enhancing the effectiveness of its merchandiser coverage to improve in-store stock levels and work with its retail customers to improve replenishment of its products on the wall displays and to minimize out-of-stocks at its retail customers.

     o Adopt revised pricing strategies. Revlon has been selectively adjusting prices on certain stock keeping units, or SKUs, to better align its pricing with product benefits and competitive benchmarks.

     o Further strengthen its new product development process. Revlon has developed and is implementing a new cross-functional product development process intended to optimize its ability to bring to market its new product offerings to ensure that it has products in key trend categories.

     o Implement a comprehensive program to develop and train its employees. Revlon is implementing a comprehensive program to further develop the management, leadership and communication skills of its employees, which it will regularly assess as part of its goal to become a top company where people choose to work.

     In December 2002, we announced that we would accelerate aspects of the implementation of the stabilization and growth phase of our plan. We recorded charges of approximately $104 million in 2002 and approximately $31 million during 2003. These charges primarily related to various aspects of the stabilization and growth phase of our plan, primarily stemming from sales returns and inventory writedowns from a selective reduction of SKUs, reduced distribution of the Ultima II brand, higher allowances stemming from selective price adjustments on certain products, professional expenses associated with the development of, and research in relation to, and execution of the stabilization and growth phase of our plan and writedowns associated with reconfiguring existing wall displays at its retail customers. These charges exclude brand support expenses and training and development costs.

  Phase 3 -- Continued Growth Momentum and Accelerated Growth

     Revlon intends to capitalize on the actions taken during the stabilization and growth phase of its plan, with the objective of increasing revenues and achieving profitability over the long term.

     Revlon currently anticipates that the continued growth momentum and accelerated growth stage of its plan will include various actions that represent refinements of and additions to the actions taken during the stabilization and growth phase of its plan, with the objective of improving Revlon's operating margins. Revlon currently anticipates that these initiatives will include, among other things, actions to: (i) further improve the new product development and implementation process; (ii) continue to increase the effectiveness and reduce the cost of Revlon's display walls; (iii) drive efficiencies across Revlon's overall supply chain, including reducing manufacturing costs by streamlining components and sourcing strategically; and
(iv) optimize the effectiveness of Revlon's marketing and promotions. This stage will also include strengthening our balance sheet.

     Finally, Revlon expects that it will continue the training and development of its organization to continue to improve the organization's capability to execute its strategies, while providing enhanced job satisfaction for its employees.


                        THE DEBT REDUCTION TRANSACTIONS

     In mid-December 2003, the Board of Directors of Revlon authorized management to begin exploring various alternatives to strengthen our balance sheet by reducing indebtedness and increasing equity. In order to assist management in its analysis of the potential transactions and any negotiations with relevant parties, we retained UBS Securities LLC ("UBS") as our exclusive financial advisor and capital markets advisor.

     The Exchange Offers and the Negotiated Transactions are a part of our restructuring. On February 12, 2004, we announced that our Board of Directors had approved agreements with Fidelity and MacAndrews & Forbes intended to dramatically strengthen our balance sheet. As a result of the agreements reached, we anticipate that approximately $780 million of our debt will be eliminated through the consummation of the Exchange Offers and the Negotiated Transactions and that our debt will be reduced by approximately $830 million by the end of 2004 and by approximately $930 million by the end of March 2006 (in each case, based on our estimates of the amounts that will be outstanding under the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $65 million line of credit, the MacAndrews & Forbes $125 million term loan and the MacAndrews Advance as of March 31, 2004, which amounts are expected to be $109.8 million, $55.0 million and $24.1 million, respectively).

     In connection with the Negotiated Transactions, MacAndrews & Forbes agreed to exchange, by tendering in the Exchange Offers, an aggregate of approximately $285.8 aggregate principal amount of Exchange Notes, and any and all Exchange Notes acquired by it on or prior to the Expiration Date, additional indebtedness of Products Corporation under the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $65 million line of credit, the MacAndrews & Forbes $125 million term loan and the MacAndrews Advance and preferred stock of Revlon for shares of Revlon Class A common stock. Fidelity agreed to exchange, by tendering in the Exchange Offers, an aggregate of approximately $155.1 million of Exchange Notes for shares of Revlon Class A common stock. The Exchange Offers offer to Noteholders the opportunity to exchange any and all of the outstanding 8 1/8% Senior Notes, 9% Senior Notes and 8 5/8% Senior Subordinated Notes on the same terms as agreed with Fidelity and MacAndrews & Forbes.

     To the extent that a minimum of $150.0 million aggregate principal amount of Exchange Notes, other than the Exchange Notes to be tendered by Fidelity and MacAndrews & Forbes pursuant to the Negotiated Transactions, are not tendered in the Exchange Offers, MacAndrews & Forbes has agreed to subscribe for additional shares of Revlon Class A common stock at a purchase price of $2.50 per share, to make up any such shortfall, with the proceeds of such investment to be contributed to Products Corporation to be used to repay its indebtedness. MacAndrews & Forbes has also agreed to subscribe for additional shares of Revlon Class A common stock in an aggregate subscription amount equal to the amount of cash required to be paid by us in exchange for Exchange Notes which are tendered for cash, excluding cash payable with respect to accrued and unpaid interest. If, as a result of these transactions, MacAndrews & Forbes makes an investment in Revlon Class A common stock for cash, our other shareholders of record as of the date prior to the expiration of the Exchange Offers will be provided with the opportunity to subscribe for Revlon Class A common stock at the same $2.50 subscription price.

     In addition to the Exchange Offers and the Negotiated Transactions that we expect will reduce indebtedness by an aggregate of approximately $780 million, we plan to conduct further rights and equity offerings in such amounts as to ensure that the total debt reduction will be approximately $830 million by the end of 2004 and approximately $930 million by the end of March 2006 (based on our estimates of the amounts that will be outstanding under the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $65 million line of credit, the MacAndrews & Forbes $125 million term loan and the MacAndrews Advance, as of March 31, 2004. The terms of the rights offering to be consummated prior to December 31, 2004 and any other equity offerings to be undertaken in connection with the debt reduction transactions discussed herein, including the subscription prices, will be determined by our Board of Directors at the appropriate times.

     As part of the Negotiated Transactions, included in the obligations to be exchanged for Revlon Class A common stock are any and all outstanding amounts owing to MacAndrews & Forbes (including principal and accrued interest), as of the closing date of the Exchange Offers, under:

     o the MacAndrews & Forbes $100 million term loan (which we currently expect will be approximately $110 million at March 31, 2004 (including accrued interest)),

     o the MacAndrews & Forbes $125 million term loan (which we currently expect will be approximately $55 million at March 31, 2004),

     o the MacAndrews & Forbes $65 million line of credit (which we currently expect will be nil at March 31, 2004), and

     o approximately $24.1 million under the MacAndrews Advance.

     Each $1,000 principal amount of indebtedness outstanding under the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $65 million line of credit and the MacAndrews & Forbes $125 million term loan will be exchanged for 400 shares of Revlon Class A common stock and each $1,000 principal amount of indebtedness outstanding under the MacAndrews Advance will be exchanged for 300 shares of Revlon Class A common stock. MacAndrews & Forbes, which beneficially owns 100% of the outstanding shares of Revlon Series A preferred stock, having an aggregate liquidation preference of $54.6 million, and 100% of the outstanding Revlon Series B convertible preferred stock, has also agreed to exchange its shares of Series A preferred stock for 160 shares of Revlon Class A common stock for each $1,000 of liquidation preference and to convert its shares of Revlon Series B convertible preferred stock into an aggregate of 433,333 shares of Revlon Class A common stock. The Exchange Offers, the Negotiated Transactions, the conversion of the various loans, lines of credit and advances from MacAndrews & Forbes, and the conversion or exchange, as the case may be, of the preferred stock, together with any additional rights offerings or equity offerings contemplated by the Investment Agreement (as described below) are referred to in this offering circular as the "Debt Reduction Transactions." For a description of the transactions agreed to with each of Fidelity and MacAndrews & Forbes and related transactions, see "The Debt Reduction Transactions."

     Following the date of consummation of the Exchange Offers and the Negotiated Transactions, amounts undrawn under both the MacAndrews & Forbes $65 million line of credit and the MacAndrews & Forbes $125 million term loan as of that date will continue to be available to Products Corporation in accordance with their terms, subject to the Borrowing Limitation (as defined below) in the Fidelity Support Agreement described below.

     As part of the Debt Reduction Transactions, Revlon, Inc. and Fidelity have also entered into a stockholders agreement that is described more fully in "The Debt Reduction Transactions--Stockholders Agreement."

     UBS is not soliciting tenders of the Exchange Notes, does not make any recommendation as to whether you should tender your Exchange Notes in the Exchange Offers, and takes no responsibility for the contents of this offering circular.

                              RECENT DEVELOPMENTS

     Products Corporation entered into an amendment of its credit agreement on January 28, 2004 (the "January 2004 Credit Agreement Amendment"). The January 2004 Credit Agreement Amendment included a waiver of compliance with the minimum cumulative EBITDA and maximum leverage ratio covenants under the credit agreement for the four fiscal quarters ending December 31, 2003, elimination of such covenants for the first three quarters of 2004, and a waiver of compliance with such covenants through January 31, 2005 for the four fiscal quarters ending December 31, 2004. The January 2004 Credit Agreement Amendment also permitted the MacAndrews & Forbes $125 million term loan described below, permitted the extension of the maturity of the MacAndrews & Forbes $65 million line of credit until June 30, 2005, permitted Products Corporation to borrow up to an additional $50 million in working capital loans from MacAndrews & Forbes, permitted Revlon to guarantee the Exchange Notes and extended the $20 million minimum liquidity covenant. The amendment also increased the interest rate on loans under the credit agreement by 0.25%, the incremental cost of which to us, assuming the credit facilities are fully drawn, would be $0.5 million from February 1, 2004 through the end of 2004.

     In January 2004, MacAndrews & Forbes agreed to provide, if necessary, from and after the fourth quarter of 2003 up to an additional $25 million in working capital support (the "$25 million MacAndrews & Forbes Loan"), as well as an additional working capital loan of up to $100 million for 2004 (the "2004 MacAndrews & Forbes Loan"). The $25 million MacAndrews & Forbes Loan and the 2004 MacAndrews & Forbes Loan have been consolidated into one $125 million term loan facility (the "MacAndrews & Forbes $125 million term loan") on terms that are substantially the same as the MacAndrews & Forbes $100 million term loan. The MacAndrews & Forbes $125 million term loan is an unsecured multiple-draw term loan facility with an interest rate of 12.0% and no interest payable until final maturity on December 1, 2005. Products Corporation's borrowing under the MacAndrews & Forbes $125 million term loan was subject to Products Corporation receiving the consent of a majority of the lenders under the credit agreement, which Products Corporation obtained in connection with the January 2004 Credit Agreement Amendment.

     In connection with the Debt Reduction Transactions, in February 2004 we sought and secured amendments to the credit agreement (the "February 2004 Credit Agreement Amendment") to permit various aspects of such transactions, including permitting (i) the prepayment of the MacAndrews & Forbes $100 million term loan and the MacAndrews & Forbes $125 million term loan as a result of the indebtedness thereunder outstanding at the consummation of the Exchange Offers being fully converted to equity in connection with the Exchange Offers; (ii) the reduction of the commitment of the MacAndrews & Forbes $65 million line of credit to its undrawn amount at the consummation of the Exchange Offers; (iii) an exclusion from our obligation to make capital contributions to Products Corporation using the proceeds from Revlon's equity offerings in connection with the Debt Reduction Transactions; (iv) any proceeds remaining after such transactions to be contributed to Products Corporation and used by Products Corporation to prepay or repurchase any of its outstanding indebtedness, provided that Products Corporation takes action to make such prepayment or repurchase within 30 days after receipt of such contribution and grants a first-priority security interest in the amount contributed pending its application to such prepayment or repurchase; (v) permitting us to enter into certain investment or subscription agreements in connection with the Debt Reduction Transactions, including the Support Agreements and any other investment or subscription agreements; and (vi) the aggregate term loan commitments under the credit agreement to be increased by $64.4 million (the "Additional Term Loans").

     The Additional Term Loans will be borrowed in a single borrowing upon the consummation of the Exchange Offers. They will bear interest at the same rate as the loans under the existing term loan facility under the credit agreement, equal to, at Products Corporation's option, either (A) the Alternate Base Rate plus 4.50%; or (B) the Eurodollar Rate plus 5.50%. The Additional Term Loans will mature on May 30, 2005 and require an amortization payment of $650,000 on November 30, 2004.

                                    * * * *

     Revlon's principal executive offices are located at 237 Park Avenue, New York, New York 10017 and our main telephone number is (212) 527-4000.


                                 RISK FACTORS

     See "Risk Factors" beginning on page 24 of this offering circular for a discussion of factors that should be considered by holders of Exchange Notes before tendering their Exchange Notes in the Exchange Offers.

                                 ORGANIZATION

     The following sets forth a summary organizational chart for Revlon prior to the consummation of the Exchange Offers and the Negotiated Transactions:


                              Mafco Holdings Inc.


                           -------------------------
                                       |     100%
                                       |
                           -------------------------

                              MacAndrews & Forbes
                                 Holdings Inc.*

                           -------------------------
                       ____|           |     100%
                      |                |
                      |    -------------------------
                      |
                      |         REV Holdings LLC
                      |
                      |    -------------------------
                      |____            |     83%**
                           |           |
                           -------------------------

                                  REVLON, INC.

                           -------------------------
                                       |     100%
                                       |
                           -------------------------

                                Revlon Consumer
                              Products Corporation

                           -------------------------

                           Operating Subsidiaries of
                                Revlon Consumer
                              Products Corporation

                           -------------------------

*     MacAndrews Holdings is wholly owned through Mafco Holdings Inc. by Ronald
      O. Perelman. MacAndrews Holdings directly owns 14,590,347 shares of Revlon Class A common stock.

** MacAndrews Holdings beneficially owns approximately 83% of the outstanding shares of Revlon's common stock. REV Holdings LLC ("REV Holdings") beneficially owns 11,650,000 shares of Revlon Class A common stock (representing approximately 31.0% of the outstanding shares of Revlon Class A common stock) and all of the outstanding 31,250,000 shares of Class B common stock of Revlon (which is entitled to ten votes per share), which together represent approximately 62% of the outstanding shares of Revlon's common stock. REV Holdings also beneficially owns all of the outstanding 546 shares of Revlon Series A preferred stock (which are not entitled to vote) and all of the outstanding 4,333 shares of Revlon Series B convertible preferred stock (each of which is entitled to approximately 100 votes and each of which is convertible into approximately 100 shares of Revlon Class A common stock). MacAndrews Holdings directly owns 14,590,347 outstanding shares of Revlon Class A common stock, which, together with the shares of common stock beneficially owned by REV Holdings, represent approximately 97% of the combined voting power of Revlon's outstanding shares of common and preferred stock.


     Following the consummation of the Exchange Offers and the Negotiated Transactions, regardless of the amount of Exchange Notes tendered and exchanged in the Exchange Offers for Stock Consideration, MacAndrews & Forbes will continue to have a majority of the combined voting power of Revlon's outstanding shares of common stock.

           SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

     The summary historical financial data of Revlon for each of the years in the five-year period ended December 31, 2003 has been derived from our audited consolidated financial statements. The pro forma Statement of Operations data for the year ended December 31, 2003 give pro forma effect to the consummation of the Exchange Offers and the Negotiated Transactions assuming such transactions occurred on January 1, 2003. The pro forma Balance Sheet data as of December 31, 2003 give pro forma effect to the consummation of the Exchange Offers and the Negotiated Transactions assuming such transactions occurred on December 31, 2003. The pro forma adjustments are based upon available information and certain assumptions that management of Revlon believes are reasonable. The pro forma financial data do not purport to represent the results of operations or the financial position of Revlon that actually would have occurred had the foregoing transactions been consummated on the aforesaid dates.

     The following unaudited pro forma condensed consolidated financial information is prepared on the following basis:

     o The "pro forma maximum" assumes that:

        o all of the $1.15 billion outstanding Exchange Notes (including interest thereon) are exchanged for Revlon Class A common stock; and

        o the Negotiated Transactions are consummated.

     o The "pro forma minimum" assumes that:

        o none of the Exchange Notes, other than those subject to the Negotiated Transactions, are tendered and exchanged pursuant to the Exchange Offers;

        o the Negotiated Transactions are consummated;

        o MacAndrews & Forbes, pursuant to its back-stop obligation, subscribes for additional shares of Revlon Class A common stock, at a purchase price of $2.50 per share, for an aggregate subscription price of $150 million;

        o the proceeds of which are used to reduce the indebtedness (other than revolving indebtedness unless there is a corresponding commitment reduction);

        o all accrued interest on indebtedness exchanged in the Negotiated Transactions is exchanged for cash, except for accrued interest on indebtedness exchanged by MacAndrews & Forbes, which is exchanged for shares of Revlon Class A common stock.

     You also should read "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements and related notes, and the report of our independent auditors included in the Annual Report on Form 10-K of Revlon for the year ended December 31, 2003, incorporated in this offering circular by reference.

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

                                                          YEAR ENDED DECEMBER 31,
                                                   -------------------------------------
                                                         2003(b)            2002(b)
                                                   ------------------ ------------------
                                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE
                                                                 AMOUNTS)
HISTORICAL STATEMENT OF OPERATIONS DATA(a):
 Net sales .......................................    $  1,299.3         $  1,119.4
 Gross profit ....................................         798.2              615.7
 Selling, general and administration
   expenses ......................................         770.9              717.0
 Restructuring costs and other, net ..............           6.0(c)            13.6(d)
                                                      ----------         ----------
 Operating income (loss) .........................          21.3             (114.9)
 Interest expense, net ...........................         170.2              155.5
 Amortization of debt issuance costs .............           8.9                7.7
 Foreign currency (gains) losses, net ............          (5.0)               1.4
 Loss (gain) on sale of product line, brands
   and facilities, net ...........................            --                1.0
 Loss on early extinguishment of debt ............            --                 --
 Miscellaneous, net ..............................           0.5                1.2
                                                      -----------        -----------
 Loss before income taxes ........................        (153.3)            (281.7)
 Provision for income taxes ......................           0.5                4.8
                                                      -----------        -----------
 Net loss ........................................    $   (153.8)        $   (286.5)
                                                      ===========        ===========
 Basic and diluted loss per common share .........    $    (2.47)        $    (5.36)
                                                      ===========        ===========
OTHER DATA:
 Net cash used for operating activities ..........    $   (166.4)        $   (112.3)
 Net cash (used for) provided by investing
   activities ....................................         (23.3)             (14.2)
 Net cash provided by (used for) financing
   activities ....................................         151.1              110.3
 Ratio of earnings to fixed charges(h) ...........            --                 --
 Capital expenditures ............................    $     28.6         $     16.0
 Purchase of permanent displays ..................          72.9               66.2
 Depreciation and amortization(i) ................         112.9              118.9

                                                                   YEAR ENDED DECEMBER 31,
                                                   --------------------------------------------------------
                                                          2001               2000               1999
                                                   ------------------ ------------------ ------------------
                                                       (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
HISTORICAL STATEMENT OF OPERATIONS DATA(A):
 Net sales .......................................    $  1,277.6            1,409.4            1,629.8
 Gross profit ....................................         733.4  (e)         835.1  (f)         903.5
 Selling, general and administration
   expenses ......................................         679.2  (e)         765.1            1,075.3  (g)
 Restructuring costs and other, net ..............          38.1  (e)          54.1  (f)          40.2  (g)
                                                      ----------            -------            -------
 Operating income (loss) .........................          16.1               15.9             (212.0)
 Interest expense, net ...........................         136.6              142.4              145.1
 Amortization of debt issuance costs .............           6.2                5.6                4.3
 Foreign currency (gains) losses, net ............           2.2                1.6               (0.5)
 Loss (gain) on sale of product line, brands
   and facilities, net ...........................          14.4              (10.8)               0.9
 Loss on early extinguishment of debt ............           3.6                 --                 --
 Miscellaneous, net ..............................           2.7               (1.8)                --
                                                      ----------            --------           --------
 Loss before income taxes ........................        (149.6)            (121.1)            (361.8)
 Provision for income taxes ......................           4.1                8.6                9.1
                                                      -----------        -----------        -----------
 Net loss ........................................    $   (153.7)        $   (129.7)        $   (370.9)
                                                      ===========        ===========        ===========
 Basic and diluted loss per common share .........    $    (2.87)        $    (2.43)        $    (6.95)
                                                      ===========        ===========        ===========
OTHER DATA:
 Net cash used for operating activities ..........    $    (86.5)        $    (84.0)        $    (81.8)
 Net cash (used for) provided by investing
   activities ....................................          87.2              322.1              (40.7)
 Net cash provided by (used for) financing
   activities ....................................          46.3             (203.7)             117.5
 Ratio of earnings to fixed charges(h) ...........            --                 --                 --
 Capital expenditures ............................    $     15.1         $     19.0         $     42.3
 Purchase of permanent displays ..................          44.0               51.4               66.5
 Depreciation and amortization(i) ................         115.1              126.9              126.1



                                                       YEAR ENDED DECEMBER 31, 2003
                                                                (UNAUDITED)
                                                      -------------------------------
                                                       PRO FORMA (j)    PRO FORMA(k)
                                                          MAXIMUM         MINIMUM
                                                      --------------- ---------------
                                                      (DOLLARS IN MILLIONS, EXCEPT PER
                                                                SHARE DATA)
PRO FORMA STATEMENT OF OPERATIONS DATA:
Operating income ....................................  $      21.3      $       21.3
Interest expense, net ...............................         65.9             114.2
Amortization of debt issuance costs .................          6.7               7.8
Net loss ............................................        (47.3)            (96.7)
Basic and diluted net loss per common share .........  $     (0.09)     $      (0.28)
Basic and diluted shares outstanding(o) .............  543,943,790       343,462,423
Ratio of earnings to fixed charges(l) ...............  $        --      $         --

                                      DECEMBER 31, 2003                                 DECEMBER 31,
                           --------------------------------------- -------------------------------------------------------
                                           PRO FORMA    PRO FORMA
                               ACTUAL     MAXIMUM(m)   MINIMUM(n)       2002          2001          2000          1999
                           ------------- ------------ ------------ ------------- ------------- ------------- -------------
                                                                (DOLLARS IN MILLIONS)
                                         (UNAUDITED)
BALANCE SHEET DATA(A)
 Total assets ............  $    892.2     $  885.1    $    888.6   $    933.7    $    997.6    $  1,101.8    $  1,558.9
 Total indebtedness ......     1,897.5        621.6       1,185.0      1,775.1       1,661.1       1,593.8       1,809.7
 Total stockholders'
   deficiency ............    (1,725.6)      (421.2)     (1,002.0)    (1,638.5)     (1,282.7)     (1,106.7)     (1,015.0)

----------
See accompanying notes to Summary Historical and Unaudited Pro Forma Financial Data.

(a) In March 2000 and May 2000, Products Corporation completed the disposition of its worldwide professional products line and its Plusbelle brand in Argentina, respectively. In July 2001, Products Corporation completed the disposition of its Colorama brand and facility in Brazil. Accordingly, the selected consolidated financial data include the results of operations of the professional products line, Plusbelle and Colorama brands through the dates of their respective dispositions.

(b) Includes expenses of approximately $104 million in 2002 (of which approximately $100 million was recorded in the fourth quarter of
           2002) and approximately $31 million in 2003 related to the acceleration of the implementation of the stabilization and growth phase of our plan.

(c) During 2003, we recorded charges of $5.9 million and $0.1 million principally for employee severance and other personnel benefits in certain international operations and the 2000 restructuring program referred to below in note (f), respectively.

(d) During 2002, we continued to implement the 2000 restructuring program referred to below in note (f), as well as other restructuring actions, and recorded charges of $13.6 million in 2002, respectively, principally for additional employee severance and other personnel benefits, primarily resulting from reductions in our worldwide sales force, relocation and other costs related to the consolidation of worldwide operations.

(e) During 2001, we recorded a charge of $38.1 million related to the 2000 restructuring program referred to below in note (f), principally for additional employee severance and other personnel benefits, relocation and other costs related to the consolidation of worldwide operations. Included in the $38.1 million charge for 2001 was an adjustment in the fourth quarter to previous estimates of approximately $6.6 million.

           In 2001, we recorded $38.2 million in cost of sales (which includes $6.1 million of increased depreciation) and $5.4 million to selling, general and administrative costs related to additional costs associated with the consolidation of Product Corporation's Phoenix and Canada facilities.

(f) In the first and second quarter of 2000, we recorded charges of $9.5 million and $5.1 million, respectively, relating to the 1999 restructuring program that began in the fourth quarter of 1999 referred to below in note (g). During the third quarter of 2000, we continued to re-evaluate our organizational structure. As part of this re-evaluation, we initiated a new restructuring program in line with our original restructuring plan developed in late 1998 designed to improve profitability by reducing personnel and consolidating manufacturing facilities. The 2000 restructuring program focused on closing our manufacturing operations in Phoenix, Arizona and Mississauga, Canada and to consolidate production into our plan in Oxford, North Carolina. The 2000 restructuring program also included the remaining obligation for excess leased real estate at our headquarters, consolidation costs associated with closing our facility in New Zealand, and the elimination of several domestic and international executive and operational positions, each of which were effected to reduce and streamline corporate overhead costs. In the third quarter of 2000, we recorded a charge of $13.7 million for program begun in the quarter as well as for the expanded scope of programs previously commenced. In the fourth quarter of 2000, we recorded a charge of $25.8 million related to the 2000 restructuring program, principally for additional employee severance and other personnel benefits and to consolidate worldwide operations.

           During the fourth quarter of 2000, we recorded $4.9 million to cost of sales related to additional costs associated with the consolidation of worldwide operations.

(g) In the first nine months of 1999, we continued to execute the 1998 restructuring program and we recorded an additional net charge of $20.5 million, principally for employee severance and other personnel benefits and obligations for excess leased real estate primarily in the United States. Also in 1999, we exited from a non-core business, resulting in a charge of $1.6 million.

           During the fourth quarter of 1999, we continued to restructure our organization and began a new program in line with our original restructuring plan developed in late 1999, principally for additional employee severance and other personnel benefits and to restructure certain operations outside the United States, including certain operations in Japan, resulting in a charge of $18.1 million.

           During the fourth quarter of 1999, we recorded a charge to selling, general and administrative expenses of $22.0 million related to executive separation costs related to this new program.

(h) Earnings used in computing the ratio of earnings to fixed charges consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense (including amortization of debt issuance costs, but not losses relating to the early extinguishment of debt) and 33% of rental expense (considered to be representative of the interest factors). Fixed charges exceeded earnings by $153.3 million in 2003, $281.7 million in 2002, $149.6 million in 2001, $121.1 million in 2000 and $361.8 million in 1999.

(i) Includes amortization relating to debt issuance costs and debt discount of $8.9 million and $3.1 million in 2003, $7.7 million and $2.6 million in 2002, $6.2 million and $0.4 million in 2001, $5.6 million and $0.1 million in 2000, $4.3 million and $0.1 million in 1999 respectively.

(j) The pro forma statement of operations data reflect (i) the elimination of interest expense of $105.9 million for the year ended December 31, 2003, (ii) elimination of amortization of debt issuance costs of $2.2 million for the year ended December 31, 2003 and (iii) an increase in interest expense of $1.6 million in connection with additional borrowings associated with estimated transaction fees and expenses related to the exchange offer expected to be paid to third parties. Such pro forma results do not include a non-recurring charge of $20.0 million for estimated transaction fees and expenses and the related gain or loss which will be the difference between the closing price of Revlon Class A common stock at the closing date of the transaction and the book value of the indebtedness exchanged.

(k) The pro forma statement of operations data reflect (i) the elimination of interest expense of $57.6 million for the year ended December 31, 2003 and (ii) the elimination of amortization of debt issuance costs of $1.1 million for the year ended December 31, 2003 and (iii) an increase in interest expense of $1.6 million in connection with additional borrowings associated with estimated transaction fees and expenses related to the exchange offer expected to be paid to third parties. Such pro forma results do not include a non-recurring charge of $20.0 million for fees and expenses and related gain or loss which will be the difference between the closing price of Revlon Class A common stock at the closing date of the transaction and the book value of the indebtedness exchanged.

(l) As adjusted to reflect the exchange offer in (j) and (k) above, as if such transaction occurred on January 1, 2003, fixed charges would have exceeded earnings before fixed charges by $46.8 and $96.2 million for the year ended December 31, 2003 for pro forma maximum and pro forma minimum, respectively.

(m) Reflects the consummation of the Exchange Offers and the Negotiated Transactions which results in a reduction of indebtedness and preferred stock of $1,295.9 million and $54.6 million, respectively and a reduction in accrued interest of $36 million resulting from the issuance of Revlon Class A common stock and a corresponding increase in Revlon Class A common stock. Additionally total stockholders' deficit reflects a gain of $171.1 million based on the difference between the closing price of Class A common stock at December 31, 2003 of $2.24 per share and the book value of the indebtedness exchanged. If the transactions had occurred on February 17, 2004 at the $3.25 closing price per share of our Class common stock, the loss would have been $140.6 million. In addition, this reflects the write off of debt issuance costs and debt discount of $7.4 million and the incurrence of estimated transaction fees and expenses of $20.0 million expected to be paid to third parties.

(n) Reflects the consummation of the Negotiated Transactions and the $150 million MacAndrews & Forbes back-stop, which results in a reduction of indebtedness and preferred stock of $736.9 million and $54.6 million, respectively, and a reduction in accrued interest of $10 million resulting from the issuance of Revlon Class A common stock. Additionally, total stockholders' deficit reflects a gain of $23.3 million based on the difference between the closing price of Revlon, Inc. Class A common stock at December 31, 2003 of $2.24 per share and the book value of the indebtedness exchanged. If the transactions had occurred on February 17, 2004 at the $3.25 closing price per share of our Class A common stock, the loss would have been $36.1 million. In addition, this reflects the write off of debt issuance costs and debt discount of $3.7 million and the incurrence of estimated transaction fees and expenses of $20.0 million expected to be paid to third parties.

(o) Reflects pro forma Class A common shares of 512,693,790 and 312,212,423, respectively, and Class B common shares of 31,250,000.

                                 RISK FACTORS

     You should carefully consider the following factors and all the information contained elsewhere in this offering circular and in the documents incorporated by reference herein before making your decision regarding whether to tender your Exchange Notes for exchange in the Exchange Offers.


                     RISKS RELATED TO THE EXCHANGE OFFERS

HOLDERS OF REVLON CLASS A COMMON STOCK, INCLUDING HOLDERS WHO RECEIVE REVLON CLASS A COMMON STOCK IN THE EXCHANGE OFFERS, MAY BE SUBJECT TO GREATER RISKS THAN THE RISKS TO WHICH HOLDERS OF THE EXCHANGE NOTES ARE CURRENTLY OR MAY IN THE FUTURE BE SUBJECT.

     If you tender your Exchange Notes in the Exchange Offers and receive shares of Revlon Class A common stock, you will hold equity of Revlon, rather than debt of Products Corporation, which will have important consequences to you. For example, the rights of tendering Noteholders that receive Class A common stock in the Exchange Offers will be junior to existing and future indebtedness of Revlon and structurally junior to existing and future indebtedness of Revlon's subsidiaries, including Products Corporation. Therefore, if a major restructuring of our debt and equity were to become necessary at some future time and Products Corporation were to become subject to bankruptcy protection, the holders of Exchange Notes that do not exchange the Exchange Notes in the Exchange Offers may receive value greater than the value, if any, received by holders of the Revlon Class A common stock that do exchange the Exchange Notes and receive such shares as consideration for the exchange. This result is required by law because any claims of holders of the Exchange Notes and holders of Products Corporation's other indebtedness will be given priority over the claims of equity security holders of Products Corporation. In turn, equity security holders of Revlon, including holders of Revlon Class A common stock, will be subject to the priority of holders of indebtedness of Revlon. As of December 31, 2003, Revlon had no outstanding indebtedness. Moreover, it is possible that the claims of holders of Exchange Notes would be converted into the right to receive equity of Products Corporation, in which case Products Corporation's sole stockholder, Revlon, could receive little value or nothing which would adversely affect the claims of holders of Revlon Class A common stock.

     Holders of Exchange Notes who tender in the Exchange Offers will lose all rights associated with the Exchange Notes. The indentures for the Exchange Notes obligate us to pay holders of Exchange Notes a certain amount of annual interest, which tendering holders of Exchange Notes, following the tender and exchange of their Exchange Notes, will no longer have the right to receive. In addition, the indentures governing the 8 1/8% Senior Notes and 9% Senior Notes also provide that the right of holders of those securities to receive payments in the event of a liquidation event is senior to the right of holders of our subordinated debt, including the 8 5/8% Senior Subordinated Notes.

IF THE EXCHANGE OFFERS ARE COMPLETED, EXCHANGE NOTES NOT TENDERED FOR EXCHANGE COULD BE SUBJECT TO FURTHER TRANSACTIONS WHICH MAY BE ON TERMS LESS FAVORABLE THAN THE EXCHANGE OFFERS.

     Holders of Exchange Notes that do not tender will not be entitled to receive the Revlon Class A common stock and/or other consideration delivered to tendering holders of Exchange Notes in the Exchange Offers. If a holder of Exchange Notes does not tender and the Exchange Offers are consummated, we may leave such unexchanged Exchange Notes outstanding. With respect to Exchange Notes not tendered in the Exchange Offers, we reserve the right, but are under no obligation, to purchase such Exchange Notes (whether pursuant to open market purchases, negotiated transactions or otherwise and whether for consideration similar to or different from that offered in the Exchange Offers), or to redeem such Exchange Notes in accordance with their terms, subject, however, to any restrictions under our existing indebtedness. If we determine that we are or will be unable to complete the Exchange Offers, we will consider all financial alternatives available to us at such time, which may include implementing an alternative debt reduction arrangement. Any of these transactions could be on terms less favorable to the holders of Exchange Notes than the Exchange Offers.

THE LIQUIDITY OF ANY TRADING MARKET THAT CURRENTLY EXISTS FOR THE EXCHANGE NOTES MAY BE ADVERSELY AFFECTED BY THE EXCHANGE OFFERS AND THE NEGOTIATED TRANSACTIONS AND HOLDERS OF EXCHANGE NOTES WHO FAIL TO TENDER IN THE EXCHANGE OFFERS MAY FIND IT MORE DIFFICULT TO SELL THEIR EXCHANGE NOTES.

     There is currently a limited trading market for the Exchange Notes. To the extent that Exchange Notes are tendered and accepted for exchange in the Exchange Offers, the trading market for the remaining Exchange Notes will be even more limited or may cease altogether. The extent of the markets for the Exchange Notes and the availability of price quotations will depend upon a number of factors, including the number of holders of notes remaining outstanding and the interest of securities firms in maintaining a market in the Exchange Notes. A debt security with a smaller outstanding aggregate principal amount or "float" may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the unexchanged Exchange Notes may be adversely affected. The reduced float may also make the trading prices of the Exchange Notes more volatile.

YOU MAY NOT BE ABLE TO SELL THE REVLON CLASS A COMMON STOCK WHEN YOU WANT TO AND, IF YOU DO, YOU MAY NOT BE ABLE TO RECEIVE THE PRICE THAT YOU WANT.

     Although Revlon Class A common stock has been actively traded on the NYSE, we do not know if an active trading market for the Revlon Class A common stock will continue or, if it does, at what prices the Revlon Class A common stock may trade. Although the Exchange Offers and the Negotiated Transactions will reduce our indebtedness, they will significantly increase the number of shares of Revlon Class A common stock outstanding, and could result in a decline in the market price of Revlon Class A common stock, particularly if you and other holders of Exchange Notes that receive shares of Revlon Class A common stock in the Exchange Offers seek to sell the Revlon Class A common stock you receive.

     As of December 31, 2003, there were 38,208,451 shares of Revlon Class A common stock issued and outstanding. In connection with the Debt Reduction Transactions, we will issue up to approximately 486 million shares of Revlon Class A common stock. The exact number will depend on a variety of factors described in this offering circular.

     Assuming (i) holders of Exchange Notes (including an aggregate of $440.8 million principal amount of Exchange Notes to be tendered by Fidelity and MacAndrews & Forbes pursuant to the Negotiated Transactions) tender 100% of the $1.15 billion aggregate principal amount of outstanding Exchange Notes for Stock Consideration (with interest on account of such shares to be paid in shares of Revlon Class A common stock), (ii) the exchange or conversion, as the case may be, of all of Revlon's preferred stock and (iii) the exchange of an aggregate of $189 million under the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $65 million line of credit, the MacAndrews & Forbes $125 million term loan and the MacAndrews Advance (based on the Company's estimate of amounts outstanding under such indebtedness as of March 31, 2004), the Exchange Offers and the Negotiated Transactions will result in the issuance of approximately 486 million shares of Revlon Class A common stock. Alternatively, assuming each of the foregoing, except that (i) no Exchange Notes are tendered other than the Exchange Notes to be tendered by Fidelity and MacAndrews & Forbes (with accrued interest on Exchange Notes tendered by Fidelity and MacAndrews & Forbes exchanged for cash and shares of Revlon Class A common stock, respectively) and (ii) the back-stop of the Exchange Offers by MacAndrews & Forbes of $150 million, the Exchange Offers and the Negotiated Transaction will result in the issuance of approximately 288 million shares of Revlon Class A common stock.

     Pursuant to existing registration rights agreements, MacAndrews & Forbes has the right to require Revlon to register all or part of the Class A common stock owned by it and shares of Revlon Class A common stock issuable upon conversion of the Class B common stock of Revlon. If MacAndrews & Forbes exercises these registration rights and the shares that it owns are registered and become freely tradable, the number of shares of Revlon Class A common stock that are available for sale will be substantially increased.

     No prediction can be made as to the effect, if any, that future sales of Revlon Class A common stock, or the availability of Revlon Class A common stock for future sales, will have on the market price of Revlon Class A common stock. Sales in the public market of substantial amounts of Revlon Class A common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for Revlon Class A common stock. Therefore, you may not be able to sell the Revlon Class A common stock when you want to and, if you do, you may not receive the price you want.

OUR DEBT REDUCTION EFFORTS MAY BE DILUTIVE TO YOUR SHARES OF REVLON CLASS A COMMON STOCK.

     In addition to the future potential rights offerings and other equity offerings contemplated by the Debt Reduction Transactions, we may in the future evaluate various additional transactions to simplify and restructure our capital structure, which may include, as part of our debt reduction efforts, additional issuances of equity securities in exchange for our indebtedness. The issuance of additional shares of Revlon Class A common stock may be dilutive to the holders of Revlon Class A common stock, including holders who receive shares of Revlon Class A common stock in the Exchange Offers.

     We cannot predict the extent to which this dilution and the possibility of additional issuances and sales of Revlon Class A common stock will negatively affect the trading price of Revlon Class A common stock or the liquidity of Revlon Class A common stock.

THE MARKET PRICE OF REVLON CLASS A COMMON STOCK COULD BE VOLATILE, INCREASING THE RISK OF LOSS TO HOLDERS OF REVLON CLASS A COMMON STOCK.

     The market price of Revlon Class A common stock could be subject to significant fluctuations in response to various factors and events, including the depth and liquidity of the trading market for the Revlon Class A common stock and variations in our operating results and the value of the Revlon Class A common stock you receive as consideration for your Exchange Notes may be lower than the current value of your Exchange Notes. The price of Revlon Class A common stock is highly linked to our financial condition. In recent years, the stock market in general has experienced broad price and volume fluctuations that have often been unrelated to the operating performance of the constituent companies. Broad market fluctuations may also adversely affect the market price of Revlon Class A common stock.


                         RISKS RELATED TO THE COMPANY

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR OPERATIONS AND FLEXIBILITY, OUR ABILITY TO SERVICE OUR DEBT AND YOUR INVESTMENT IN THE REVLON CLASS A COMMON STOCK.

     We have a substantial amount of outstanding indebtedness. As of December 31, 2003, our total indebtedness was approximately $1,897.5 million. Assuming that the only Exchange Notes tendered for exchange in the Exchange Offers are $285.8 million aggregate principal amount of Exchange Notes held by MacAndrews & Forbes as of February 11, 2004 and the approximately $155.1 million aggregate principal amount to be tendered by Fidelity pursuant to the Negotiated Transactions, after giving effect to the Exchange Offers and the Negotiated Transactions (including the $150 million back-stop by MacAndrews & Forbes), on a pro forma basis, we would have had, as of December 31, 2003, $1,160.6 million of outstanding indebtedness and we would expect to have approximately $1,168 million of outstanding indebtedness as of March 31, 2004. Alternatively, after giving effect to the Exchange Offers and the Negotiated Transactions, on a pro forma basis, assuming 100% of the $1.15 billion Exchange Notes we are offering to exchange are tendered for exchange pursuant to the Exchange Offers (excluding accrued interest), we would have had, as of December 31, 2003, $601.6 million of outstanding indebtedness and we would expect to have approximately $609 million of outstanding indebtedness as of March 31, 2004 (based upon our estimates of the amounts that will be outstanding under the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $65 million line of credit, the MacAndrews & Forbes $125 million term loan and the MacAndrews Advance as of March 31, 2004).

     We have substantial debt maturing in 2005 that will require refinancing, consisting of $310.0 million under the credit agreement (after giving effect to the February 2004 Credit Agreement

Amendment and assuming the maximum amount is borrowed) and $363.0 million of 12% Senior Secured Notes, as well as amounts borrowed under the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $125 million term loan and the MacAndrews & Forbes $65 million line of credit. We are subject to the risks normally associated with substantial indebtedness, including the risk that our operating revenues and the operating revenues of our subsidiaries will be insufficient to meet required payments of principal and interest, and the risk that we will be unable to refinance existing indebtedness when it becomes due or that the terms of any such refinancing will be less favorable than the current terms of such indebtedness. Our substantial indebtedness could also:

 o limit our ability to fund the costs and expenses of the continued implementation of, and refinement to, our plan, future working capital, capital expenditures, advertising or promotional expenses, new product development costs, purchases of wall displays, acquisitions, investments, restructuring programs and other general corporate requirements;

 o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow for the continued implementation of, and refinement to, our plan and other general corporate purposes;

 o place us at a competitive disadvantage compared to our competitors that have less debt;

 o limit our flexibility in responding to changes in our business and the industry in which we operate; and

 o make us more vulnerable in the event of adverse economic conditions or a downturn in our business.

     In addition, subject to certain limitations contained in our debt instruments, we may incur additional debt to finance working capital or capital expenditures, investments or acquisitions or for other purposes.

RESTRICTIONS AND COVENANTS IN OUR DEBT AGREEMENTS LIMIT OUR ABILITY TO TAKE CERTAIN ACTIONS AND IMPOSE CONSEQUENCES IN THE EVENT OF FAILURE TO COMPLY.

     The indentures and the debt agreements governing our outstanding indebtedness, including the credit agreement, and the agreements governing the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $65 million line of credit and the MacAndrews & Forbes $125 million term loan, contain a number of significant restrictions and covenants that limit our ability, among other things, to:

 o borrow money;

 o use assets as security in other borrowings or transactions;

 o pay dividends on stock or purchase stock;

 o sell assets;

 o enter into certain transactions with affiliates; and

 o make certain investments or acquisitions.

     In addition, the credit agreement further requires us to maintain certain financial ratios, meet certain financial tests and restricts our ability and the ability of our subsidiaries to make certain capital expenditures. These financial covenants affect our operating flexibility by, among other things, restricting our ability to incur expenses and indebtedness that could be used to fund the costs of implementing our plan and to grow our business, as well as to fund general corporate purposes. All of the capital stock of Products Corporation, substantially all of the non-real property assets of Products Corporation in the United States, Products Corporation's facilities located in Oxford, North Carolina and certain limited assets outside the United States are pledged as collateral for its obligations under the credit agreement and certain other obligations. In addition, a change of control of Products Corporation (as defined in the credit agreement) would be an event of default under the credit agreement and would give the holders of certain debt securities of Products Corporation the right to require the repurchase of their notes.

     Events beyond our control, such as prevailing economic conditions, changes in consumer preferences and changes in the competitive environment, could impair our operating performance, which could affect our ability to comply with the terms of our debt instruments. We cannot assure you that we will be able to comply with the provisions of our debt instruments, including the financial covenants in the credit agreement. Breaching any of these covenants or restrictions or the failure to comply with obligations after the lapse of any applicable grace periods could result in a default under the applicable debt instruments, including the credit agreement. If there were an event of default holders of such defaulted debt could cause all amounts borrowed under these instruments to be due and payable immediately. We cannot assure you that the assets or cash flow of Products Corporation or its subsidiaries would be sufficient to fully repay borrowings under the outstanding debt instruments, either upon maturity or if accelerated upon an event of default or, in the case of certain debt securities of Products Corporation, if we were required to repurchase these securities upon a change of control, that Products Corporation would be able to refinance or restructure the payments on such debt. Further, if we are unable to repay, refinance or restructure our indebtedness under the credit agreement, the lenders could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments. See "--Our substantial indebtedness could adversely affect our operations and flexibility, our ability to service our debt and your investment in the Revlon Class A common stock."

OUR ABILITY TO SERVICE OUR DEBT AND MEET OUR CASH REQUIREMENTS DEPENDS ON MANY FACTORS, INCLUDING ACHIEVING ANTICIPATED LEVELS OF REVENUE GROWTH AND EXPENSES. IF SUCH LEVELS PROVE TO BE OTHER THAN AS ANTICIPATED, WE MAY BE UNABLE TO MEET OUR CASH REQUIREMENTS OR MEET THE REQUIREMENTS OF FINANCIAL COVENANTS UNDER THE CREDIT AGREEMENT, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     We currently expect that operating revenues, cash on hand, and funds available for borrowing under the MacAndrews & Forbes $65 million line of credit, the MacAndrews & Forbes $125 million term loan (the undrawn amounts of which will continue to be available to Products Corporation in accordance with their terms after the closing of the Exchange Offers and the Negotiated Transactions, subject, however, to the Borrowing Limitation under the Fidelity Support Agreement (as described below)), the credit agreement and other permitted lines of credit will be sufficient to enable us to cover our operating expenses for 2004, including cash requirements in connection with our operations, the continued implementation of, and refinement to, our plan, expenses in connection with the Debt Reduction Transactions and our debt service requirements for 2004.

     The MacAndrews & Forbes $65 million line of credit and the MacAndrews & Forbes $125 million term loan are intended to continue to help fund the continued implementation of, and refinement to, our plan and to decrease the risk that would otherwise exist if we were to fail to meet our debt and ongoing obligations as they become due in 2005. If our anticipated level of revenue growth is not achieved, however, because of, for example, decreased consumer spending in response to weak economic conditions or weakness in the cosmetics category, increased competition from our competitors or because our marketing plans are not as successful as anticipated, or if our expenses associated with continued implementation of, and refinement to, our plan exceed the anticipated level of expenses, our current sources of funds may be insufficient to meet our cash requirements. In addition, in the event of a decrease in demand for our products or reduced sales or lack of increases in demand and sales as a result of the continued implementation of, and refinement to, our plan, such development, if significant, could reduce our operating revenues and could adversely affect our ability to achieve certain financial covenants under the credit agreement. If such funds are insufficient to cover our expenses after giving effect to the interest expense and debt service reductions as a result of the Exchange Offers, the Negotiated Transactions and the other Debt Reduction Transactions, we could be required to adopt one or more alternatives listed below. For example, we could be required to:

 o delay the implementation of or revise certain aspects of our plan;

 o reduce or delay purchases of wall displays or advertising and promotional expenses;

 o reduce or delay capital spending;

 o restructure our indebtedness;

 o seek to sell assets or operations;

 o reduce, revise or delay our restructuring plans;

 o seek additional capital contributions or loans from MacAndrews & Forbes, our other affiliates and/or third parties;

 o seek to cause Revlon to sell additional Revlon securities; and/or

 o reduce other discretionary spending.

     If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition and results of operations, including our ability to grow our business. In addition, there can be no assurance that we would be able to take any of these actions, because of a variety of commercial or market factors or constraints in our debt instruments, market conditions being unfavorable for an equity or debt offering, or that the transactions may not be permitted under the terms of the various debt instruments then in effect because of restrictions on the incurrence of debt, incurrence of liens, asset dispositions and related party transactions. In addition, such actions, if taken, may not enable us to satisfy our cash requirements if the actions do not generate a sufficient amount of additional capital.

WE HAD TO OBTAIN AMENDMENTS TO, AND WAIVERS UNDER, THE CREDIT AGREEMENT IN 2003 AND 2004. WE EXPECT THAT WE WILL NEED TO SEEK FURTHER AMENDMENTS TO, OR WAIVERS OF, CERTAIN COVENANTS UNDER THE CREDIT AGREEMENT, OR REFINANCE THE CREDIT AGREEMENT, IN 2005. IF WE FAIL TO OBTAIN THESE AMENDMENTS OR WAIVERS OR REFINANCE THE CREDIT AGREEMENT, IT COULD RESULT IN THE ACCELERATION OF THE CREDIT AGREEMENT AND AN EVENT OF DEFAULT UNDER THE INDENTURES GOVERNING OUR OTHER DEBT, WHICH COULD ULTIMATELY RESULT IN THE VALUE OF REVLON CLASS A COMMON STOCK BEING SUBSTANTIALLY DIMINISHED OR ELIMINATED.

     On January 28, 2004, Products Corporation obtained the January 2004 Credit Agreement Amendment that included waivers of compliance with the EBITDA and leverage ratio covenants under the credit agreement for the four quarters ended December 31, 2003, an amendment to eliminate the EBITDA and leverage ratio covenants for the first three quarters of 2004 and a waiver of compliance with the EBITDA and leverage ratio covenants for the four quarters ending December 31, 2004 expiring on January 31, 2005. In addition, the January 2004 Credit Agreement Amendment also included, among other things, the extension of a minimum liquidity covenant requiring us to maintain a minimum of $20 million of liquidity from specified sources at all times through May 30, 2005. Products Corporation's EBITDA, as defined in the credit agreement, was approximately $144.4 million for the four quarters ended December 31, 2003, which was less than the minimum of $230 million required under the EBITDA covenant, and our leverage ratio was 1.66:1.00, which was in excess of the maximum ratio of 1.10:1.00 permitted under the credit agreement for that period. As a result, Products Corporation would not have been in compliance with the EBITDA and leverage ratio covenants, had they been in effect at that time. We do not expect that our operating results, including after giving effect to various actions under our plan, will allow Products Corporation to satisfy the minimum EBITDA and leverage ratio covenants for the four consecutive fiscal quarters ending December 31, 2004. The minimum EBITDA required to be maintained by us under the January 2004 Credit Agreement Amendment is $250 million for each of the four consecutive fiscal quarters ending on December 31, 2004 or thereafter (which limit was waived through January 31, 2005 for the four fiscal quarters ending December 31, 2004). The leverage ratio covenant under the January 2004 Credit Agreement Amendment will permit a maximum ratio of no more than 1.10:1.00 for any four consecutive fiscal quarters ending on or after December 31, 2004 (which limit was eliminated for the four quarters ending March 31, June 30 and September 30, 2004 and waived through January 31, 2005 for the four fiscal quarters ending December 31, 2004). This means that we expect that we will need to seek a further amendment to the credit agreement or waiver of such financial covenants or take one or more further actions referred to below before January 31, 2005.

     While we have secured the January 2004 Credit Agreement Amendment that waives through January 31, 2005 the financial covenants for the four fiscal quarters ending on December 31, 2004, there is no guarantee that bank lenders will consent to future amendment or waiver requests and if they do, we cannot assure you that they will or that they will do so on terms which are favorable to us. If we are unable to obtain future amendments or waivers we could be required to take one or more of the following actions:

 o refinance the existing credit agreement;

 o sell assets or operations and repay the credit agreement;

 o seek additional capital contribution and/or loans from MacAndrews & Forbes, our other affiliates and/or third parties and repay the credit agreement; and/or

 o seek to have Revlon sell additional equity or debt securities and repay the credit agreement.

     In the event that we were unable to obtain such a waiver or amendment and we were not able to refinance or repay the credit agreement, Products Corporation's inability to meet the financial covenants for the four consecutive fiscal quarters ending December 31, 2004 would constitute an event of default under the credit agreement, which would permit the bank lenders to accelerate the credit agreement, which in turn would constitute an event of default under the indentures governing our debt, including the indentures governing the Exchange Notes, if the amount accelerated exceeds $25.0 million and such default remains uncured within 10 days of notice from the trustee under the applicable indenture. Further, the lenders under the credit agreement could proceed against the collateral securing that indebtedness. If these lenders were to foreclose upon this collateral, which includes the capital stock of Products Corporation, the value of Revlon Class A common stock would be substantially diminished or eliminated.

WE DEPEND ON OUR OXFORD, NORTH CAROLINA FACILITY FOR PRODUCTION OF A SUBSTANTIAL PORTION OF OUR PRODUCTS AND DISRUPTIONS TO THIS FACILITY COULD AFFECT OUR SALES IN THE U.S. AND, TO A LESSER EXTENT, IN LATIN AMERICA, EUROPE AND THE FAR EAST.

     Following our rationalization and consolidation of our global manufacturing, a substantial portion of our products are produced at our Oxford, North Carolina facility. Additionally, one of our initiatives for 2004 includes rationalizing our supply chain in Europe, which could include moving certain production for the European markets to our Oxford, North Carolina facility. Significant unscheduled downtime at this facility due to equipment breakdowns, power failures, natural disasters or any other cause could adversely affect our ability to provide products to our customers, which may affect our sales in the U.S. and, to a lesser extent, in Latin America, Europe and the Far East. Although we maintain insurance, including business interruption insurance, that we consider to be adequate under the circumstances, there can be no assurance that we will not incur losses beyond the limits or outside the coverage of our insurance.

WE DEPEND ON A SUPPLY AGREEMENT WITH A MAESTEG, WALES FACILITY FOR PRODUCTION OF OUR PRODUCTS FOR THE EUROPEAN MARKET AND LOSS OF THE AGREEMENT, OR DISRUPTION TO THE FACILITY, COULD ADVERSELY AFFECT SALES IN EUROPE.

     In July 2001, we sold our principal European manufacturing facility in Maesteg, Wales and entered into a long-term supply contract with the purchaser under which the purchaser produced substantially all Revlon color cosmetics and other products for the European market. In October 2002, after experiencing production difficulties with this supplier, we and the supplier terminated the long-term supply agreement and entered into a new more flexible agreement. This new agreement has significantly reduced volume commitments and, among other things, we loaned such supplier approximately $2.0 million and the supplier can earn performance-based payments of approximately $6.3 million over a four-year period contingent on the supplier achieving specific production service level objectives. During 2002, we paid approximately $1.6 million and in 2003 accrued approximately an additional $1.8 million for such performance based payments. Under the new arrangement, we also source certain products from our Oxford facility and other suppliers. Under the new arrangement, we believe that the production difficulties at the Maesteg facility were resolved during 2003. However, if the supplier is unable to fulfill its obligations under this new supply contract because of manufacturing difficulties or disruption at the Maesteg, Wales facility or for any other reason, or if we encounter difficulties in transferring certain product lines out of the Maesteg, Wales facility to our other plants or other third party suppliers, this could adversely affect our sales in the European market, which could have an adverse effect on our overall results of operations and financial condition. One of our initiatives for 2004 includes rationalizing our supply chain in Europe, which could involve a change of this manufacturing arrangement, including use of other suppliers and/or moving production of certain products to our Oxford, North Carolina facility.

WE DEPEND ON A LIMITED NUMBER OF CUSTOMERS FOR A LARGE PORTION OF OUR NET SALES AND THE LOSS OF ONE OR MORE OF THESE CUSTOMERS COULD REDUCE OUR NET SALES.

     For 2001, 2002 and 2003 Wal-Mart, Inc. and its affiliates accounted for approximately 19.7%, 22.5% and 20.6%, respectively, of our net worldwide sales. We expect that for 2004 and future periods, Wal-Mart and a small number of other customers will, in the aggregate, continue to account for a large portion of our net sales. The loss of Wal-Mart or one or more of our other customers that may account for a significant portion of our net sales, or any significant decrease in sales to these customers or any significant decrease in our retail display space in any of these customers' stores, could reduce our net sales and therefore could have a material adverse effect on our business, financial condition and results of operations.

     In January 2002, Kmart Corporation filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code and in May 2003 emerged from bankruptcy. Throughout 2002 and continuing into 2003, Kmart continued to close underperforming stores. Kmart accounted for less than 3% of our net worldwide sales in 2003. Although we plan to continue doing business with Kmart for the foreseeable future and, based upon the information currently available, believes that Kmart's bankruptcy proceedings, store closings and emergence from bankruptcy will not have any material adverse effect on our business, financial condition or results of operations, there can be no assurances that further deterioration, if any, in Kmart's financial condition will not have such an effect on us.


WE HAVE A LIMITED OPERATING HISTORY UNDER OUR BUSINESS PLAN, AND WE CANNOT ASSURE YOU THAT IT WILL BE SUCCESSFUL OR ENABLE US TO ACHIEVE OR MAINTAIN PROFITABLE OPERATIONS.

     We have recently implemented material changes in our plan intended to improve operating results, and are in the process of refining and implementing our plan. We expect to experience increases in sales as a result of implementing our plan and improvements in our operating margins as we move into the continued growth momentum and accelerated growth phase of our plan and implement various actions. If we fail to successfully execute our plan, we may not achieve expected increases in sales or improvements in operating margins, which could adversely affect our liquidity. Additionally, it is possible that the changes may have unanticipated consequences that could be adverse to our business. The stabilization and growth phase of the plan involves a number of significant changes, including:

 o increasing our advertising and media spending and effectiveness;

 o increasing the marketing effectiveness of our wall displays to optimize cross-selling and make the wall displays easier to merchandise, and continuing to roll out our new wall displays which began in the first quarter of 2003;

 o streamlining our product assortment and reconfiguring product placement on our wall displays;

 o selectively adjusting prices on certain products;

 o enhancing merchandiser coverage and working with our retail customers to improve in-store stock levels;

 o further strengthening our new product development process; and

 o implementing a comprehensive program to develop and train our employees.

     Each of these components of the stabilization and growth phase of the plan carries significant risks, as well as the possibility of unexpected consequences. Potential risks include:

 o increased advertising and media expenses and our attempts to make such advertising and media more effective may fail to achieve their intended effects;

 o changes to our wall displays may fail to achieve their intended effects;

 o we may experience returns exceeding expectations as a result of streamlining product assortments;

 o we may incur costs exceeding expectations as a result of the roll out of new wall displays or the new wall displays may fail to achieve their intended effects;

 o selective price adjustments may fail to achieve their intended effect;

 o we will incur increased costs arising from the stabilization and growth phase of the plan to enhance in-store merchandiser coverage, and the enhanced merchandiser coverage may not achieve its intended effect;

 o our strengthened new product development process may not be as successful as contemplated, and/or consumers may not accept our new product offerings to the degree envisioned;

 o competitors could increase their spending on advertising and media and increase their new product development spending or take other steps in response to the stabilization and growth phase of the plan, which could impact the effectiveness of the stabilization and growth phase of the plan and our ability to achieve our objective of increased revenues and profitability over the long term; and

 o we may experience difficulties or delays in implementing a comprehensive program to develop and train employees.

     In addition, we currently anticipate that the continued growth momentum and accelerated growth stage of our plan will include various actions that represent refinements of and additions to the actions taken during the stabilization and growth phase of our plan intended to improve our operating margins. We currently anticipate that these initiatives will include, among other things, actions to:

 o further improve the new product development and implementation process;

 o continue to increase the effectiveness and reduce the costs of our display walls;

 o drive efficiencies across our overall supply chain, including reducing manufacturing costs by streamlining components and sourcing strategically; and

 o optimizing the effectiveness of our marketing promotions.

     Each of these components of the continued growth momentum and accelerated growth phase of the plan carries significant risks, as well as the possibility of unexpected consequences, including without limitation that costs could exceed our expectations or we could fail to achieve our objective of improving operating margins.

COMPETITION IN THE CONSUMER PRODUCTS BUSINESS COULD MATERIALLY ADVERSELY AFFECT THE NET SALES AND OUR MARKET SHARE.

     The consumer products business is highly competitive. We compete on the basis of numerous factors. Brand recognition, product quality, performance and price, product availability at the retail stores, and the extent to which consumers are educated on product benefits have a marked influence on consumers' choices among competing products and brands. Advertising, promotion, merchandising and packaging, and the timing of new product introductions and line extensions also have a significant impact on buying decisions, and the structure and quality of the sales force, as well as consumer consumption of our products, affect in-store position, retail display space and inventory levels in retail outlets. An increase in the amount of competition that we face could have a material adverse effect on our market share. We experienced declines in our market share in the U.S. mass-market in color cosmetics from the end of the first half of 1998 through the first half of 2002, including a decline in our color cosmetics market share from 32.0% in the second quarter of 1998 to 22.3% in the second quarter of 2002. There can be no assurance that declines in market share will not occur in the future. In addition, we compete in selected product categories against a number of multinational manufacturers, some of which are larger and have substantially greater resources than we do, and which may therefore have the ability to spend more aggressively on advertising and marketing and more flexibility to respond to changing business and economic conditions than us. In addition to products sold in the mass-market and demonstrator-assisted channels, our products also compete with similar products sold door-to-door or through mail-order or telemarketing by representatives of direct sales companies.

OUR FOREIGN OPERATIONS ARE SUBJECT TO A VARIETY OF SOCIAL, POLITICAL AND ECONOMIC RISKS AND MAY BE AFFECTED BY FOREIGN CURRENCY FLUCTUATION, WHICH COULD ADVERSELY AFFECT THE RESULTS OF OUR OPERATIONS AND THE VALUE OF OUR FOREIGN ASSETS.

     As of December 31, 2003, we had operations based in 16 foreign countries. We are exposed to the risk of changes in social, political and economic conditions inherent in operating in foreign countries, including those in Asia, Eastern Europe and Latin America. Such changes include changes in the laws and policies that govern foreign investment in countries where we have operations, as well as, to a lesser extent, changes in U.S. laws and regulations relating to foreign trade and investment. In addition, fluctuations in foreign currency exchange rates may affect the results of our operations and the value of our foreign assets, which in turn may adversely affect reported earnings and, accordingly, the comparability of period-to-period results of operations. For the years ended December 31, 2002 and 2003, our operations in Latin America contributed 8.4% and 7.1%, respectively, of our total net sales, and have been adversely affected by political and economic conditions and foreign currency devaluations. Changes in currency exchange rates may affect the relative prices at which we and foreign competitors sell products in the same market. Our net sales outside of the U.S. and Canada for the years ended December 31, 2001, 2002 and 2003 were 31.9%, 32.1% and 31.5%, respectively, of our total net sales. In addition, changes in the value of relevant currencies may affect the cost of certain items required in our operations. We enter into forward foreign exchange contracts to hedge certain cash flows denominated in foreign currency. At December 31, 2003, the notional amount of our foreign currency forward exchange contracts was $10.8 million. We can offer no assurances as to the future effect of changes in social, political and economic conditions on our business, results of operations and financial condition.

TERRORIST ATTACKS, SUCH AS THE ATTACKS THAT OCCURRED IN NEW YORK AND WASHINGTON, D.C. ON SEPTEMBER 11, 2001, AND OTHER ATTACKS, ACTS OF WAR OR MILITARY ACTIONS, SUCH AS MILITARY ACTIONS IN IRAQ, MAY ADVERSELY AFFECT THE MARKETS IN WHICH WE OPERATE, OUR OPERATIONS AND PROFITABILITY.

     On September 11, 2001, the U.S. was the target of terrorist attacks of unprecedented scope. These attacks contributed to major instability in the U.S. and other financial markets and reduced consumer confidence. These terrorist attacks, the military response and future developments, or other military actions, such as the military actions in Iraq, may adversely affect prevailing economic conditions, resulting in reduced consumer spending and reduced demand for our products. These developments subject our worldwide operations to increased risks and, depending on their magnitude, could reduce net sales and therefore could have a material adverse effect on our business, results of operations and financial condition.

ATTEMPTING TO ACCOMPLISH ALL OF THE ELEMENTS OF OUR BUSINESS PLAN
SIMULTANEOUSLY MAY PROVE TO BE BURDENSOME AND MAY CAUSE DISRUPTION OR DIFFICULTIES IN OUR BUSINESS.

     We recently implemented the stabilization and growth phase of our plan, which includes increasing advertising and media spending and effectiveness, increasing the marketing effectiveness of wall displays, including by streamlining the number of SKUs, selectively adjusting prices on certain products, optimizing product availability to consumers and further strengthening our new product development process. We also currently anticipate that the continued growth momentum and accelerated growth phase of our plan will include various actions that represent refinements of and additions to the actions taken during the stabilization and growth phase of the plan. Attempting to accomplish all of these elements simultaneously may prove to be a financial and operational burden on us. If we are unable to successfully accomplish all of the elements of our plan simultaneously, it could delay or impede achieving our objectives of increasing revenues and improving our operating margins and could therefore have a material adverse effect on our business, results of operations and financial condition.

REVLON IS A HOLDING COMPANY WITH NO BUSINESS OPERATIONS OF ITS OWN AND IS DEPENDENT ON ITS SUBSIDIARIES TO PAY CERTAIN EXPENSES AND DIVIDENDS.

     Revlon is a holding company with no business operations of its own. Revlon's only material asset is all of the outstanding capital stock of Products Corporation, through which it conducts its business operations. As such, Revlon's net (loss) income has historically consisted predominantly of its equity in the net (loss) income of Products Corporation, which for 2001, 2002 and 2003 was approximately $(152.2) million, $(281.8) million and $(154.0) million, respectively, which excluded approximately $1.5 million, $4.7 million and $0.2 million, respectively, in expenses primarily related to being a public holding company. Revlon is dependent on the earnings and cash flow of, and dividends and distributions from, Products Corporation to pay its expenses incidental to being a public holding company. Revlon cannot assure you that Products Corporation will generate sufficient cash flow to pay dividends or distribute funds to it because, for example, Products Corporation may not generate sufficient cash or net income because of decreases in its revenues or increases in its expenses; state laws may restrict or prohibit the issuance of dividends or making of distributions unless Products Corporation has sufficient surplus or net profits, which Products Corporation may not have; or contractual restrictions, including negative covenants contained in its various debt instruments, may prohibit or limit such dividends or distributions.

     The terms of the credit agreement, the 8 1/8% Senior Notes, the 9% Senior Notes, the 8 5/8% Senior Subordinated Notes, the 12% Senior Secured Notes, the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $65 million line of credit and the MacAndrews & Forbes $125 million term loan generally restrict Products Corporation from paying dividends or making distributions, except that Products Corporation is permitted to pay dividends and make distributions to Revlon, among other things, to enable Revlon to pay expenses incidental to being a public holding company, including, among other things, professional fees such as legal and accounting fees, regulatory fees such as SEC filing fees, fees associated with the Exchange Offers and other miscellaneous expenses related to being a public holding company and, subject to certain limitations, to pay dividends or make distributions in certain circumstances to finance the purchase by Revlon of its Class A common stock in connection with the delivery of such Class A common stock to grantees under the Revlon, Inc. Fourth Amended and Restated 1996 Stock Plan.

SHARES OF REVLON CLASS A COMMON STOCK AND THE CAPITAL STOCK OF PRODUCTS CORPORATION ARE PLEDGED TO SECURE VARIOUS OF OUR AND OUR AFFILIATES' OBLIGATIONS AND FORECLOSURE UPON THESE SHARES COULD RESULT IN THE ACCELERATION OF DEBT UNDER THE CREDIT AGREEMENT AND COULD HAVE OTHER CONSEQUENCES.

     The capital stock of Products Corporation held by Revlon is pledged to secure Revlon's guarantee under the credit agreement and the 12% Senior Secured Notes. A foreclosure upon any shares of our or Products Corporation's common stock could constitute a change of control under the indenture governing the 12% Senior Secured Notes and the indentures governing Products Corporation's other outstanding indebtedness. A change of control constitutes an event of default under the credit agreement, which would permit the lenders to accelerate the credit agreement. In addition, holders of the 12% Senior Secured Notes may require Products Corporation to repurchase its notes under those circumstances. Products Corporation may not have sufficient funds at the time of the change of control to repay in full the borrowings under the credit agreement or to repurchase the 12% Senior Secured Notes.

     As of December 31, 2003, 4,186,104 shares of Revlon Class A common stock owned by REV Holdings were pledged by REV Holdings (the "Pledged Shares") to secure $80.5 million principal amount of REV Holdings' 12% Senior Secured Notes due 2004 (the "REV 2004 Notes"). As of February 1, 2004 and following the completion of an offering by REV Holdings to exchange the REV 2004 Notes for REV Holdings' 13% Senior Secured Notes due 2007 (the "REV 2007 Notes"), there were 1,928,992 Pledged Shares pledged by REV Holdings to secure $18.55 million principal amount of the REV 2007 Notes. From time to time, additional shares of Revlon Class A common stock or shares of intermediate holding companies between Revlon and Mafco Holdings may be pledged to secure obligations of Mafco Holdings or its affiliates. A default under REV Holdings' obligations which are secured by the shares pledged by REV Holdings could cause a foreclosure with respect to such shares of Revlon Class A common stock pledged by REV Holdings.

MACANDREWS & FORBES HAS THE POWER TO DIRECT AND CONTROL OUR BUSINESS AND DELAWARE LAW PROVISIONS AND CONTROL BY MACANDREWS & FORBES COULD MAKE A THIRD-PARTY ACQUISITION OF OUR COMPANY DIFFICULT.

     MacAndrews & Forbes currently directly and indirectly owns approximately 83% of outstanding Revlon Class A and Class B common stock and controls approximately 97% of the combined voting power of Revlon common stock. MacAndrews & Forbes currently has the ability to elect all of the members of our board of directors, and to direct and control our policies and those of our subsidiaries, including mergers, sales of assets and similar transactions. Following the consummation of the Exchange Offers and the Negotiated Transactions, regardless of the amount of Exchange Notes tendered and exchanged in the Exchange Offers for Stock Consideration, MacAndrews & Forbes will continue to have a majority of the combined voting power of Revlon's outstanding shares of common stock. Control by MacAndrews & Forbes may discourage certain types of transactions involving an actual or potential change of control of Revlon, including transactions in which the holders of Revlon common stock might receive a premium for their shares over prevailing market prices.

     We are a Delaware corporation. The Delaware General Corporation Law contains provisions that could make it more difficult for a third party to acquire control of our company.

THIS OFFERING CIRCULAR CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES.

     This offering circular contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those discussed in such forward-looking statements. Such statements include, without limitation, our expectations and estimates (whether qualitative or quantitative) as to:

 o our plans to update our retail presence and improve the marketing effectiveness of our retail wall displays by installing newly-reconfigured wall displays and reconfiguring existing wall displays at our retail customers (and our estimates of the costs of such wall displays, the effects of such plans on the accelerated amortization of existing wall displays and the estimated amount of such amortization);

 o our plans to increase our advertising and media spending and improve the effectiveness of our advertising;

 o our plans to introduce new products and further strengthen our new product development process;

 o our plans to streamline our product assortment and reconfigure product placement on our wall displays and selectively adjust prices on certain of our products;

 o our plans to implement comprehensive programs to develop and train our employees;

 o our future financial performance, including our belief that our plan is proving effective and that it has strengthened our organizational capability (and our expectation to do so in 2004) and that it has strengthened our relationship with key retailers in the U.S.;

 o the effect on sales of political and/or economic conditions, political uncertainties, military actions, adverse currency fluctuations, competitive activities and category weakness;

 o the charges and the cash costs resulting from implementing and refining our plan and the timing of such costs, as well as our expectations as to improved revenues and achieving profitability over the long term as a result of such phase our plan and our plans to continue to fund brand support;

 o our plans regarding the continued growth momentum and accelerated growth phase of our plan, with the objective of improving our operating profit margins;

 o our plans to further improve the new product development and implementation process;

 o our plans to continue to increase the effectiveness and reduce the cost of our display walls;

 o our plans to drive efficiencies across our overall supply chain, including reducing manufactory costs by streamlining components and sourcing strategically;

 o our plans to optimize the effectiveness of our marketing and promotions and merchandiser coverage;

 o restructuring activities, restructuring costs, the timing of restructuring payments and annual savings and other benefits from such activities;

 o operating revenues, cash on hand, and availability of borrowings under the MacAndrews & Forbes $65 million line of credit, the MacAndrews & Forbes $125 million term loan, the credit agreement and other permitted lines of credit being sufficient to satisfy our cash requirements in 2004, and the availability of funds from the MacAndrews & Forbes $65 million line of credit and MacAndrews & Forbes $125 million term loan, restructuring indebtedness, selling assets or operations, capital contributions and/or loans from MacAndrews & Forbes, our other affiliates and/or third parties and/or the sale of additional equity or debt securities of Revlon;

 o our uses of funds, including amounts required by us for the payment of operating expenses, including expenses in connection with the continued implementation of, and refinement to, our plan, such as the purchase and reconfiguration of wall displays and increases in advertising and media, capital expenditure requirements, including charges and costs in connection with the ERP system, payments in connection with our restructuring programs and debt service payments, and our estimates of operating expenses, working capital expenses, wall display costs, capital expenditures, restructuring costs and debt service payments (including payments required under our debt instruments);

 o matters concerning our market-risk sensitive instruments;

 o our obtaining a further waiver or amendment of various provisions of the credit agreement, including the EBITDA and leverage ratio covenants, or refinancing or repaying such debt before January 31, 2005 in the event such waiver or amendment is not obtained;

 o our plan to refinance our debt maturing in 2005 and 2006 including our plans to consummate the Debt Reduction Transactions, and the amounts and timing of such transactions and the estimated impact of such transactions on our financial performance;

 o our plan to efficiently manage our cash and working capital including, among other things, by carefully managing and reducing inventory levels, centralizing purchasing to secure discounts and efficiencies in procurement, and providing additional discounts to U.S. customers for more timely payment of receivables and carefully managing accounts payable.

     Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as "believes," "expects," "estimates," "projects," "forecast," "may," "will," "should," "seeks," "plans," "scheduled to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms or comparable language, or by discussions of strategy or intentions. Forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. In addition to factors that may be described in our filings with the SEC, the following factors, among others, could cause our actual results to differ materially from those expressed in any forward-looking statements made by us:

 o difficulties or delays or unanticipated costs associated with improving the marketing effectiveness of our wall displays;

 o difficulties or delays in, or unanticipated costs associated with, developing and presenting our increased advertising programs and/or improving the effectiveness of our advertising;

 o difficulties or delays in, or unanticipated costs associated with, developing and introducing new products or failure of our customers to accept new product offerings and/or in further strengthening our new product development process;

 o difficulties or delays in, or unanticipated costs associated with, implementing our plans to streamline our product assortment and reconfigure product placement on our wall displays and selectively adjust prices on certain of our products;

 o difficulties or delays in, or unanticipated costs associated with, implementing comprehensive programs to train our employees;

 o unanticipated circumstances or results affecting our financial performance, including decreased consumer spending in response to weak economic conditions or weakness in the category, changes in consumer preferences, such as reduced consumer demand for our color cosmetics and other current products, and actions by our competitors, including business combinations, technological breakthroughs, new products offerings, promotional spending and marketing and promotional successes, including increases in market share;

 o the effects of and changes in political and/or economic conditions, including inflation, monetary conditions and military actions, and in trade, monetary, fiscal and tax policies in international markets;

 o unanticipated costs or difficulties or delays in completing projects associated with the continued implementation of, and refinement to, our plan or lower than expected revenues or an inability to achieve profitability over the long term as a result of such plan;

 o difficulties, delays or unanticipated costs in implementing our plans regarding the continued growth momentum and accelerated growth phase of our plan, with the objective of improving our operating profit margins;

 o difficulties, delays or unanticipated costs in implementing our plans to further improve the new product development and implementation process;

 o difficulties, delays or unanticipated costs in implementing our plans to continue to increase the effectiveness and reduce the cost of our display walls;

 o difficulties, delays or unanticipated costs in implementing our plans to drive efficiencies across our overall supply chain, including reducing manufactory costs by streamlining components and sourcing strategically;

 o difficulties, delays or unanticipated costs in implementing our plans to optimize the effectiveness of our marketing and promotions or merchandiser coverage;

 o difficulties, delays or unanticipated costs or less than expected savings and other benefits resulting from our restructuring activities;

 o lower than expected operating revenues, the inability to secure capital contributions or loans from MacAndrews & Forbes, or our other affiliates and/or third parties or the unavailability of funds under the credit agreement, the MacAndrews & Forbes $65 million line of credit, the MacAndrews & Forbes $125 million term loan or from other permitted lines of credit;

 o higher than expected operating expenses, sales returns, working capital expenses, wall display costs, capital expenditures, restructuring costs or debt service payments;

 o interest rate or foreign exchange rate changes affecting us and our market sensitive financial instruments;

 o difficulties, delays or inability to obtain a further waiver or amendment of the EBITDA and leverage ratio covenants under the credit agreement or refinancing or repaying such debt on or before January 31, 2005 in the event such waiver or amendment is not obtained;

 o difficulties, delays or the inability to refinance our debt maturing in 2005 and 2006, including the inability to issue equity or debt securities, including Revlon Class A common stock, for cash or in exchange for indebtedness; difficulties, delays or our inability to consummate the Debt Reduction Transactions and to secure any required Board, stockholder, lender or regulatory approvals; and

 o difficulties, delays or the inability of the company to efficiently manage its cash and working capital.

     You should consider the areas of risk described above, as well as those set forth in other documents we have filed with the SEC and which are incorporated by reference into this offering circular, in connection with any forward-looking statements that may be made by us. You are advised to consult any additional disclosures we make in our Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and Current Reports on Form 8-K to the SEC (which, among other places, can be found on the SEC's website at http://www.sec.gov). See "Where You Can Find More Information."

                                USE OF PROCEEDS

     We will not receive any cash proceeds from tendering Noteholders in the Exchange Offers. However, in order for us to pay the Cash Consideration required in the Exchange Offers, MacAndrews & Forbes has agreed to subscribe for shares of Revlon Class A common stock at a purchase price of $2.50 per share in an aggregate subscription amount equal to the cash, if any, to be paid by us in exchange for Exchange Notes tendered in the Exchange Offers (other than cash to be paid with respect to accrued interest on such notes). Any cash received by us from such purchases will be used solely to fund the Cash Consideration paid in the Exchange Offers. Any Exchange Notes that are properly tendered and exchanged pursuant to the Exchange Offers will be contributed to Products Corporation and retired and cancelled. In the event that less than $150.0 million of aggregate principal amount of Exchange Notes, other than the Exchange Notes to be tendered by MacAndrews & Forbes and Fidelity pursuant to the Negotiated Transactions, is tendered in the Exchange Offers, MacAndrews & Forbes will purchase shares of Revlon Class A common stock at $2.50 per share in an aggregate amount equal to any such shortfall. The net cash proceeds received by us from such purchases, if any, will be contributed to Products Corporation as a capital contribution and used to reduce outstanding indebtedness (other than revolving indebtedness unless there is a corresponding commitment reduction).

                                CAPITALIZATION

     The following table sets forth (i) our audited cash and capitalization as of December 31, 2003 and (ii) our capitalization as of December 31, 2003 as adjusted to give pro forma effect to the Exchange Offers and the Negotiated Transactions as if such transactions had occurred on December 31, 2003. The information presented below should be read in conjunction with "Selected Historical and Unaudited Pro Forma Consolidated Financial Data" and with our consolidated financial statements and the notes to those consolidated financial statements included in the Annual Report on Form 10-K of Revlon incorporated by reference in this offering circular. The pro forma adjustments give effect to the Exchange Offers and the Negotiated Transactions based on the assumptions described in the footnotes below.

     The following unaudited pro forma condensed consolidated financial information is prepared on the following basis:

     o The "pro forma maximum" assumes that:

        o all of the $1.15 billion outstanding Exchange Notes (including interest thereon) are exchanged for Revlon Class A common stock; and

        o the Negotiated Transactions are consummated.

     o The "pro forma minimum" assumes that:

        o none of the Exchange Notes, other than those subject to the Negotiated Transactions, are tendered and exchanged pursuant to the Exchange Offers;

        o the Negotiated Transactions are consummated;

        o MacAndrews & Forbes, pursuant to its back-stop obligation, subscribes for additional shares of Revlon Class A common stock, at a purchase price of $2.50 per share, for an aggregate subscription price of $150 million;

        o The proceeds are used to reduce outstanding indebtedness (other than revolving indebtedness unless there is a corresponding commitment reduction); and

        o all accrued interest on indebtedness exchanged in the Negotiated Transactions is exchanged for cash, except for accrued interest on indebtedness exchanged by MacAndrews & Forbes, which is exchanged for shares of Revlon Class A common stock.

                                 CAPITALIZATION

                                                                            DECEMBER 31, 2003
                                                             (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                              ------------------------------------------------------------------------------
                                                               PRO FORMA        PRO FORMA       PRO FORMA       PRO FORMA
                                                 ACTUAL       ADJUSTMENTS        MAXIMUM       ADJUSTMENTS       MINIMUM
                                              ------------ ------------------ ------------- ----------------- -------------
                                                                                     (UNAUDITED)
Cash and cash equivalents ...................  $     56.5    $        --       $     56.5      $      --       $     56.5
                                               ==========    ===========       ==========      =========       ==========
Indebtedness:
 Short-term borrowings - third parties ......  $     28.0    $        --       $     28.0      $      --       $     28.0
 Long-term debt:
   Credit facilities ........................       217.3             --            217.3         (125.6)(g)         91.7
   8 1/8% Senior Notes due 2006 ..............      249.8         (249.8)(a)           --         ( 75.5)(h)        174.3
   9% Senior Notes due 2006 .................       250.0         (250.0)(a)           --         ( 48.4)(h)        201.6
   8 5/8% Senior Subordinated Notes due
    2008 ....................................       649.9         (649.9)(a)           --         (316.8)(h)        333.1
   12% Senior Secured Notes due 2005 ........       356.3             --            356.3             --            356.3
   12% Senior Unsecured Multiple Draw
    Term Loan due 2005 ......................       106.6         (106.6)(a)           --         (106.6)(h)           --
   8% MacAndrews & Forbes Line of
    Credit due 2005 .........................        15.5          (15.5)(a)           --          (15.5)(h)           --
                                                                    20.0 (b)         20.0
   Advance from affiliates ..................        24.1          (24.1)(a)           --          (24.1)(h)           --
                                               ----------    -----------       ----------      ---------       ----------
      Total indebtedness ....................     1,897.5       (1,275.9)           621.6         (712.5)         1,185.0
                                               ----------    -----------       ----------      ---------       ----------
Stockholders' deficiency:
 Series A Preferred stock ...................        54.6       (   54.6)(c)           --          (54.6)(c)           --
 Series B Preferred stock ...................          --             -- (d)           --             -- (d)           --
 Class B Common Stock .......................         0.3             --              0.3             --              0.3
 Class A Common Stock .......................         0.4            4.7 (e)          5.1            2.7 (i)          3.1
 (Capital deficiency) Additional
   paid in capital ..........................      (139.0)       1,203.4 (e)      1,064.4          769.3 (i)        630.3
 Accumulated deficit since June 24, 1992.....    (1,515.7)         150.9 (f)     (1,364.8)           6.2 (j)     (1,509.5)
 Deferred compensation ......................        (4.2)            --             (4.2)            --             (4.2)
 Accumulated other comprehensive loss .......      (122.0)            --           (122.0)            --           (122.0)
                                               ----------    -----------       ----------      ---------       ----------
   Total stockholders' deficiency ...........    (1,725.6)       1,304.4           (421.2)         723.6         (1,002.0)
                                               ----------    -----------       ----------      ---------       ----------
   Total capitalization .....................  $    171.9    $      28.5       $    200.4      $    11.1       $    183.0
                                               ==========    ===========       ==========      =========       ==========

----------
(a)        Reflects the conversion of indebtedness to Class A common stock.

(b) Reflects the borrowings related to the estimated transaction fees and expenses.

(c) Reflects the conversion of the Series A preferred stock to Revlon Class A common stock.

(d) Reflects the conversion of the Series B convertible preferred stock to Revlon Class A common stock.

(e) Reflects the issuance of 474,485,339 shares of Revlon Class A common stock in connection with the conversion of indebtedness and Series A preferred stock and Series B convertible preferred stock (including accrued interest) for an assumed total outstanding of 512,693,790 shares of Revlon Class A common stock. In addition reflects a charge of $6.6 million related to estimated transaction fees and expenses attributable to Revlon Class A common stock issuances.

(f) Reflects an estimated gain of $171.7 million related to the issuance of Class A common stock at a price in excess of the December 31, 2003 market price of $2.24 per share. If the Exchange Offers and Negotiated Transactions had occurred on February 17, 2004 at the then market price of $3.25 per share, the loss on the issuance of Revlon Class A common stock would have been $140.6 million. In addition, reflects the estimated transaction fees and expenses attributable to the converted indebtedness of $13.4 million and the write-off of unamortized debt issuance costs and debt discount of $7.4 million.

(g) Reflects the repayment of $150.0 million of borrowings under the credit facilities, reduced by borrowings of $24.4 million to fund the $20.0 million in estimated transaction fees and expenses and $4.4 million of accrued interest.

(h) Reflects the conversion of indebtedness to Revlon Class A common stock as described in "The Debt Reduction Transactions -- The Negotiated Transactions."

(i) Reflects the issuance of 274,003,972 shares of Class A common stock in connection with the conversion of indebtedness and $150.0 million back-stop (including accrued interest on indebtedness held by MacAndrews & Forbes) and Series A preferred stock and Series B convertible preferred stock for an assumed total outstanding of 312,212,423 shares of Class A common stock. In addition, reflects charge of $6.6 million related to estimated transaction fees and expenses attributable to the Revlon Class A stock issuances.

(j) Reflects an estimated gain of $23.3 million based on the difference between the closing price of Revlon Class A common stock at December 31, 2003 of $2.24 per share and book value of the indebtedness exchanged. If the Negotiated Transactions and $150.0 million in back-stop had occurred on February 17, 2004 at the closing price of $3.25 per share, the loss on the exchanges would have been $36.1 million. In addition, reflects the estimated transaction fees and expenses attributable to the converted indebtedness of $13.4 million and the write-off of unamortized debt issuance costs and debt discount of $3.7 million.

                  SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                          CONSOLIDATED FINANCIAL DATA


     The selected historical financial data for each of the years in the five-year period ended December 31, 2003 has been derived from our audited consolidated financial statements. The pro forma Statement of Operations Data for the year ended December 31, 2003 give pro forma effect to the consummation of the Exchange Offers, the Negotiated Transactions as if such transactions had been consummated on January 1, 2003. The pro forma Balance Sheet data as of December 31, 2003 give pro forma effect to the consummation of the Exchange Offers, Negotiated Transactions as if such transactions had been consummated on December 31, 2003. The pro forma adjustments are based upon available information and certain assumptions that management of Revlon believes are reasonable. The pro forma financial data do not purport to represent our results of operations or our financial position that actually would have occurred had such transactions been consummated on the aforesaid dates.

     You should also read "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements and related notes, the report of our independent auditors included in the Annual Report on Form 10-K of Revlon for the year ended December 31, 2003, incorporated in this offering circular by reference.

     The following unaudited pro forma condensed consolidated financial information is prepared on the following basis:

     o The "pro forma maximum" assumes that:

        o all of the $1.15 billion outstanding Exchange Notes (including interest thereon) are exchanged for Revlon Class A common stock; and

        o the Negotiated Transactions are consummated.

     o The "pro forma minimum" assumes that:

        o none of the Exchange Notes, other than those subject to the Negotiated Transactions, are tendered and exchanged pursuant to the Exchange Offers;

        o the Negotiated Transactions are consummated;

        o MacAndrews & Forbes, pursuant to its back-stop obligation, subscribes for additional shares of Revlon Class A common stock, at a purchase price of $2.50 per share, for an aggregate subscription price of $150 million;

        o The proceeds are used to reduce outstanding indebtedness (other than revolving indebtedness unless there is a corresponding commitment reduction); and

        o all accrued interest on indebtedness exchanged in the Negotiated Transactions is exchanged for cash, except for accrued interest on indebtedness exchanged by MacAndrews & Forbes, which is exchanged for shares of Revlon Class A common stock.

           SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

                                                         YEAR ENDED DECEMBER 31,
                                                  -------------------------------------
                                                        2003(b)            2002(b)
                                                  ------------------ ------------------
                                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE
                                                                  DATA)
HISTORICAL STATEMENT OF OPERATIONS DATA(a):
 Net sales ......................................    $  1,299.3         $  1,119.4
 Gross profit ...................................         798.2              615.7
 Selling, general and administration
   expenses .....................................         770.9              717.0
 Restructuring costs and other, net .............           6.0(c)            13.6(d)
                                                     ----------         ----------
 Operating income (loss) ........................          21.3             (114.9)
 Interest expense, net ..........................         170.2              155.5
 Amortization of debt issuance costs ............           8.9                7.7
 Foreign currency (gains) losses, net ...........          (5.0)               1.4
 Loss (gain) on sale of product line,
   brands and facilities, net ...................            --                1.0
 Loss on early extinguishment of debt ...........            --                 --
 Miscellaneous ..................................           0.5                1.2
                                                     -----------        -----------
 Loss before income taxes .......................        (153.3)            (281.7)
 Provision for income taxes .....................            .5                4.8
                                                     -----------        -----------
 Net loss .......................................    $   (153.8)        $   (286.5)
                                                     ===========        ===========
 Basic and diluted loss per common
   share ........................................    $    (2.47)        $    (5.36)
                                                     ===========        ===========
OTHER DATA:
 Net cash used for operating activities .........    $   (166.4)        $   (112.3)
 Net cash (used for) provided by
   investing activities .........................         (23.3)             (14.2)
 Net cash provided by (used for)
   financing activities .........................         151.1              110.3
 Ratio of earnings to fixed charges(h) ..........            --                 --
 Capital expenditures ...........................    $     28.6         $     16.0
 Purchase of permanent displays .................          72.9               66.2
 Depreciation and amortization(i) ...............         112.9              118.9

                                                                  YEAR ENDED DECEMBER 31,
                                                  --------------------------------------------------------
                                                         2001               2000               1999
                                                  ------------------ ------------------ ------------------
                                                        (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
HISTORICAL STATEMENT OF OPERATIONS DATA(a):
 Net sales ......................................    $  1,277.6         $  1,409.4         $  1,629.8
 Gross profit ...................................         733.4(e)           835.1(f)           903.5
 Selling, general and administration
   expenses .....................................         679.2(e)           765.1            1,075.3(g)
 Restructuring costs and other, net .............          38.1(e)            54.1(f)            40.2(g)
                                                     ----------         ----------         ----------
 Operating income (loss) ........................          16.1               15.9             (212.0)
 Interest expense, net ..........................         136.6              142.4              145.1
 Amortization of debt issuance costs ............           6.2                5.6                4.3
 Foreign currency (gains) losses, net ...........           2.2                1.6               (0.5)
 Loss (gain) on sale of product line,
   brands and facilities, net ...................          14.4              (10.8)               0.9
 Loss on early extinguishment of debt ...........           3.6                 --                 --
 Miscellaneous ..................................           2.7               (1.8)                --
                                                     ----------         -----------        -----------
 Loss before income taxes .......................       ( 149.6)            (121.1)            (361.8)
 Provision for income taxes .....................           4.1                8.6                9.1
                                                     -----------        -----------        -----------
 Net loss .......................................    $   (153.7)       $    (129.7)       $    (370.9)
                                                     ===========        ===========        ===========
 Basic and diluted loss per common
   share ........................................    $    (2.87)       $     (2.43)       $     (6.95)
                                                     ===========        ===========        ===========
OTHER DATA:
 Net cash used for operating activities .........    $    (86.5)       $     (84.0)       $     (81.8)
 Net cash (used for) provided by
   investing activities .........................          87.2              322.1              (40.7)
 Net cash provided by (used for)
   financing activities .........................          46.3             (203.7)             117.5
 Ratio of earnings to fixed charges(h) ..........            --                 --                 --
 Capital expenditures ...........................    $     15.1         $     19.0         $     42.3
 Purchase of permanent displays .................          44.0               51.4               66.5
 Depreciation and amortization(i) ...............         115.1              126.9              126.1


                                                            YEAR ENDED
                                                         DECEMBER 31, 2003
                                                  -------------------------------
                                                     PRO FORMA       PRO FORMA
                                                     MAXIMUM(j)      MINIMUM(k)
                                                  --------------- ---------------
                                                            (UNAUDITED)
PRO FORMA STATEMENT OF OPERATIONS DATA:
Operating income ................................  $       21.3     $      21.3
Interest expense, net ...........................          65.9           114.2
Amortization of debt issuance costs .............           6.7             7.8
Net loss ........................................         (47.3)          (96.7)
Basic and diluted net loss per common
 share ..........................................  $      (0.09)    $     (0.28)
Basic and diluted shares outstanding(o) .........   543,943,790     343,462,423
Ratio of earnings to fixed charges(l) ...........            --              --


                                                     DECEMBER 31, 2003              DECEMBER 31,
                                         ------------------------------------------ -------------
                                                        PRO FORMA(m)   PRO FORMA(n)
                                             ACTUAL        MAXIMUM       MINIMUM         2002
                                         ------------- -------------- ------------- -------------
                                                         (UNAUDITED)     (DOLLARS IN MILLIONS)
BALANCE SHEET DATA(a)
 Total assets ..........................  $     892.2    $   885.1     $     888.6   $     933.7
 Total indebtedness ....................      1,897.5        621.6         1,185.0       1,775.1
 Total stockholders' deficiency ........     (1,725.6)      (421.2)       (1,002.0)     (1,638.5)



                                                       DECEMBER 31,
                                         -----------------------------------------
                                              2001          2000          1999
                                         ------------- ------------- -------------
BALANCE SHEET DATA(a)
 Total assets ..........................  $     997.6   $   1,101.8   $   1,558.9
 Total indebtedness ....................      1,661.1       1,593.8       1,809.7
 Total stockholders' deficiency ........     (1,282.7)     (1,106.7)     (1,015.0)

------------
   See accompanying notes to Selected Historical and Unaudited Pro Forma Financial Data.

(a) In March 2000 and May 2000, Products Corporation completed the disposition of its worldwide professional products line and its Plusbelle brand in Argentina, respectively. In July 2001, Products Corporation completed the disposition of its Colorama brand and facility in Brazil. Accordingly, the selected consolidated financial data include the results of operations of the professional products line, Plusbelle and Colorama brands through the dates of their respective dispositions.

(b) Includes expenses of approximately $104 million in 2002 (of which approximately $100 million was recorded in the fourth quarter of
           2002) and approximately $31 million in 2003 related to the acceleration of the implementation of the stabilization and growth phase of our plan.

(c) During 2003, we recorded charges of $5.9 million and $0.1 million principally for employee severance and other personnel benefits in certain international operations and the 2000 restructuring program referred to below in note (f), respectively.

(d) During 2002, we continued to implement the 2000 restructuring program referred to below in note (f), as well as other restructuring actions, and recorded charges of $13.6 million in 2002, respectively, principally for additional employee severance and other personnel benefits, primarily resulting from reductions in our worldwide sales force, relocation and other costs related to the consolidation of worldwide operations.

(e) During 2001, we recorded a charge of $38.1 million related to the 2000 restructuring program referred to below in note (f), principally for additional employee severance and other personnel benefits, relocation and other costs related to the consolidation of worldwide operations. Included in the $38.1 million charge for 2001 was an adjustment in the fourth quarter to previous estimates of approximately $6.6 million.

           In 2001, we recorded $38.2 million in cost of sales (which includes $6.1 million of increased depreciation) and $5.4 million to selling, general and administrative costs related to additional costs associated with the consolidation of Product Corporation's Phoenix and Canada facilities.

(f) In the first and second quarter of 2000, we recorded charges of $9.5 million and $5.1 million, respectively, relating to the 1999 restructuring program that began in the fourth quarter of 1999 referred to below in note (g). During the third quarter of 2000, we continued to re-evaluate our organizational structure. As part of this re-evaluation, we initiated a new restructuring program in line with our original restructuring plan developed in late 1998 designed to improve profitability by reducing personnel and consolidating manufacturing facilities. The 2000 restructuring program focused on closing our manufacturing operations in Phoenix, Arizona and Mississauga, Canada and to consolidate production into our plan in Oxford, North Carolina. The 2000 restructuring program also included the remaining obligation for excess leased real estate at our headquarters, consolidation costs associated with closing our facility in New Zealand, and the elimination of several domestic and international executive and operational positions, each of which were effected to reduce and streamline corporate overhead costs. In the third quarter of 2000, we recorded a charge of $13.7 million for program begun in the quarter as well as for the expanded scope of programs previously commenced. In the fourth quarter of 2000, we recorded a charge of $25.8 million related to the 2000 restructuring program, principally for additional employee severance and other personnel benefits and to consolidate worldwide operations.

           During the fourth quarter of 2000, we recorded $4.9 million to cost of sales related to additional costs associated with the consolidation of worldwide operations.

(g) In the first nine months of 1999, we continued to execute the 1998 restructuring program and we recorded an additional net charge of $20.5 million, principally for employee severance and other personnel benefits and obligations for excess leased real estate primarily in the United States. Also in 1999, we exited from a non-core business, resulting in a charge of $1.6 million.

           During the fourth quarter of 1999, we continued to restructure our organization and began a new program in line with our original restructuring plan developed in late 1999, principally for additional employee severance and other personnel benefits and to restructure certain operations outside the United States, including certain operations in Japan, resulting in a charge of $18.1 million.

           During the fourth quarter of 1999, we recorded a charge to selling, general and administrative expenses of $22.0 million related to executive separation costs related to this new program.

(h) Earnings used in computing the ratio of earnings to fixed charges consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense (including amortization of debt issuance costs, but not losses relating to the early extinguishment of debt) and 33% of rental expense (considered to be representative of the interest factors). Fixed charges exceeded earnings by $153.3 million in 2003, $281.7 million in 2002, $149.6 million in 2001, $121.1 million in 2000 and $361.8 million in 1999.

(i) Includes amortization relating to debt issuance costs and debt discount of $8.9 million and $3.1 million in 2003, $7.7 million and $2.6 million in 2002, $6.2 million and $0.4 million in 2001, $5.6 million and $0.1 million in 2000, $4.3 million and $0.1 million in 1999 respectively.

(j) The pro forma statement of operations data reflect (i) the elimination of interest expense of $105.6 million for the year ended December 31, 2003, and (ii) elimination of amortization of debt issuance costs of $2.2 million for the year ended December 31, 2003 and (iii) an increase in interest expense of $1.6 million in connection with additional borrowings associated with estimated transaction fees and expenses related to the exchange offer expected to be paid to third parties. Such pro forma results do not include a non-recurring charge of $20.0 million for estimated transaction fees and expenses and the related gain or loss which will be based on the closing price of Revlon, Inc. Class A common stock at the closing date of the transaction.

(k) The pro forma statement of operations data reflect (i) the elimination of interest expense of $57.3 million for the year ended December 31, 2003 and (ii) the elimination of amortization of debt issuance costs of $1.1 million for the year ended December 31, 2003 and (iii) an increase in interest expense of $1.6 million in connection with additional borrowings associated with estimated transaction fees and expenses related to the exchange offer expected to be paid to third parties. Such pro forma results do not include a non-recurring charge of $20.0 million for estimated transactions fees and expenses and the related gain or loss which will be based on the closing price of Revlon, Inc. Class A common stock at the closing date of the transaction.

(l) As adjusted to reflect the exchange offer in (j) and (k) above, as if such transaction occurred on January 1, 2002, fixed charges would have exceeded earnings before fixed charges by $46.8 and $96.2 million for the year ended December 31, 2003.

(m) Reflects the consummation of the Exchange Offers and the Negotiated Transactions which results in a reduction of indebtedness and preferred stock of $1,295.9 million and $54.6 million, respectively, and a reduction in accrued interest of $36 million resulting from the issuance of Revlon Class A common stock and a corresponding increase in Revlon Class A common stock. Additionally total stockholders deficit reflects a gain of $171.1 million based on the difference between the closing price of Class A common stock at December 31, 2003 of $2.24 per share and the book value of the indebtedness exchanged. If the transactions had occurred on February 17, 2004 at the $3.25 closing price per share of our Class common stock, the loss would have been $140.6 million. In addition, this reflects the write off of debt issuance costs and debt discount of $7.4 million and the incurrence of estimated transaction fees and expenses of $20.0 million expected to be paid to third parties.

(n) Reflects the consummation of the Negotiated Transactions and the $150 million MacAndrews & Forbes back-stop, which results in a reduction of indebtedness and preferred stock of $736.9 million and $54.6 million, respectively and a reduction in accrued interest of $10 million resulting from the issuance of Class A common stock. Additionally, total stockholders' deficit reflects a gain of $23.3 million based on the difference between the closing price of Class A common stock at December 31, 2003 of $2.24 per share and the book value of the indebtedness exchanged. If the transactions had occurred on February 17, 2004 at the $3.25 closing price per share of our Class A common stock, the loss would have been $36.1 million. In addition, this reflects the write off of debt issuance costs and debt discount of $3.7 million and the incurrence of estimated transaction fees and expenses of $20.0 million expected to be paid to third parties.

(o) Reflects pro forma effect of issuance of Class A common shares of 512,693,790 and 312,212,423, respectively, and Class B common shares of 31,250,000.

                        THE DEBT REDUCTION TRANSACTIONS

NEGOTIATED TRANSACTIONS

     Fidelity Support Agreement.

     We are party to an agreement with Fidelity, (as amended, the "Fidelity Support Agreement"), pursuant to which Fidelity agreed to:

 o tender in the Exchange Offers, subject to the terms and conditions thereof, $75.6 million, $47.4 million and $32.1 million aggregate principal amount of the 8 1/8% Senior Notes, 9% Senior Notes and 8 5/8% Senior Subordinated Notes held by it as of that date, representing 30.2%, 18.9% and 4.9%, respectively, of the outstanding 8 1/8% Senior Notes, the 9% Senior Notes and the 8 5/8% Senior Subordinated Notes, in exchange for shares of Revlon Class A common stock; and

 o elect to receive either cash or shares of Revlon Class A common stock in exchange for accrued and unpaid interest (at the applicable rate) on any Exchange Notes tendered by Fidelity in the Exchange Offers.

     In connection with the tender by Fidelity of $155.1 million aggregate principal amount of Exchange Notes pursuant to the Fidelity Support Agreement, we will issue to Fidelity an aggregate of at least 58.8 million shares of Revlon Class A common stock.

     Fidelity has also agreed that, without our prior written consent, it will not sell, assign, grant an option with respect to, transfer or otherwise dispose of any of the Exchange Notes it has agreed to tender in the Exchange Offers, in whole or in part, unless the transferee agrees in writing to be bound by the terms of the Fidelity Support Agreement as if it were an additional signatory and we find such agreement to be reasonably acceptable.

     We have agreed, among other things, until the termination of the Fidelity Support Agreement, not to issue or agree to issue any of our securities (other than to employees pursuant to the Revlon, Inc. Fourth Amended and Restated 1996 Stock Plan or any other equity based compensation plan) or to make any distributions to equity holders or incur any material indebtedness other than under existing facilities or the Additional Term Loans without the consent of Fidelity. We have agreed with Fidelity not to permit Products Corporation to have outstanding aggregate borrowings, at any time until the termination of the Stockholders Agreement described below, under the MacAndrews & Forbes $65 million line of credit and the MacAndrews & Forbes $125 million term loan in excess of (a) $190 million minus (b) the aggregate principal amount of borrowings under the MacAndrews & Forbes $125 million term loan and the MacAndrews & Forbes $65 million line of credit exchanged by MacAndrews & Forbes for Revlon Class A common stock in connection with the Debt Reduction Transactions minus (c) the original commitment amount of the Additional Term Loans (the "Borrowing Limitation"). The Additional Term Loans will be borrowed in a single borrowing upon the consummation of the Exchange Offers. They will bear interest at the same rate as the loans under the existing term loan facility under the credit agreement, equal to, at Products Corporation's option, either (A) the Alternate Base Rate plus 4.50%; or (B) the Eurodollar Rate plus 5.50%. The Additional Term Loans will mature on May 30, 2005 and require an amortization payment of $650,000 on November 30, 2004.

     As a condition to the exchange of its Exchange Notes in the Exchange Offers, two directors nominated by Fidelity will be appointed to our Board of Directors, one of whom shall be appointed to each of the committees of our Board of Directors, subject to applicable listing standards and applicable laws, rules and regulations.

     The Fidelity Support Agreement cannot be amended or waived without the prior written consent of MacAndrews & Forbes and, other than the Borrowing Limitation, the Fidelity Support Agreement will terminate upon the earlier of the consummation of the Exchange Offers, June 30, 2004, or the occurrence of certain events specified in the Fidelity Support Agreement.

     Immediately following the consummation of the Exchange Offers and the Negotiated Transactions, assuming 100% of the Exchange Notes currently outstanding (representing $1.15 billion aggregate principal amount of outstanding Exchange Notes) (excluding accrued and unpaid interest) are tendered and exchanged in the Exchange Offers for Stock Consideration, we currently estimate that Fidelity will beneficially own approximately 11% of the Revlon common stock, including shares of Revlon Class A common stock it received in connection with the tender of Exchange Notes pursuant to the Negotiated Transactions and shares of Revlon Class A common stock it held prior to the consummation of the Negotiated Transactions. Assuming no holders other than MacAndrews & Forbes and Fidelity tender their Exchange Notes (excluding accrued and unpaid interest) into the Exchange Offers, following the consummation of the Exchange Offers, including the $150 million back-stop by MacAndrews & Forbes, Fidelity will beneficially own 16.9% of the Revlon common stock.

     MacAndrews & Forbes Support Agreement. As of February 11, 2004 MacAndrews & Forbes held $1.0 million and $284.8 million aggregate principal amount, representing 0.4% and 43.8%, respectively, of the outstanding 9% Senior Notes and the 8 5/8% Senior Notes.

     During 1992, Revlon Holdings provided the MacAndrews Advance to Products Corporation in the amount of $25 million, evidenced by subordinated non-interest bearing demand notes. The notes were subsequently adjusted by offsets and additional amounts loaned by Revlon Holdings to Products Corporation. At February 11, 2004, the balance of $24.1 million on the MacAndrews Advance is evidenced by non-interest bearing subordinated promissory notes payable to Revlon Holdings that are subordinated to our obligation under the credit agreement.

     On February 5, 2003, MacAndrews & Forbes agreed to provide Products Corporation with the MacAndrews & Forbes $100 million term loan through December 1, 2005. The interest rate on the MacAndrews & Forbes $100 million term loan is 12.0% and is not payable in cash, but accrues and is added to the principal amount each quarter and will be paid in full at final maturity, which is December 1, 2005. In addition, MacAndrews & Forbes agreed to provide Products Corporation with an additional $65 million line of credit through December 31, 2004 (subsequently extended to June 30, 2005). The MacAndrews & Forbes $65 million line of credit bears interest payable in cash at a rate of the lesser of (i) 12.0% and (ii) 0.25% less than the rate payable from time to time on Eurodollar loans under the credit agreement (which rate on the MacAndrews & Forbes $65 million line of credit was 8.0% as of December 31, 2003 and 8.25% after the January 2004 Credit Agreement Amendment). On January 28, 2004, MacAndrews & Forbes agreed to provide Products Corporation with the MacAndrews & Forbes $125 million term loan, a senior unsecured multiple draw term loan facility at an interest rate of 12% per annum, and which is on substantially the same terms as the MacAndrews & Forbes $100 million term loan, including that interest on such loans is not payable in cash, but will accrue and be added to the principal amount each quarter and be paid in full at final maturity on December 1, 2005.

     As of February 11, 2004, $106.6 million was outstanding under the MacAndrews & Forbes $100 million term loan (including accrued interest), $26.0 million was outstanding under the MacAndrews & Forbes $65 million line of credit, $12.4 million was outstanding under the MacAndrews & Forbes $125 million term loan and $24.1 million was outstanding under the MacAndrews Advance. As of February 11, 2004, MacAndrews & Forbes held all of the outstanding 546 shares of Revlon Series A preferred stock and all of the outstanding 4,333 shares of Revlon Series B convertible preferred stock.

     We are party to a separate agreement with MacAndrews & Forbes, as amended (the "MacAndrews Support Agreement" and, together with the Fidelity Support Agreement, the "Support Agreements"), pursuant to which MacAndrews & Forbes agreed to:

 o tender in the Exchange Offers, subject to the terms and conditions thereof, the aggregate outstanding principal amount of the Exchange Notes held by it as of the date thereof, and the aggregate outstanding principal amount of any Exchange Notes acquired by it prior to the Expiration Date, in exchange for shares of Revlon Class A common stock;

 o elect to receive shares of Revlon Class A common stock in exchange for accrued and unpaid interest (at the applicable rate) on any Exchange Notes tendered by it in the Exchange Offers;

 o upon the closing of the Exchange Offers, exchange any and all amounts outstanding (including accrued and unpaid interest) as of the date of such closing under the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $125 million term loan and the MacAndrews & Forbes $65 million line of credit, for shares of Revlon Class A common stock, at a ratio of 400 shares for each $1,000 aggregate principal amount of the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $125 million term loan and the MacAndrews & Forbes $65 million line of credit;

 o upon the closing of the Exchange Offers, exchange the amounts outstanding on that date under the MacAndrews Advance, if any, for shares of Revlon Class
   A common stock, at a rate of 300 shares of Revlon Class A common stock for each $1,000 aggregate principal amount outstanding under the MacAndrews Advance; and

 o upon the closing of the Exchange Offers, exchange all 546 shares of outstanding Revlon Series A preferred stock, having an aggregate liquidation preference of $54.6 million, at an exchange ratio of 160 shares of Revlon Class A common stock for each $1,000 of liquidation preference outstanding;

 o upon the closing of the Exchange Offers, convert all the outstanding 4,333 shares of Revlon Series B convertible preferred stock into 433,333 shares of Revlon Class A common stock in accordance with the terms of the certificate of designations for the Revlon Series B convertible preferred stock.

     In connection with the tender by MacAndrews & Forbes of $285.8 million aggregate principal amount of Exchange Notes pursuant to the MacAndrews Support Agreement, we will issue to MacAndrews & Forbes an aggregate of at least 85.8 million shares of Revlon Class A common stock with respect to the principal amount of Exchange Notes tendered by it. In addition, based on the amounts outstanding (including accrued interest), as of the date of the MacAndrews Support Agreement, under the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $125 million term loan, the MacAndrews & Forbes $65 million line of credit and the MacAndrews Advance, we estimate that we will issue to MacAndrews & Forbes approximately 83.9 million shares of Revlon Class A common stock in connection with the exchange of such amounts, the exchange of the Revlon Series A preferred stock and the conversion of the Revlon Series B convertible preferred stock. We may issue additional shares of Revlon Class A common stock to MacAndrews & Forbes in connection with their obligation to back-stop the Exchange Offers and their obligation to subscribe for additional shares of Revlon Class A common stock in an aggregate amount necessary to pay Cash Consideration in the Exchange Offers, each as described under "--Investment Agreement."

     In addition, MacAndrews & Forbes has agreed to take, or cause to be taken, all action necessary to facilitate, encourage or otherwise support the Exchange Offers and the Negotiated Transactions and to vote all of its shares of our voting stock in favor of, or consent to, the Exchange Offers and the Negotiated Transactions.

     MacAndrews & Forbes has also agreed that without our prior written consent, it will not sell, assign, grant an option with respect to, transfer or otherwise dispose of any of the Exchange Notes it has agreed to tender in the Exchange Offers, in whole or in part, unless the transferee agrees in writing to be bound by the terms of the MacAndrews Support Agreement as though it were an additional signatory and we find such agreement to be reasonably acceptable.

     We have agreed, among other things, until the termination of the MacAndrews Support Agreement, not to issue or agree to issue any of our securities (other than to employees pursuant to the Revlon, Inc. Fourth Amended and Restated 1996 Stock Plan or any other equity based compensation plan) or to make any distributions to equity holders or incur any material indebtedness other than under existing facilities or the Additional Term Loans, without the consent of MacAndrews & Forbes.

     The MacAndrews Support Agreement cannot be amended or waived without the prior written consent of Fidelity. The MacAndrews Support Agreement will terminate upon the earlier of consummation of the Exchange Offers, June 30, 2004 or the occurrence of certain events specified in the MacAndrews Support Agreement.

     Following the consummation of the Exchange Offers and the Negotiated Transactions, regardless of the amount of Exchange Notes tendered and exchanged in the Exchange Offers for Stock Consideration, MacAndrews & Forbes will continue to have a majority of the combined voting power of Revlon's outstanding shares of common stock.

INVESTMENT AGREEMENT

     In furtherance of the Fidelity Support Agreement and the MacAndrews Support Agreement, on February 20, 2004, we entered into an investment agreement (the "Investment Agreement") with MacAndrews & Forbes. Pursuant to the Investment Agreement, MacAndrews & Forbes is committed to assisting us in meeting our goal of reducing our indebtedness by an additional $200 million in the aggregate by the end of 2004 and an additional $100 million in the aggregate by March 2006.

     Agreements relating to the Exchange Offers. To the extent that a minimum $150 million aggregate principal amount of Exchange Notes, other than the Exchange Notes to be tendered by MacAndrews & Forbes and Fidelity pursuant to the Negotiated Transactions, is not tendered in the Exchange Offers, MacAndrews & Forbes has agreed to back-stop the Exchange Offers by subscribing for additional shares of Revlon Class A common stock, at a purchase price of $2.50 per share, to the extent of any such shortfall. The net cash proceeds received by us from such purchases, if any, will be contributed to Products Corporation as a capital contribution and used to reduce outstanding indebtedness (other than revolving indebtedness unless there is a corresponding commitment reduction).

     In order for us to pay the Cash Consideration, if any, required in the Exchange Offers, MacAndrews & Forbes has agreed to subscribe for shares of Revlon Class A common stock, at a purchase price of $2.50 per share, in an aggregate subscription amount equal to the cash, if any, to be paid by us in exchange for Exchange Notes tendered in the Exchange Offers (other than cash paid with respect to accrued interest on such notes). Pursuant to the terms of the Exchange Offers, the maximum aggregate principal amount of Exchange Notes that may receive cash in the Exchange Offers is $150 million, which amount will be reduced by the aggregate principal amount of Exchange Notes (other than the Exchange Notes tendered by MacAndrews & Forbes and Fidelity pursuant to the Negotiated Transactions) validly tendered in the Exchange Offers and exchanged for shares of Revlon Class A common stock. Any cash received by us from such purchases will be used solely to fund the cash consideration paid in the Exchange Offers.

     First Rights Offering. In the event that MacAndrews & Forbes purchases Revlon Class A common stock for cash in any of the circumstances described above, we will consummate a rights offering as soon as reasonably practicable after the closing of the Exchange Offers in order to provide our other pre-Exchange Offers stockholders the pro rata opportunity to subscribe for shares of Revlon Class A common stock at the same $2.50 per share subscription price. MacAndrews & Forbes has agreed not to participate in this first rights offering. The net cash proceeds, if any, received by us in this first rights offering will be contributed to Products Corporation as a capital contribution to be used to reduce outstanding indebtedness (other than revolving indebtedness unless there is a corresponding commitment reduction).

     Since this potential first rights offering is intended to allow our stockholders (other than MacAndrews & Forbes) the opportunity to invest pro rata on the same terms as MacAndrews & Forbes, it will only occur if there is a cash investment by MacAndrews & Forbes at the time of consummation of the Exchange Offers. In the event that MacAndrews & Forbes is not required to make a cash investment in connection with the Exchange Offers, we will not conduct this first rights offering. Similarly, since the size of this first rights offering is dependent on the amount of MacAndrews & Forbes' cash investment, there is no way to predict the size of the first rights offering at this time; however, because MacAndrews & Forbes' cash subscription will in no event exceed $150 million, the aggregate offering amount of this first rights offering will not exceed approximately $30.7 million for all stockholders other than MacAndrews & Forbes. We will publicly announce, following the Exchange Offers, whether the first rights offering will be necessary, and, if so, its terms and timing.

     Second Rights Offering. As the next step in our debt reduction plan, and to the extent that we have not accomplished $200 million of further debt reduction following the Exchange Offers

(including MacAndrews & Forbes' back-stop, if any) and the first rights offering, we will, prior to December 31, 2004, consummate a second rights offering in order to provide all our stockholders the pro rata opportunity to subscribe for shares of Revlon Class A common stock. For these purposes, $200 million of further debt reduction will be measured by the aggregate principal amount of Exchange Notes tendered in the Exchange Offers (other than Exchange Notes tendered by MacAndrews & Forbes and Fidelity pursuant to the Negotiated Transactions), the amount of cash consideration contributed by MacAndrews & Forbes (other than to provide the cash consideration for the Exchange Offers) and the proceeds of the first rights offering described above. This second rights offering will be at an aggregate subscription price equal to the amount necessary to meet the $200 million aggregate debt reduction target and will not exceed $50 million since at least $150 million of debt reduction will be accomplished by MacAndrews & Forbes' back-stop obligations in the Exchange Offers. MacAndrews & Forbes has agreed to back-stop this second rights offering by agreeing to purchase all shares not subscribed for by other stockholders, thereby ensuring that the second rights offering will be fully subscribed. The net cash proceeds, if any, received by us in this second rights offering will be contributed to Products Corporation as a capital contribution to be used to reduce outstanding indebtedness (other than revolving indebtedness unless there is a corresponding commitment reduction). The price and other terms of the second rights offering, if it is necessary, will be set by our board of directors and publicly announced at the appropriate time.

     Third Stage equity offerings. As the last step in our debt reduction plan, and in order to reach an aggregate of $300 million of debt reduction (inclusive of the $200 million debt reduction described above) we have agreed to consummate further equity offerings in such amounts necessary to meet the $300 million debt reduction target by March 31, 2006. For these purposes, $300 million of further debt reduction will be measured by the aggregate principal amount of Exchange Notes tendered in the Exchange Offers (other than Exchange Notes tendered by MacAndrews & Forbes and Fidelity pursuant to the Negotiated Transactions), the amount of Cash Consideration contributed by MacAndrews & Forbes (other than to provide the cash consideration for the Exchange Offers) and the proceeds of the first and second rights offerings described above. These additional equity offerings will only occur if and to the extent of any shortfall necessary to meet the $300 million debt reduction target. MacAndrews & Forbes has agreed to back-stop these additional equity offerings, thereby ensuring that the $300 million debt reduction target will be fully met. The net cash proceeds, if any, received by us in the additional equity offerings will be contributed to Products Corporation as a capital contribution used to reduce outstanding outstanding indebtedness (other than revolving indebtedness unless there is a corresponding commitment reduction). The terms of any such equity offerings, if necessary, will be set by our Board of Directors and publicly announced at the appropriate times.

     MacAndrews & Forbes' obligations to acquire our capital stock pursuant to the Investment Agreement is subject to customary conditions. The Investment Agreement cannot be waived or amended without the prior written consent of Fidelity.

     Registration rights. The Investment Agreement provides that any shares of Revlon Class A common stock acquired by MacAndrews & Forbes in transactions contemplated by the Investment Agreement will be deemed to be registrable securities under the registration rights agreement initially entered into prior to the consummation of our initial public equity offering with Revlon Worldwide Corporation (subsequently merged into REV Holdings), our then direct parent, as modified by the February 2003 joinder agreement with MacAndrews Holdings.

     Voting and other support. In addition, MacAndrews & Forbes has agreed to use its commercially reasonable best efforts to take, or cause to be taken, all commercially reasonable actions to facilitate, the Exchange Offers and Negotiated Transactions and all of the transactions contemplated by the Investment Agreement as described above. MacAndrews & Forbes has further agreed to vote all of its shares of our voting stock in favor of, or consent to, the Exchange Offers and the Negotiated Transactions and all of the transactions contemplated by the Investment Agreement as described above.

STOCKHOLDERS AGREEMENT

     Also in furtherance of the Fidelity Support Agreement, on February 20, 2004, we entered into a Stockholders Agreement (the "Stockholders Agreement") with Fidelity pursuant to which, among other things, and commencing following the closing of the Exchange Offers (i) we will agree to continue to maintain a majority of independent directors on our Board of Directors (as defined by New York Stock Exchange listing standards; provided, however, that any directors nominated by Fidelity shall be deemed to be independent for purposes of the Stockholders Agreement); (ii) we will establish and maintain a nominating and corporate governance committee of our Board of Directors; (iii) certain restrictions will be placed on us with respect to our conducting any business or entering into any transactions or similar transactions with any of our affiliates, any holders of 10% or more of Revlon's outstanding voting stock or any affiliates of such holders (in each case, other than Revlon subsidiaries); and (iv) the Borrowing Limitation described under "-- Fidelity Support Agreement" will survive the termination of the Fidelity Support Agreement but will terminate when the Stockholders Agreement terminates. The Stockholders Agreement will terminate (x) at such time as Fidelity ceases to be the beneficial holder of at least 5% of our outstanding voting stock or (y) June 30, 2004, in the event that the Exchange Offers have not closed at such time.

                              THE EXCHANGE OFFERS

GENERAL

     The Exchange Offers are being made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act, have not been registered with the SEC and rely on exemptions under state securities laws. Securities that are obtained in a Section 3(a)(9) exchange generally assume the same character (i.e., restricted or unrestricted) as the securities that have been surrendered. Generally, the Revlon Class A common stock you receive in the Exchange Offers, if any, will be freely tradeable, unless you are considered an affiliate of ours, as that term is defined in the Securities Act, or you hold Exchange Notes that were previously held by an affiliate of Revlon.


EXCHANGE CONSIDERATION

     Subject to the terms and conditions described in this offering circular, in consideration for each $1,000 principal amount of validly tendered Exchange Notes, Noteholders may elect to receive, as specified in the Noteholder's book-entry confirmation received by the exchange agent, either:

     The Stock Consideration

 o 400 shares of Revlon Class A common stock for each validly tendered and accepted $1,000 principal amount of outstanding 8 1/8% Senior Notes or 9% Senior Notes; and

 o 300 shares of Revlon Class A common stock for each validly tendered and accepted $1,000 principal amount of outstanding 8 5/8% Senior Subordinated Notes; OR

     The Cash Consideration

 o Cash in an aggregate amount of (i) $830 for each validly tendered and accepted $1,000 principal amount of outstanding 8 1/8% Senior Notes, (ii) $800 for each validly tendered and accepted $1,000 principal amount of outstanding 9% Senior Notes and (iii) $620 for each validly tendered and accepted $1,000 principal amount of outstanding 8 5/8% Senior Subordinated Notes.

     You will also receive any accrued and unpaid interest on your validly tendered Exchange Notes, payable, at your option, in cash or additional shares of Revlon Class A common stock up to, but not including, the date of consummation of the Exchange Offers. If you elect to receive such interest payment in additional shares of Revlon Class A common stock, you will receive shares of Revlon Class A common stock at a set ratio of 400 shares of Revlon Class A common stock per $1,000 of accrued interest with respect to the amount of outstanding Exchange Notes tendered by you, regardless of the series of Exchange Notes that you exchange. Cash payments of such interest are not subject to the Proration described below. If you elect to receive payment for accrued and unpaid interest due on the Exchange Notes in additional shares of Revlon Class A common stock, we will not issue fractional shares of Revlon Class A common stock and no cash will be paid in lieu thereof.


PRORATION

     The maximum aggregate principal amount of Exchange Notes that we will accept in the Exchange Offers in exchange for the Cash Consideration is $150 million, which amount will be reduced by the aggregate principal amount of Additional Tendered Notes validly tendered in the Exchange Offers and exchanged for the Stock Consideration. The $150 million maximum aggregate principal amount of Exchange Notes that we will accept in exchange for the Cash Consideration represents approximately 21% of the aggregate principal amount of Exchange Notes outstanding that are eligible to be tendered for the Cash Consideration. If the aggregate principal amount of the Exchange Notes validly tendered in exchange for the Cash Consideration is less than or equal to the Maximum Cash Tender, all of such Exchange Notes, subject to the terms and conditions of the Exchange Offers, will be exchanged for the Cash Consideration. We will not know the exact amount of the Maximum Cash Tender until the consummation of the Exchange Offers as the $150 million maximum aggregate principal amount of Exchange Notes that we will accept in exchange for the Cash Consideration will be reduced by the aggregate principal amount of Additional Tendered Notes validly tendered in the Exchange Offers and exchanged for the Stock Consideration. For example, if $135 million aggregate principal amount of Additional Tendered Notes are validly tendered in the Exchange Offers and are exchanged for the Stock Consideration, the $150 million maximum aggregate principal amount of Exchange Notes that we will accept in exchange for the Cash Consideration will be reduced by $135 million and, as a result of such reduction, the Maximum Cash Tender will be $15 million.

     In the event that the aggregate principal amount of Exchange Notes tendered in the Exchange Offers for the Cash Consideration exceeds the Maximum Cash Tender, the Cash Consideration will be apportioned pro rata first, among the Noteholders that validly tender 8 5/8% Senior Subordinated Notes and elect to receive the Cash Consideration and then, to the extent that a portion of the Cash Consideration remains after distribution to such holders of the 8 5/8% Senior Subordinated Notes, to the holders of Senior Notes that elect to receive the Cash Consideration in exchange for their Senior Notes. For example, if $40 million aggregate principal amount of Exchange Notes are validly tendered and elect to receive the Cash Consideration and the Maximum Cash Tender is $15 million, only $15 million aggregate principal amount of the $40 million aggregate principal amount of Exchange Notes validly tendered will receive the Cash Consideration and such Cash Consideration will be apportioned pro rata first, among the holders of the 8 5/8% Senior Subordinated Notes that elect to receive the Cash Consideration and then, to the extent that less than $15 million aggregate principal amount of 8 5/8% Senior Subordinated Notes elect to receive the Cash Consideration, the balance will be apportioned pro rata to the holders of Senior Notes that elect to receive the Cash Consideration.

     Exchange Notes that are validly tendered for the Cash Consideration, but are not exchanged for the Cash Consideration as a result of the proration described above, will automatically be exchanged for the Stock Consideration unless the holder of such Exchange Notes elects, through the book-entry transfer procedures, to have returned to them such portion of the Exchange Notes not exchanged for the Cash Consideration. For example, if a Noteholder validly tenders $20 million aggregate principal amount of Senior Notes and elects to receive the Cash Consideration for such tendered Senior Notes, and we are only going to pay, as a result of the proration, the Cash Consideration with respect to $5 million aggregate principal amount of such Senior Notes, the remaining $15 million aggregate principal amount of such Senior Notes that are not exchanged for the Cash Consideration will automatically receive the Stock Consideration unless the holder of such Senior Notes elects, through the book-entry transfer procedures, to have the portion of its validly tendered Senior Notes not exchanged for the Cash Consideration returned to it.

     "Additional Tendered Notes" shall mean those Exchange Notes validly tendered by any Noteholder and accepted by Revlon in the Exchange Offers in excess of the aggregate principal amount of the $155.1 million aggregate principal amount of Exchange Notes to be tendered by Fidelity and the $285.8 million aggregate principal amount of Exchange Notes held by MacAndrews & Forbes as of February 11, 2004 (collectively, the "Initial Notes").

     Notwithstanding the above, no fractional shares of Revlon Class A common stock will be issued in the Exchange Offers. Rather, any fractional share to which you would otherwise be entitled to as Stock Consideration in exchange for the Exchange Notes will be rounded down to the nearest whole number of shares. Similarly, if you elect to receive payment for accrued and unpaid interest due on the Exchange Notes in additional shares of Revlon Class A common stock, we will not issue fractional shares of Revlon Class A common stock and no cash will be paid in lieu thereof.

     TENDERING NOTEHOLDERS MAY ONLY CHOOSE ONE TYPE OF EXCHANGE CONSIDERATION FOR THE PRINCIPAL AMOUNT OF EACH SERIES OF NOTES TENDERED.

ELECTIONS

     Tendering Noteholders should specify in the appropriate part of the book-entry transfer confirmation whether they desire to receive the Stock Consideration or the Cash Consideration and whether they desire to receive accrued and unpaid interest due on the Exchange Notes in additional shares of Revlon Class A common stock or cash. Also, Noteholders who become subject to the

Proration and wish to have any Exchange Notes not exchanged for cash returned to them, must indicate this desire through the book-entry transfer procedures. TO THE EXTENT A TENDERING NOTEHOLDER OTHERWISE PROPERLY DELIVERS A BOOK-ENTRY TRANSFER CONFIRMATION TO THE EXCHANGE AGENT BUT FAILS TO VALIDLY ELECT TO RECEIVE EITHER THE STOCK CONSIDERATION OR THE CASH CONSIDERATION, THE NOTEHOLDER SHALL BE DEEMED TO HAVE ELECTED TO RECEIVE THE STOCK CONSIDERATION. NOTEHOLDERS WHO FAIL TO ELECT TO RECEIVE ACCRUED AND UNPAID INTEREST DUE ON THE EXCHANGE NOTES IN CASH OR ADDITIONAL SHARES OF REVLON CLASS A COMMON STOCK SHALL BE DEEMED TO HAVE ELECTED TO RECEIVE THE PAYMENT OF ACCRUED AND UNPAID INTEREST IN SHARES OF REVLON CLASS A COMMON STOCK. IF YOU ELECT TO RECEIVE THE CASH CONSIDERATION AND THE PRORATION OCCURS, YOU WILL AUTOMATICALLY RECEIVE REVLON CLASS A COMMON STOCK FOR ANY EXCHANGE NOTES THAT DO NOT RECEIVE THE CASH CONSIDERATION, UNLESS YOU ELECT, THROUGH THE BOOK-ENTRY TRANSFER PROCEDURES, TO HAVE SUCH EXCHANGE NOTES RETURNED TO YOU.

     The Exchange Offers are being made to all holders of Exchange Notes and this offering circular is being sent to all registered holders of Exchange Notes. As of December 31, 2003, $250.0 million, $249.8 million and $649.8 million aggregate principal amount of 8 1/8% Senior Notes, 9% Senior Notes and 8 5/8% Senior Subordinated Notes, respectively, were outstanding.

     Exchange Notes will be deemed to have been accepted as validly tendered if, as and when we have given oral or written notice thereof to the exchange agent. DTC will receive, through its Automated Tender Offer Program ("ATOP"), tenders from the Noteholders and will deliver the Stock Consideration and the Cash Consideration to such Noteholders, as applicable.

     Noteholders that are registered in the name of a broker, dealer, commercial bank, trust company or nominee are urged to contact such registered holder promptly and instruct such registered holder to tender on his or her behalf.

     We reserve the right to purchase or make offers for any Exchange Notes that remain outstanding subsequent to the Expiration Date or to redeem the Exchange Notes as a whole or in part and from time to time, as permitted by the indentures governing the Exchange Notes and, to the extent permitted by applicable law, to purchase Exchange Notes in the open market, in privately negotiated transactions or otherwise. Following completion of the Exchange Offers, the terms of any such purchases or subsequent offers could differ from the terms of the Exchange Offers.

     Noteholders that exchange Exchange Notes for the Stock Consideration or the Cash Consideration will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes associated with the receipt of the Stock Consideration or the Cash Consideration, as applicable, upon completion of the Exchange Offers. We will pay all charges and expenses incurred by us, other than certain applicable taxes, in connection with the Exchange Offers. See "--Fees and Expenses" below. MacAndrews & Forbes has agreed to bear their own fees and expenses in connection with the Exchange Offers.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The Expiration Date for the Exchange Offers is 5:00 p.m., New York City time on March 19, 2004, unless the period for the Exchange Offers is extended, in which case the Expiration Date will be the last date to which the relevant Exchange Offers is extended. We may extend any or all of the Exchange Offers, in our sole and absolute discretion, for any purpose including, without limitation, to permit the satisfaction or waiver of all conditions to the Exchange Offers. If we make a material change to the terms of any or all of the Exchange Offers or if we waive a material condition of any or all of the Exchange Offers, we will extend any or all of the Exchange Offers to the extent required under the Securities and Exchange Act of 1934, as amended.

     If we extend or amend any of the Exchange Offers, we will issue a press release or another form of public announcement. In the case of an extension, a release or announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of that Exchange Offer.

     We expressly reserve the right (i) to delay acceptance of any Exchange Notes, to extend any or all of the Exchange Offers, or to terminate any or all of the Exchange Offers and not accept Exchange Notes, if any of the conditions set forth under "--Conditions to the Completion of the Exchange Offers" shall not have been waived or satisfied by us prior to the Expiration Date and (ii) to amend at any time, or from time to time, the terms of any or all of the Exchange Offers. If we exercise any such right, we will give oral or written notice thereof to the exchange agent as promptly as practicable. If any or all of the Exchange Offers are amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Exchange Notes of such amendment.

     The minimum period during which the Exchange Offers will remain open following a material change in the terms of such Exchange Offers or in the information concerning such Exchange Offers (other than a change in price or a change in amount of Exchange Notes sought) will depend upon the facts and circumstances of such change, including the relative materiality of the terms or information changes. With respect to any change in consideration for or percentage of Exchange Notes sought, a minimum extension of ten business days will be made to allow for adequate dissemination of such change.

     The obligations of each of Fidelity and MacAndrews & Forbes to tender Exchange Notes in the Exchange Offers pursuant to the Negotiated Transactions will terminate on June 30, 2004 if the Exchange Offers are not consummated by that date, or the Support Agreements are not otherwise terminated in accordance with their terms before that date.

RELEASE OF LEGAL CLAIMS BY TENDERING HOLDERS OF EXCHANGE NOTES

     By tendering your Exchange Notes in the Exchange Offers, effective upon payment to you in full of the consideration payable in the Exchange Offers, you will be deemed to have waived any and all rights with respect to the Exchange Notes tendered thereby (including, without limitation, any existing or past defaults by us, the trustee under the indentures relating to the 8 1/8% Senior Notes, the 9% Senior Notes or the 8 5/8% Senior Subordinated Notes, as applicable, or any party acting on our behalf or at our instruction and their consequences in respect of such Exchange Notes), and released and discharged Revlon and Products Corporation, the trustee or any party acting on our behalf or at our instruction from any and all claims you may have, now or in the future, arising out of or related to the Exchange Notes tendered thereby, including, without limitation, any and all claims that you are entitled to receive additional principal or interest payments with respect to the Exchange Notes tendered thereby (other than as expressly provided in this offering circular and in the letter of transmittal) or to participate in any redemption of the Exchange Notes tendered thereby.

PROCEDURES FOR TENDERING EXCHANGE NOTES IN THE EXCHANGE OFFERS

     Exchange Notes tendered in an Exchange Offers must be in a minimum principal amount of $1,000.

     To tender your Exchange Notes in the Exchange Offers, Noteholders must cause the exchange agent to receive a timely confirmation of a book-entry transfer of Exchange Notes, including the agent's message that forms part of the book-entry confirmation of transfer, into the exchange agent's account at DTC (a "Book Entry Confirmation"), pursuant to the procedures for book entry transfer described below, prior to 5:00 p.m., New York City time, the Expiration Date.

     The tender by a Noteholder will constitute an agreement between such Noteholder and us in accordance with the terms and subject to the conditions set forth herein and in the applicable Letter of Transmittal. Noteholders that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wish to tender are urged to contact such registered holder promptly and instruct such registered holder to tender on his or her behalf.

     All questions as to the validity, form, eligibility, time of receipt and acceptance of the tendered Exchange Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Exchange Notes not properly tendered or any Exchange Notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities of tender as to particular Exchange Notes. Our interpretation of the terms and conditions of the Exchange Offers will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Exchange Notes must be cured within such time as we shall determine. None of Revlon, Products Corporation, the exchange agent, the information agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Exchange Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Exchange Notes will not be deemed to have been made until such irregularities have been cured or waived. Any book-entry transfers received by DTC that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned, at our expense, to such holder by the exchange agent.

BOOK ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the Exchange Notes at DTC for purposes of the Exchange Offers within two business days after the date of this offering circular. Any financial institution that is a participant in DTC's systems may make book-entry delivery of Exchange Notes by causing DTC to transfer such Exchange Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Delivery of Exchange Notes must be effected through book-entry transfer at DTC. The Letter of Transmittal is being provided to Noteholders for information purposes only and should not be sent to the exchange agent.

EXCHANGING BOOK ENTRY NOTES

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize DTC's ATOP procedures to tender Exchange Notes.

     Any participant in DTC may make book-entry delivery of Exchange Notes by causing DTC to transfer such Exchange Notes into the exchange agent's account in accordance with DTC's ATOP procedures for transfer. The exchange for the Exchange Notes so tendered will only be made, however, after a book-entry confirmation of such book-entry transfer of such Exchange Notes into the exchange agent's account.

GUARANTEED DELIVERY PROCEDURES

     If you are a Noteholder and wish to tender your Exchange Notes, but the procedure for book-entry transfer cannot be completed before the expiration of the Exchange Offer, you may effect a tender of your Exchange Notes if:

 o the tender is made through an eligible guarantor institution;

 o prior to the expiration of the applicable Exchange Offer, the exchange agent receives from an eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, setting forth (i) your name, and address; (ii) the amount of Exchange Notes you are tendering, (iii) the form of consideration you wish to receive in exchange for your Exchange Notes and any accrued and unpaid interest thereon (iv) if applicable, stating that you desire to have returned to you any portion of the Exchange Notes for which you elected to receive the Cash Consideration in the event that you do not receive the Cash Consideration for such Exchange Notes as a result of the Proration (rather than automatically receiving Revlon Class A common stock for such Exchange Notes), and (v) stating that the tender is being made by notice of guaranteed delivery; these documents may be sent by overnight courier, registered or certified mail or facsimile transmission;

 o you guarantee that within three NYSE trading days after the date of execution of the notice of guaranteed delivery you will provide a book-entry confirmation of transfer into the exchange agent's account at DTC, including the agent's message that forms a part of the book-entry confirmation, and any required signature guarantees, and any other documents required by the Letter of Transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

 o the exchange agent receives a book-entry confirmation of transfer of the Exchange Notes into the exchange agent's account at DTC and an agent's message within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

ACCEPTANCE OF EXCHANGE NOTES FOR EXCHANGE; DELIVERY OF THE EXCHANGE CONSIDERATION AND PAYMENT OF INTEREST

     Upon satisfaction or waiver of all of the conditions to the Exchange Offers, all Exchange Notes validly tendered will be accepted, the Stock Consideration and cash will be issued and paid, as applicable, promptly after expiration of the Exchange Offers. See "--Conditions to the Completion of the Exchange Offers." For purposes of the Exchange Offers, Exchange Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral or written notice thereof to the exchange agent. For each $1,000 principal amount of outstanding 8 1/8% Senior Notes and 9% Senior Notes exchanged, a holder of Senior Notes will receive, at the option of the tendering holder of Senior Notes, either

      o  400 shares of Revlon Class A common stock, or

      o $830 in cash, subject to the Proration, in the case of the 8 1/8% Senior Notes tendered for exchange, or $800 in cash, subject to the Proration, in the case of the 9% Senior Notes tendered for exchange, in each case to be delivered only with respect to the Senior Notes validly tendered and accepted for exchange.

     For each $1,000 principal amount of outstanding 8 5/8% Senior Subordinated Notes exchanged, a holder of 8 5/8% Senior Subordinated Notes will receive, at the option of the tendering holder of 8 5/8% Senior Subordinated Notes, 300 shares of Revlon Class A common stock or $620 in cash, subject to the Proration, in each case to be delivered only with respect to 8 5/8% Senior Subordinated Notes validly tendered and accepted for exchange.

     Noteholders who tender their securities for exchange in the Exchange Offers will also receive consideration, in cash or shares of Revlon Class A common stock, at the option of such Noteholders, in an amount equal to any accrued and unpaid interest due on the Exchange Notes tendered by them up to, but not including, the date of consummation of the Exchange Offers. If a Noteholder elects to have accrued and unpaid interest due on the Exchange Notes paid in shares of Revlon Class A common stock, the number of shares to be issued will be at a set ratio of 400 shares of Revlon Class A common stock per $1,000 principal amount of outstanding Exchange Notes tendered, regardless of the series of Exchange Notes that are exchange. The number of shares of Revlon Class A common stock to be issued in the Exchange Offers will be rounded down to the nearest whole share. We will not issue fractional shares of Revlon Class A common stock in the payment of accrued and unpaid interest or cash in lieu thereof. Any accrued but unpaid interest will be paid promptly following acceptance of the tendered Exchange Notes.

     In all cases, issuances of the Exchange Consideration and the accrued interest payment for Exchange Notes that are accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the exchange agent of a timely confirmation of a book entry transfer of Exchange Notes into the exchange agent's account at DTC.

     If any tendered Exchange Notes are not accepted for any reason set forth under "--Conditions to the Completion of the Exchange Offers," such unaccepted or such unexchanged Exchange Notes will be credited to an account maintained with DTC promptly after the expiration or termination of the Exchange Offers.

IRREVOCABILITY OF TENDERS

     You can not withdraw tenders of Exchange Notes in the Exchange Offers.

CONDITIONS TO THE COMPLETION OF THE EXCHANGE OFFERS

     Each of the 8 1/8% Senior Notes Exchange Offer, the 9% Senior Notes Exchange Offer and the 8 5/8% Senior Subordinated Notes Exchange Offer is independent of the other Exchange Offers and none of the Exchange Offers are conditioned upon the exchange of a minimum aggregate principal amount of Exchange Notes. Notwithstanding any other provision of the Exchange Offers, or any extension of any or all of any of the Exchange Offers, we shall not be required to accept for exchange any Exchange Notes, issue any Stock Consideration, pay any Cash Consideration, or make any payment for accrued interest and we may terminate or amend any or all of the Exchange Offers if at any time prior to the consummation of the Exchange Offers, we determine, in our sole discretion, that any of the following conditions has not been satisfied, prior to or concurrently with such consummation of the Exchange Offers, or waived by us:

 o stockholder approval, as required by the rules of the NYSE, for the issuance of the shares of Revlon Class A common stock to be issued in the Exchange Offers and the Negotiated Transactions is procured (MacAndrews & Forbes, our principal stockholder, has agreed to consent to the issuance);

 o the consummation of the Negotiated Transactions;

 o the Exchange Offers have not been determined to violate any applicable law or any applicable interpretation of the staff of the SEC;

 o the NYSE has approved for listing the shares of Revlon Class A common stock to be issued in the Exchange Offers and the Negotiated Transactions;

 o no event shall have occurred or be likely to occur and no event affecting our business or financial affairs shall have occurred or be likely to occur that would or might reasonably be expected to prohibit, prevent, restrict or delay consummation of the Exchange Offers as a whole or that might reasonably be expected to be material to Noteholders in deciding whether to participate in the Exchange Offers;

 o no action shall have been taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offers, the Negotiated Transactions or the exchange of Exchange Notes pursuant to the Exchange Offers, by or before any court or governmental regulatory or administrative agency or authority, tribunal, domestic or foreign, which
   (i) challenges the making of the Exchange Offers or the consummation of the Negotiated Transactions as a whole or might reasonably be expected to, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise reasonably be expected to adversely affect in any material manner, any of the Negotiated Transactions or the consummation of the Negotiated Transactions as a whole or (ii) could reasonably be expected to materially adversely affect our business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects, or materially impair the contemplated benefits of any of the Negotiated Transactions, or the consummation of the Negotiated Transactions as a whole to us or that might be material to Noteholders in deciding whether to participate in the Exchange Offers;

 o the Board of Directors of Revlon shall have concluded that the exercise of the directors' fiduciary duties requires that we terminate the Exchange Offers, with such conclusions based on the advice of outside legal and financial advisors as appropriate; and

 o there shall not have occurred:

       o any general suspension of, or limitation on prices for, trading in securities in United States securities or financial markets;

       o a material impairment in the trading market for debt securities;

       o a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States;

       o any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions;

       o a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including but not limited to, additional catastrophic terrorist attacks against the United States or its citizens; or

       o in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

     The foregoing conditions are for our sole benefit and may be asserted only by us regardless of the circumstances giving rise to any such condition (including any action or inaction by us) or may be waived only by us, in whole or in part, at any time and from time to time, in our sole discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time by us prior to the Expiration Date. Moreover, we are free to terminate an Exchange Offer for any or no reason, in our sole and absolute discretion, and not accept any Exchange Notes.


"BLUE SKY" COMPLIANCE

     We are making the Exchange Offers to all holders of outstanding Exchange Notes. We are not aware of any jurisdiction in which the making of the Exchange Offers is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the Exchange Offers is not in compliance with applicable law, we will make a good faith effort to comply with any such law. If, after such good faith effort, we cannot comply with any such law, the Exchange Offers will not be made to, nor will tenders of Exchange Notes be accepted from or on behalf of, the holders of Exchange Notes in any such jurisdiction.


EXCHANGE AGENT

     U.S. Bank National Association has been appointed as exchange agent for the Exchange Offers. Notices of guaranteed delivery and all correspondence in connection with the Exchange Offers should be sent or delivered by each holder of Exchange Notes or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the exchange agent at the addresses set forth on the back cover of this offering circular and in the Letter of Transmittal. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out of pocket expenses in connection therewith.


INFORMATION AGENT

     D.F. King & Co., Inc. has been appointed as information agent for the Exchange Offers and will receive customary compensation for its services. We will also reimburse the information agent for its reasonable out of pocket expenses. Questions concerning tender procedures and requests for additional copies of this offering circular, the Letter of Transmittal or notices of guaranteed delivery should be directed to the information agent at the addresses and telephone numbers set forth on the back cover page of this offering circular. Noteholders may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Exchange Offers.


FINANCIAL ADVISOR

     We have retained UBS Securities LLC as our exclusive financial advisor in connection with the Negotiated Transactions and the Exchange Offers and the other transactions contemplated by the Support Agreements. We are paying UBS customary fees for its services (including fees and expenses of its counsel), and we are indemnifying UBS. UBS has not, however, been retained to and is not soliciting acceptances of the Exchange Offers or making any recommendation with respect thereto.


FEES AND EXPENSES

     We will pay the reasonable and customary fees and reasonable out of pocket expenses of U.S. Bank National Association in its capacity as exchange agent and D.F. King & Co., Inc. in its capacity as information agent, and legal, accounting, and related fees and expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out of pocket expenses incurred in forwarding copies of this offering circular and related documents to the beneficial owners of the Exchange Notes and in handling or forwarding tenders for exchange. We will not, however, make any payments to brokers, dealers or other persons for soliciting acceptances of the Exchange Offers.

     We have agreed to pay the fees and expenses of Fidelity, Kramer Levin Naftalis & Frankel LLP, which is serving as legal counsel to Fidelity and Jefferies & Company, Inc., financial advisor to Fidelity. Neither Fidelity, Kramer Levin Naftalis & Frankel LLP nor Jefferies & Company, Inc. is soliciting acceptances in the Exchange Offers or making any recommendations with respect thereto. MacAndrews & Forbes has agreed to bear their own expenses in connection with the Debt Reduction Transactions.

     Additionally, we will pay all transfer taxes, if any, applicable to the exchange of Exchange Notes pursuant to the Exchange Offers. If, however:

 o the consideration for the Exchange Offers is to be issued in the name of any person other than the registered holder of the Exchange Notes exchanged therefor; or

 o a transfer tax is imposed for any reason other than the exchange of Exchange Notes pursuant to the Exchange Offers,

then the amount of any such transfer taxes imposed on the registered holder or any other persons will be payable by the Noteholder that is exchanging Exchange Notes. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to the holder of the Exchange Notes that are exchanged.

     We expect that we will pay our approximately $20.0 million in estimated transaction fees and expenses relating to the Exchange Offers. We expect to fund the fees and expenses of the Exchange Offers from cash flow from operations, funds available for borrowing under the credit agreement, or drawings under the MacAndrews & Forbes $125 million term loan.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Completion of the Exchange Offers will have certain consequences to holders of Exchange Notes who do not exchange their Exchange Notes for shares of Revlon Class A common stock, including, without limitation, that the trading market for unexchanged Exchange Notes could become limited or nonexistent due to the reduction in the amount of the Exchange Notes outstanding after completion of the Exchange Offers, which may adversely affect the market price and price volatility of such Exchange Notes. See "Risk Factors--Risks Related to the Exchange Offers--If the Exchange Offers are completed, Exchange Notes not tendered for exchange could be subject to further transactions which may be on terms less favorable than the Exchange Offers" and "--The liquidity of any trading market that currently exists for the Exchange Notes may be adversely affected by the Exchange Offers and the Negotiated Transactions and holders of Exchange Notes who fail to tender in the Exchange Offers may find it more difficult to sell their Exchange Notes."

APPRAISAL RIGHTS

     You will not have any right to dissent and receive appraisal of your Exchange Notes in connection with the Exchange Offers.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     We are not making any recommendation regarding whether you should tender your Exchange Notes for exchange and accept the Revlon Class A common stock or cash consideration offered in the Exchange Offers. You must make your own determination as to whether to tender your Exchange Notes for exchange and accept the Stock Consideration or Cash Consideration, as the case may be.

SOLICITATION

     The Exchange Offers are being made by us in reliance on the exemption from the registration requirements of the Securities Act, afforded by Section 3(a)(9) thereof. We therefore will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of the Exchange Notes. We have not retained any dealer, manager or other agent to solicit tenders with respect to the Exchange Offers. The exchange agent will mail solicitation materials on our behalf. Additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of Revlon.

                         DESCRIPTION OF EXCHANGE NOTES

     8 1/8% Senior Notes. As of December 31, 2003, there was outstanding $250.0 million aggregate principal amount of the 8 1/8% Senior Notes. The 8 1/8% Senior Notes are senior unsecured obligations of Products Corporation and rank pari passu in right of payment with all existing and future Senior Debt (as defined in the indenture governing the 8 1/8% Senior Notes) of Products Corporation, including the 12% Senior Secured Notes, the 9% Senior Notes, the indebtedness under the credit agreement, the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $65 million line of credit, and the MacAndrews & Forbes
$125 million term loan and are senior to the 8 5/8% Senior Subordinated Notes and to all future subordinated indebtedness of Products Corporation. The 8 1/8% Senior Notes are effectively subordinated to the outstanding indebtedness and other liabilities of Products Corporation's subsidiaries. Interest is payable on February 1 and August 1.

     The 8 1/8% Senior Notes may be redeemed at the option of Products Corporation in whole or from time to time in part at any time on or after February 1, 2002 at the redemption prices set forth in the indenture governing the 8 1/8% Senior Notes, plus accrued and unpaid interest, if any, to the date of redemption.

     Upon a Change of Control (as defined in the indenture governing the 8 1/8% Senior Notes), Products Corporation will have the option to redeem the 8 1/8% Senior Notes in whole at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption, plus the Applicable Premium (as defined in the indenture governing the 8 1/8% Senior Notes) and, subject to certain conditions, each holder of the 8 1/8% Senior Notes will have the right to require Products Corporation to repurchase all or a portion of such holder's 8 1/8% Senior Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

     The indenture governing the 8 1/8% Senior Notes contains covenants that, among other things, limit (i) the issuance of additional debt and redeemable stock by Products Corporation, (ii) the incurrence of liens, (iii) the issuance of debt and preferred stock by Products Corporation's subsidiaries, (iv) the payment of dividends on capital stock of Products Corporation and its subsidiaries and the redemption of capital stock of Products Corporation and certain subordinated obligations, (v) the sale of assets and subsidiary stock,
(vi) transactions with affiliates and (vii) consolidations, mergers and transfers of all or substantially all Products Corporation's assets. The indenture governing the 8 1/8% Senior Notes also prohibits certain restrictions on distributions from subsidiaries. All of these limitations and prohibitions, however, are subject to a number of important qualifications.

     The indenture governing the 8 1/8% Senior Notes contains customary events of default for a debt instrument of this type. The indenture governing the 8 1/8% Senior Notes includes a cross acceleration provision which provides that it shall be an event of default under the indenture if any debt (as defined in the indenture) of Products Corporation or any of its significant subsidiaries (as defined in the indenture), is not paid within any applicable grace period after final maturity or is accelerated by the holders of such debt because of a default and the total principal amount of the portion of such debt that is unpaid or accelerated exceeds $25 million and such default continues for ten days after notice from the trustee under the indenture. If any such event of default occurs, the trustee under the indenture or the holders of at least 25% in principal amount of the outstanding notes under the indenture may declare all such notes to be due and payable immediately, provided that the holders of a majority in aggregate principal amount of the outstanding notes under the indenture may, by notice to the trustee, waive any such default or event of default and its consequences under the indenture.

     On February 11, 2004, Revlon agreed to guarantee the obligations of Products Corporation under the indenture governing the 8 1/8% Senior Notes. The guarantee is subordinated in right of payment to Revlon's guarantee of the obligations of Products Corporation under the credit agreement.

     9% Senior Notes. As of December 31, 2003, there was outstanding $250.0 million aggregate principal amount of the 9% Senior Notes. The 9% Senior Notes are senior unsecured obligations of Products Corporation and rank pari passu in right of payment with all existing and future Senior Debt

(as defined in the indenture governing the 9% Senior Notes) of Products Corporation, including the 12% Senior Secured Notes, 8 1/8% Senior Notes and the indebtedness under the credit agreement, the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $65 million line of credit and the MacAndrews & Forbes $125 million term loan, and are senior to the 8 5/8% Senior Subordinated Notes and to all future subordinated indebtedness of Products Corporation. The 9% Senior Notes are effectively subordinated to outstanding indebtedness and other liabilities of Products Corporation's subsidiaries. Interest is payable on May 1 and November 1.

     The 9% Senior Notes may be redeemed at the option of Products Corporation in whole or from time to time in part at any time on or after November 1, 2002 at the redemption prices set forth in the indenture governing the 9% Senior Notes plus accrued and unpaid interest, if any, to the date of redemption.

     Upon a Change of Control (as defined in the indenture governing the 9% Senior Notes), Products Corporation will have the option to redeem the 9% Senior Notes in whole at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption, plus the Applicable Premium (as defined in the indenture governing the 9% Senior Notes) and, subject to certain conditions, each holder of the 9% Senior Notes will have the right to require Products Corporation to repurchase all or a portion of such holder's 9% Senior Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

     The indenture governing the 9% Senior Notes contains covenants that, among other things, limit (i) the issuance of additional debt and redeemable stock by Products Corporation, (ii) the incurrence of liens, (iii) the issuance of debt and preferred stock by Products Corporation's subsidiaries, (iv) the payment of dividends on capital stock of Products Corporation and its subsidiaries and the redemption of capital stock of Products Corporation and certain subordinated obligations, (v) the sale of assets and subsidiary stock, (vi) transactions with affiliates and (vii) consolidations, mergers and transfers of all or substantially all Products Corporation's assets. The indenture governing the 9% Senior Notes also prohibits certain restrictions on distributions from subsidiaries. All of these limitations and prohibitions, however, are subject to a number of important qualifications.

     The indenture governing the 9% Senior Notes contains customary events of default for a debt instrument of this type. The indenture governing the 9% Senior Notes includes a cross acceleration provision which provides that it shall be an event of default under the indenture if any debt (as defined in the indenture) of Products Corporation or any of its significant subsidiaries (as defined in the indenture), is not paid within any applicable grace period after final maturity or is accelerated by the holders of such debt because of a default and the total principal amount of the portion of such debt that is unpaid or accelerated exceeds $25 million and such default continues for ten days after notice from the trustee under the indenture. If any such event of default occurs, the trustee under the indenture or the holders of at least 25% in principal amount of the outstanding notes under the indenture may declare all such notes to be due and payable immediately, provided that the holders of a majority in aggregate principal amount of the outstanding notes under the indenture may, by notice to the trustee, waive any such default or event of default and its consequences under the indenture.

     On February 11, 2004, Revlon agreed to guarantee the obligations of Products Corporation under the indenture governing the 9% Senior Notes. The guarantee is subordinated in right of payment to Revlon's guarantee of the obligations of Products Corporation under the credit agreement.

     8 5/8% Senior Subordinated Notes. As of December 31, 2003, there was outstanding $650.0 million aggregate principal amount of the 8 5/8% Senior Subordinated Notes. The 8 5/8% Senior Subordinated Notes are general unsecured obligations of Products Corporation and are (i) subordinate in right of payment to all existing and future Senior Debt (as defined in the indenture governing the 8 5/8% Senior Subordinated Notes) of Products Corporation, including the 12% Senior Secured Notes, the 9% Senior Notes, the 8 1/8% Senior Notes and the indebtedness under the credit agreement, the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $65 million line of credit and the MacAndrews & Forbes $125 million term loan, (ii) pari passu in right of payment with all future senior subordinated debt, if any, of Products Corporation and
(iii) senior in right of payment to all
future subordinated debt, if any, of Products Corporation. The 8 5/8% Senior Subordinated Notes are effectively subordinated to the outstanding indebtedness and other liabilities of Products Corporation's subsidiaries. Interest is payable on February 1 and August 1.

     The 8 5/8% Senior Subordinated Notes may be redeemed at the option of Products Corporation in whole or from time to time in part at any time on or after February 1, 2003 at the redemption prices set forth in the indenture governing the 8 5/8% Senior Subordinated Notes, plus accrued and unpaid interest, if any, to the date of redemption.

     Upon a Change of Control (as defined in the indenture governing the 8 5/8% Senior Subordinated Notes), Products Corporation will have the option to redeem the 8 5/8% Senior Subordinated Notes in whole at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption, plus the Applicable Premium (as defined in the indenture governing the 8 5/8% Senior Subordinated Notes) and, subject to certain conditions, each holder of the 8 5/8% Senior Subordinated Notes will have the right to require Products Corporation to repurchase all or a portion of such holder's 8 5/8% Senior Subordinated Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

     The indenture governing the 8 5/8% Senior Subordinated Notes contains covenants that, among other things, limit (i) the issuance of additional debt and redeemable stock by Products Corporation, (ii) the incurrence of liens,
(iii) the issuance of debt and preferred stock by Products Corporation's subsidiaries, (iv) the payment of dividends on capital stock of Products Corporation and its subsidiaries and the redemption of capital stock of Products Corporation, (v) the sale of assets and subsidiary stock, (vi) transactions with affiliates, (vii) consolidations, mergers and transfers of all or substantially all of Products Corporation's assets and (viii) the issuance of additional subordinated debt that is senior in right of payment to the 8 5/8% Senior Subordinated Notes. The indenture governing the 8 5/8% Senior Subordinated Notes also prohibits certain restrictions on distributions from subsidiaries. All of these limitations and prohibitions, however, are subject to a number of important qualifications.

     The indenture governing the 8 5/8% Senior Subordinated Notes contains customary events of default for a debt instrument of this type. The indenture governing the 8 5/8% Senior Subordinated Notes includes a cross acceleration provision which provides that it shall be an event of default under the indenture if any debt (as defined in the indenture) of Products Corporation or any of its significant subsidiaries (as defined in the indenture), is not paid within any applicable grace period after final maturity or is accelerated by the holders of such debt because of a default and the total principal amount of the portion of such debt that is unpaid or accelerated exceeds $25 million and such default continues for ten days after notice from the trustee under the indenture. If any such event of default occurs, the trustee under the indenture or the holders of at least 25% in principal amount of the outstanding notes under the indenture may declare all such notes to be due and payable immediately, provided that the holders of a majority in aggregate principal amount of the outstanding notes under the indenture may, by notice to the trustee, waive any such default or event of default and its consequences under the indenture.

     On February 11, 2004, Revlon agreed to guarantee the obligations of Products Corporation under the indenture governing the 8 5/8% Senior Subordinated Notes. The guarantee is subordinated in right of payment to Revlon's guarantee of the obligations of Products Corporation under the credit agreement, the 12% Senior Secured Notes, the 9% Senior Notes and the 8 1/8% Senior Notes.


MARKET TRADING AND INFORMATION REGARDING THE EXCHANGE NOTES

     The Exchange Notes are not listed on a national securities exchange or quoted on any inter-dealer quotation system and we believe that secondary sales activity for the Exchange Notes is not very active or liquid. While some information is available through private publications regarding the prices at which such secondary sales transactions have been made, these publications generally disclaim the accuracy and reliability of such information. In any event, prices may fluctuate significantly depending on the volume of trading at any particular time.


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

                      DESCRIPTION OF REVLON CAPITAL STOCK

     Revlon is authorized to issue two classes of common stock, Class A common stock and Class B common stock, the two classes of which are substantially identical, except as to their voting power. Revlon is currently authorized to issue 350,000,000 shares of Class A common stock, 38,208,451 of which were outstanding as of December 31, 2003, and 200,000,000 shares of Class B common stock, 31,250,000 of which were outstanding as of December 31, 2003. Revlon is also currently authorized to issue 20,000,000 shares of preferred stock, of which it has two series, Revlon Series A preferred stock and Revlon Series B convertible preferred stock. Revlon had 546 shares of Revlon Series A preferred stock and 4,333 shares of Series B convertible preferred stock outstanding as of December 31, 2003, all of which were owned by REV Holdings.

     The following summary description of Revlon capital stock is based on Revlon's Amended and Restated Certificate of Incorporation (referred to in this offering circular as the Certificate of Incorporation) and Revlon's Amended and Restated By-laws (referred to in this offering circular as the By-laws) in effect as of the date of this offering circular.

     In connection with the Exchange Offers and the Negotiated Transactions:

 o we are proposing to amend our Certificate of Incorporation to increase the number of authorized shares of Revlon Class A common stock from 350,000,000 to 900,000,000;

 o all of the issued and outstanding shares of Revlon Series A preferred stock and Revlon Series B convertible preferred stock will be exchanged or converted, as the case may be, into shares of Revlon Class A common stock;

 o we are proposing to amend the Certificate of Incorporation to eliminate the Revlon Series A preferred stock subject to, and following, the consummation of the Exchange Offers and the Negotiated Transactions; and

 o the Revlon Series B convertible preferred stock will be eliminated upon the consummation of the Exchange Offers and the Negotiated Transactions.


REVLON CLASS A COMMON STOCK AND CLASS B COMMON STOCK

     Each share of Revlon Class A common stock entitles the holder to one vote and each share of Class B common stock entitles the holder to ten votes at each annual or special meeting of stockholders, in the case of any written consent of stockholders and for all other purposes on all matters being voted on by our stockholders. The holders of Revlon Class A common stock and Class B common stock vote as a single class on all matters submitted to a vote of Revlon stockholders, except as otherwise provided by law. Neither the holders of Revlon Class A common stock nor the holders of Class B common stock have cumulative voting or preemptive rights.

     The holders of Revlon Class A common stock and Class B common stock are entitled to receive dividends and other distributions as may be declared by Revlon's board of directors out of assets or funds legally available for that purpose, subject to the rights of the holders of any series of Revlon preferred stock, and any other provision of Revlon's Certificate of Incorporation. Revlon's Certificate of Incorporation provides that if at any time a dividend or other distribution in cash or other property is paid on Revlon Class A common stock or Class B common stock, a like dividend or other distribution in cash or other property will also be paid on Class B common stock or Revlon Class A common stock, as the case may be, in an equal amount per share. Revlon's Certificate of Incorporation provides that if shares of Revlon Class A common stock are paid on Revlon Class A common stock and shares of Class B common stock are paid on Class B common stock in an equal amount per share of Revlon Class A common stock and Class B common stock, such payment will be deemed to be a like dividend or other distribution. Revlon did not declare or pay dividends during 2002 or 2003. Revlon, as a holding company, is dependent on the earnings and cash flow of, and dividends and distributions from, Products Corporation to pay its expenses and to pay any cash dividend or distribution on Revlon Class A common stock that may be authorized by its board of directors. See "Risk Factors--Risks Related to the Company--Revlon is a holding company with no


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

business operations of its own and is dependent on its subsidiaries to pay certain expenses and dividends." In the case of any split, subdivision, combination or reclassification of Revlon Class A common stock or Class B common stock, the shares of Class B common stock or Revlon Class A common stock, as the case may be, will also be split, subdivided, combined or reclassified so that the number of shares of Revlon Class A common stock and Class B common stock outstanding immediately following such split, subdivision, combination or reclassification will bear the same relationship to each other as that which existed immediately prior to the split, subdivision, combination or reclassification.

     In the event of Revlon's liquidation, dissolution or winding up, the holders of Revlon Class A common stock and the holders of Class B common stock will be entitled to receive assets and funds available for distribution after payments to creditors and to the holders of any preferred stock of Revlon that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

     In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of Revlon Class A common stock or the holders of Class B common stock, the holders of Revlon Class A common stock and the holders of Class B common stock will receive the same consideration on a per share basis. However, if such consideration consists of any voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of Class B common stock may receive, on a per share basis, voting securities with ten times the number of votes per share as those voting securities to be received by the holders of Revlon Class A common stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten times the number of votes per share as those voting securities issuable upon exercise of the options or warrants, or into which the convertible or exchangeable securities to be received by the holders of Revlon Class A common stock may be converted or exchanged).

     Revlon's Certificate of Incorporation provides that no person holding record or beneficial ownership of shares of Class B common stock (referred to in this offering circular as a Class B Holder) may transfer, and Revlon will not register the transfer of, such shares of Class B common stock, except to a permitted transferee. A permitted transferee is generally defined to mean an affiliate of the Class B Holder. In certain circumstances set forth in Revlon's Certificate of Incorporation, changes in ownership or control of a Class B Holder will also result in the conversion of such holder's Class B common stock into Revlon Class A common stock. Revlon's Certificate of Incorporation also provides that Revlon will not register the transfer of any shares of Class B common stock unless the transferee and the transferor of such Class B common stock have furnished such affidavits and other proof as Revlon reasonably may request to establish that the proposed transferee is a permitted transferee. In addition, upon any purported transfer of shares of Class B common stock not permitted under Revlon's Certificate of Incorporation, all shares of Class B common stock purported to be transferred will be deemed to be converted into shares of Revlon Class A common stock, and stock certificates formerly representing such shares of Class B common stock will from that time be deemed to represent the number of shares of Revlon Class A common stock as equals the number of shares of Revlon Class A common stock into which such shares of Class B common stock could be converted pursuant to the Certificate of Incorporation.

     In the event that the number of shares of Class B common stock and Revlon Class A common stock held by the Class B Holders and their permitted transferees issued and outstanding at any time shall constitute less than ten percent of the total combined number of shares of Revlon Class A common stock and Class B common stock issued and outstanding at such time, then, without further action on the part of the Class B Holder or us, all shares of Class B common stock then issued and outstanding will be deemed to be converted into shares of Revlon Class A common stock, and stock certificates formerly representing such shares of Class B common stock will from that time be deemed to represent such number of shares of Revlon Class A common stock as equals the number of shares of Revlon Class A common stock into which such shares of Class B common stock could be converted pursuant to Revlon's Certificate of Incorporation. In addition, each share of Class B common stock shall be convertible, at the option of its record holder, into one validly issued, fully paid and non-assessable share of Revlon Class A common stock at any time.

     Except as expressly set forth in Revlon's Certificate of Incorporation, the rights of the holders of Revlon Class A common stock and the rights of Class B Holders are in all respects identical.

     The transfer agent and registrar for the Revlon Class A common stock is American Stock Transfer & Trust Company. Revlon Class A common stock is traded on the NYSE under the symbol "REV."


SERIES A PREFERRED STOCK AND SERIES B CONVERTIBLE PREFERRED STOCK

     Revlon's Certificate of Incorporation provides that Revlon may issue shares of preferred stock from time to time in one or more series. Revlon's board of directors is authorized to fix the voting rights, if any, designations, powers, preferences and the relative participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of preferred stock, to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

     The holder of Revlon Series A preferred stock is not entitled to receive any dividends. The Revlon Series A preferred stock is entitled to a liquidation preference of $100,000 per share before any distribution is made to the holders of Revlon Class A or Class B common stock. The holder of Revlon Series A preferred stock does not have any voting rights, except as required by law. The Revlon Series A preferred stock may be redeemed at any time by Revlon, at our option, for $100,000 per share. However, the terms of the credit agreement, the indentures covering our outstanding indebtedness, the MacAndrews & Forbes $100 million term loan, the MacAndrews & Forbes $65 million line of credit and the MacAndrews & Forbes $125 million term loan currently restrict Revlon's ability to effect such redemption by limiting the amount of dividends or distributions Products Corporation can pay to Revlon. The Revlon Series A preferred stock is non-convertible.

     The holder of Revlon Series B convertible preferred stock is entitled to receive dividends in an amount per share equal to the amount received by each share of Revlon Class A common stock as if Revlon Series B convertible preferred stock had been converted into shares of Revlon Class A common stock as of the date immediately prior to the record date for such dividend or distribution. No dividend may be paid or declared on any share of Revlon Class A common stock unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared on each share of Revlon Series B convertible preferred stock.

     The Revlon Series B convertible preferred stock is entitled to a liquidation preference of $720.0554 per share plus the amount of any declared but unpaid dividends as of the date of liquidation before any distribution is made to the holders of any of Revlon Class A or Class B common stock or any other class or series of Revlon's capital stock ranking junior as to liquidation rights to Revlon Series B convertible preferred stock. If, upon liquidation, Revlon's available assets are insufficient to permit payment of the full liquidation preference to the holders of Revlon Series B convertible preferred stock, all of Revlon's available assets shall be distributed among the holders of the then outstanding shares of Revlon Series B convertible preferred stock and the then outstanding shares of capital stock ranking on parity with Revlon Series B convertible preferred stock as to distributions upon liquidation, pro rata according to the number of the then outstanding shares of Revlon Series B convertible preferred stock and the then outstanding shares of such parity stock held by each such holder.

     In addition to such rights as specified in Revlon's Certificate of Incorporation and as are provided under Delaware law, the holder of Revlon Series B convertible preferred stock is entitled to vote together with the holders of Revlon Class A and Class B common stock as a single class at each annual or special meeting of stockholders, in the case of any written consent of stockholders and for all other purposes on all matters being voted on by the stockholders. Each share of Revlon Series B convertible preferred stock entitles its holder to cast one vote for each whole vote that such holder would be entitled to cast had such holder converted its Revlon Series B convertible preferred stock


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

into shares of Revlon Class A common stock as of the date immediately prior to the record date for determining the stockholders eligible to vote on any such matter. In addition, Revlon cannot, without the written consent or affirmative vote of the holders of at least a majority of the outstanding shares of Revlon Series B convertible preferred stock voting separately as one class: (i) amend, alter or repeal the Certificate of Incorporation or the By-laws if such amendment, alteration or repeal would adversely alter or change the rights, preferences or privileges of Revlon Series B convertible preferred stock, (ii) create or authorize any class, series or shares of preferred stock or any other class or series of capital stock or other equity securities ranking either as to payment of dividends or distribution of assets upon liquidation prior to Revlon Series B convertible preferred stock or on a parity with Revlon Series B convertible preferred stock, (iii) undertake any action, the valid consummation of which would require the approval of Revlon's stockholders pursuant to its Certificate of Incorporation or its By-laws or as required by applicable law and the direct or indirect result of which would adversely affect or change the rights, preferences or privileges of Revlon Series B convertible preferred stock.

     The holder of Revlon Series B convertible preferred stock is entitled to convert each of its shares of Revlon Series B convertible preferred stock into a number of shares of Revlon Class A common stock determined by dividing the liquidation preference of such shares by the conversion price, which is initially $7.20 but is subject to adjustment upon stock dividends, subdivisions, split ups or combinations, and to receive payment in lieu of any fractional shares that would otherwise be due upon conversion. Each share of Revlon Series B convertible preferred stock is currently convertible into approximately 100 shares of Revlon Class A common stock. In the event of any capital reorganization, reclassification of Revlon's capital stock, or consolidation or merger with or into another corporation (where Revlon is not the surviving corporation or where there is a change in or distribution with respect to the common stock), each share of Revlon Series B convertible preferred stock shall after such event be convertible into the kind and number of shares or other securities or property of Revlon or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Revlon Class A common stock deliverable upon conversion of such Revlon Series B convertible preferred stock (had such conversion taken place immediately prior to the time of such reorganization, reclassification, consolidation or merger) would have been entitled to receive upon such reorganization, reclassification, consolidation or merger.

     Revlon has the option to redeem all or any part of the Revlon Series B convertible preferred stock at any time after 30 days following the requisite stockholder approval at a redemption price equal to $720.0554 per share plus the amount of any declared but unpaid dividends thereon as of such redemption date, provided that the holders of the Revlon Series B convertible preferred stock retain the right to convert their shares of the Revlon Series B convertible preferred stock into the applicable number of shares of Revlon Class A common stock until the close of business on the last business day preceding the effective date of any such optional redemption by us.


SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Section 203 of the General Corporation Law of the State of Delaware provides, in general, that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation subject to the statute (referred to in this offering circular as an Interested Stockholder) but less than 85% of such stock may not engage in certain business combinations (as defined in Section 203) with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such time the corporation's board of directors approved either the business combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the business combination is approved by the corporation's board of directors and authorized by a vote of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder. Our Certificate of Incorporation contains a provision electing not to be governed by Section 203.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the material U.S. federal income tax consequences to Noteholders who exchange Exchange Notes for the Stock Consideration or the Cash Consideration or a combination of both (in the case of the Proration of the Cash Consideration) pursuant to the Exchange Offers. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change or different interpretations, possibly with retroactive effect. This discussion is for general information only and does not address all of the tax consequences that may be relevant to specific Noteholders in light of their particular circumstances or to Noteholders subject to special treatment under U.S. federal income tax laws (including but not limited to banks and certain other financial institutions, insurance companies, tax-exempt organizations, persons whose functional currency is not the U.S. dollar, dealers in securities or foreign currency, and persons holding Exchange Notes that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction). This discussion assumes that the Exchange Notes and Revlon Class A common stock received in exchange therefor are held as capital assets. No ruling has or is expected to be sought from the Internal Revenue Service (the "IRS") with respect to the Exchange Offers. Accordingly, no assurance can be given that the IRS will agree with the views expressed in this discussion, or that a court would not sustain a challenge by the IRS. This discussion does not address the state, local or non-U.S. tax consequences relating to the Exchange Offers.

     As used in this discussion, the term "U.S. holder" means a beneficial owner of an Existing Note that is, for U.S. federal income tax purposes:

 o an individual who is a citizen or resident of the United States;

 o a corporation (or other business entity treated as a corporation) created or organized in or under the laws of the United States or of any State or political subdivision thereof or therein, including the District of Columbia;

 o an estate the income of which is subject to U.S. federal income tax regardless of the source thereof; or

 o a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or certain trusts that were in existence on August 20, 1996 and validly elected to be treated as a domestic trust.

     The term "non-U.S. holder" means a beneficial owner of an Existing Note that is, for U.S. federal income tax purposes, a non-resident alien or a corporation, trust or estate that is not a U.S. holder.

     The tax treatment of a partner in a partnership holding Exchange Notes will generally depend upon the status of the partner and the activities of the partnership. A Noteholder that is a partner in a partnership holding Exchange Notes should consult its tax advisor regarding the tax consequences of our Exchange Offers.

NOTEHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE EXCHANGE OFFERS, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE OR LOCAL TAX LAWS AND NON-U.S. TAX LAWS.


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

CONSEQUENCES TO THE COMPANY

   TAX SHARING AGREEMENT

     Revlon and Products Corporation, for U.S. federal income tax purposes, are currently included in the affiliated group of which Mafco Holdings is the common parent, and Revlon's and Products Corporation's U.S. federal taxable income and loss are included in such group's consolidated tax return filed by Mafco Holdings. Revlon and Products Corporation also are included in Florida income tax returns of Mafco Holdings or its subsidiaries. In June 1992, MacAndrews Holdings, Revlon, Products Corporation and certain of its subsidiaries, and Mafco Holdings entered into a tax sharing agreement (as subsequently amended and restated, the "Tax Sharing Agreement"), pursuant to which Mafco Holdings agreed to indemnify Revlon and Products Corporation against federal, state or local income tax liabilities of the consolidated or combined group of which Mafco Holdings (or a subsidiary of Mafco Holdings other than Revlon and Products Corporation or its subsidiaries) is the common parent for taxable periods beginning on or after January 1, 1992 during which Revlon and Products Corporation or a subsidiary of Products Corporation is a member of such group. Pursuant to the Tax Sharing Agreement, for all taxable periods beginning on or after January 1, 1992, Products Corporation pays to us, and we in turn pay to MacAndrews Holdings, amounts equal to the taxes that Products Corporation would otherwise have to pay if it were to file separate U.S. federal, state or local income tax returns (including any amounts determined to be due as a result of a redetermination arising from an audit or otherwise of the consolidated or combined tax liability relating to any such period which is attributable to Products Corporation), except that Products Corporation is not entitled to carry back any losses to taxable periods ending prior to January 1, 1992.

     Each member of a consolidated group is severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, with respect to periods in which Revlon and Products Corporation are included in Mafco Holdings' consolidated group, each such member could be liable for any U.S. federal income tax liability incurred, but not discharged, by any other member of Mafco Holdings' consolidated group.

   DECONSOLIDATION OF THE COMPANY

     As a result of the Exchange Offers and the Negotiated Transactions, it is likely that, as of the end of the day on which the Exchange Offers close, Revlon, Products Corporation and their U.S. subsidiaries will no longer be included in the Mafco Holdings consolidated group for U.S. federal income tax purposes. Sections 1501 to 1504 of the Code, and the Treasury regulations issued thereunder, govern both the calculation of the amount and allocation to the members of the consolidated group of any consolidated federal net operating losses of the group ("CNOLs") that will be available to offset the taxable income of the Company and its U.S. subsidiaries for taxable years beginning on the day after the Exchange Offers close.

     It is impossible to estimate accurately the amount of CNOLs that will be allocated to the Company if the Company and its U.S. subsidiaries cease to be members of the Mafco Holdings consolidated group as of the end of the day on which the Exchange Offers close because various factors could increase or decrease or eliminate these amounts before that time. These factors include, but are not limited to, the actual date that the Exchange Offers close and the amount and nature of the income, gains or losses that the Company and its U.S. subsidiaries recognize in the period from January 1, 2004, through the day on which the Exchange Offers close. Furthermore, the amount and nature of the income, gains or losses that the other members of the Mafco Holdings consolidated group recognize in the 2004 taxable year will also determine the amount of CNOLs that will be allocated to the Company because any CNOLs are, pursuant to Treasury regulations, first used to offset the taxable income of the Mafco Holdings group for the entire consolidated return year ending December 31, 2004. Only the amount of any CNOLs that the Mafco Holdings consolidated group does not absorb during 2004 will be available to be allocated to the Company and its US subsidiaries for its taxable years beginning on the day after the Exchange Offers close. This may significantly reduce, or even eliminate, the amount of CNOLs available to the Company and its US subsidiaries. Subject to the foregoing, it is estimated that Revlon would have approximately $330.0 million in U.S. federal net operating losses and nil for alternative minimum tax losses available to it if such deconsolidation were to occur at March 31, 2004.


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     Any losses that the Company and its U.S. subsidiaries may generate after the day the Exchange Offers close will generally be available for the use of the Company and its U.S. subsidiaries and will not be available for the use of the Mafco Holdings consolidated group.

     Section 382 Limitation. It is possible that the Exchange Offers and the Negotiated Transactions could result in an ownership change for purposes of
Section 382 of the Code if more than a threshold amount of Exchange Notes (in addition to the $440.8 million of Initial Notes), other than Exchange Notes tendered by MacAndrews & Forbes (if any), are exchanged for Revlon Class A common stock. This threshold amount is expected to be approximately $475 million (in addition to the $440.8 million of Initial Notes), but, in fact, would vary based upon the mix of Exchange Notes exchanged since the 8 1/8% Senior Notes and the 9% Senior Notes exchange at 400 shares of Revlon Class A common stock per $1,000 principal amount while the 8 1/8% Senior Subordinated Notes exchange at 300 shares of Revlon Class A common stock per $1,000 principal amount. If an ownership change were to occur, the portion of the CNOL that would be attributed to the Company for periods following the Exchange Offers and the Negotiated Transactions would be subject to an annual limitation, which would generally equal the product of the value of the stock of the Company (with certain adjustments) immediately before the ownership change and the then applicable "long-term tax-exempt rate" (e.g., 4.58% for ownership changes occurring in February 2004). In that case, the Company's ability to use such net operating losses to offset future taxable income from operations would be materially limited.

   CANCELLATION OF INDEBTEDNESS INCOME

     The consummation of the Negotiated Transactions and the Exchange Offers will result in the cancellation of a portion of Products Corporation's outstanding indebtedness. Products Corporation will realize cancellation of debt ("COD") income in an amount equal to the excess, if any, of the adjusted issue price of the Exchange Notes (generally including any accrued but unpaid interest) over the sum of the fair market value of the Stock Consideration and the Cash Consideration issued in exchange therefor. The COD income realized by Products Corporation will be included in the consolidated federal income tax return of Mafco Holdings for the current taxable year ending on December 31, 2004. The Company believes that under the Tax Sharing Agreement it has sufficient credits for prior net operating losses that will offset all of the anticipated COD income arising from the Exchange Offers and the Negotiated Transactions so that the Company will not be required to make any payments to MacAndrews & Forbes under the Tax Sharing Agreement as a result of the COD income arising from the Exchange Offers and the Negotiated Transactions.


U.S. HOLDERS

   TREATMENT OF EXCHANGE OFFERS

     Tax-Free transaction. The exchange of Exchange Notes for the Stock Consideration or a combination of the Stock Consideration and the Cash Consideration (in the case that the Cash Consideration is pro-rated among holders) pursuant to the Exchange Offers should be treated as a tax-free transaction for U.S. federal income tax purposes. In general, the exchange should be treated as a tax-free transaction if the Exchange Notes and the Class A common stock constitute "securities." Whether a note is a security for U.S. federal income tax purposes depends upon the facts and circumstances surrounding the origin and nature of the instrument. Instruments with a term less than five years are less likely to be considered securities for tax purposes; instruments with a term of ten years or more generally are considered securities. The 8 1/8% Senior Notes and 9% Senior Notes each have a term of 8 years and the 8 5/8% Senior Subordinated Notes have a term of 10 years, and the Exchange Notes contain other indicia of a security. For purposes of this discussion, it is assumed that the Exchange Notes are securities, and that the exchange of Exchange Notes for Revlon Class A common stock will constitute a tax-free transaction for federal income tax purposes. There can be no assurance, however, that the IRS could not successfully assert a contrary position. If, contrary to our position, the Exchange Offers were not treated as a tax-free transaction for U.S. federal income tax purposes, the exchanges would be fully taxable to a U.S. holder.

     If the Exchange Offers are treated as a tax-free transaction for U.S. federal income tax purposes, a U.S. holder will not recognize a loss as a result of the Exchange Offers. A U.S. holder that exchanges its Exchange Notes solely for the Stock Consideration will not recognize gain (other than with respect to amounts received relating to accrued but unpaid interest or in lieu of fractional portions of Revlon Class A common stock) on the exchange and will have an aggregate tax basis in the Revlon Class A common stock equal to the U.S. holder's adjusted tax basis in the Exchange Notes exchanged therefor. A U.S. holder also will have a holding period for the Revlon Class A common stock received in the exchange that includes the period during which the U.S. holder held the Exchange Notes. Accrued market discount, if any, with respect to the Exchange Notes generally will carry over to the Revlon Class A common stock and will be taxed as ordinary income as such Revlon Class A common stock is disposed of unless the U.S. holder elected to include the market discount in income as it accrued. You should consult your tax advisor regarding the application of the market discount rules in your particular situation.

     A U.S. holder that exchanges its Exchange Notes for a combination of the Stock Consideration and the Cash Consideration (in the case of a proration of the Cash Consideration) will recognize any gain realized on such exchange to the extent of the cash received in exchange for the Exchange Notes and will have an aggregate tax basis in the Revlon Class A common stock equal to the U.S. holder's adjusted tax basis in the Exchange Notes exchanged therefor, increased by the amount of any gain recognized, and decreased by the amount of any cash received in the exchange. Any gain recognized pursuant to the Exchange Offers will be treated as ordinary income to the extent of the market discount, if any, accrued during the U.S. holder's period of ownership, unless the U.S. holder elected to include the market discount in income as it accrued, and any remaining gain recognized will be long-term capital gain if the U.S. holder's holding period for the Exchange Notes surrendered exceeds one year at the time of the exchange. You should consult your tax advisor regarding the application of the market discount rules in your particular situation.

     Exchange of Exchange Notes solely for the Cash Consideration. U.S. holders that elect to exchange their Exchange Notes for the Cash Consideration will recognize capital gain or loss (other than with respect to amounts received relating to accrued but unpaid interest and market discount (as described below)) equal to the difference between the cash received and their tax basis in the Exchange Notes. Any such gain or loss will be long-term capital gain if the U.S. holder's holding period for the Exchange Notes surrendered exceeds one year at the time of the exchange. The deductibility of capital losses is subject to limitations. Any gain recognized pursuant to the Exchange Offers will be treated as ordinary income to the extent of the market discount, if any, accrued during the U.S. holder's period of ownership, unless the U.S. holder elected to include the market discount in income as it accrued. You should consult your tax advisor regarding the application of the market discount rules in your particular situation.

     Payments of accrued interest on Exchange Notes. Cash or Revlon Class A common stock received in the Exchange Offers attributable to accrued interest on Exchange Notes will be taxable as ordinary income to the extent not previously included in income.

   REVLON CLASS A COMMON STOCK

     Dividends on Revlon Class A common stock. Distributions, if any, with respect to our Revlon Class A common stock will be taxable as dividend income to the extent made from our current or accumulated earnings and profits. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of investment to the extent of the adjusted tax basis in the Revlon Class A common stock, and thereafter as gain from a sale of the stock. Subject to certain holding period and other requirements, dividend income received by U.S. individuals is taxed at the same rate as long-term capital gains. See "Questions and Answers About the Exchange Offers -- Will you pay dividends on the Revlon Class A common stock?"

     Sale or exchange of Revlon Class A common stock. Gain or loss recognized on a sale or exchange of our Revlon Class A common stock will equal the difference between the amount received on such sale or exchange and the holder's adjusted tax basis in such stock. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder's holding period in the Revlon Class A common stock exceeds one year. However, under the market discount rules, any gain recognized by a U.S. holder will be ordinary income to the extent of the accrued market discount that has not previously been included in income. For these purposes, any accrued market discount that the U.S. holder had in the Exchange Notes that carried over to the Revlon Class A common stock received in the exchange will be treated as accrued market discount with respect to the Revlon Class A common stock.


NON-U.S. HOLDERS

     The following discussion is a summary of material U.S. federal income tax consequences to non-U.S. holders resulting from the exchange of Exchange Notes for Revlon Class A common stock pursuant to the Exchange Offers and the ownership and disposition of the Revlon Class A common stock. The discussion does not apply to a non-U.S. holder who holds Exchange Notes or Revlon Class A common stock in connection with a U.S. trade or business, for whom the rules discussed above applicable to U.S. holders generally apply.

     Treatment of Exchange Offers. A non-U.S. holder should not be subject to U.S. tax with respect to the exchange of Exchange Notes for the Stock Consideration or the Cash Consideration pursuant to the Exchange Offers.

     Withholding tax on payments of interest. Any amounts received pursuant to the Exchange Offers with respect to accrued interest on Exchange Notes generally will not be subject to U.S. federal withholding tax if the non-U.S. holder (i) does not own, directly or indirectly, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (ii) is not a "controlled foreign corporation" that is related to us; and (iii) certain certification requirements are met.

     If the above exception does not apply, U.S. federal withholding tax of 30% will generally apply to the payment of interest. Withholding taxes may be reduced or eliminated under an applicable income tax treaty assuming a non-U.S. holder properly certifies as to its entitlement to the benefit under such treaty.

     To establish an exemption from (or entitlement to reduction in) withholding, a non-U.S. holder generally must meet certain certification requirements by providing an IRS Form W-8BEN or other appropriate form establishing your non-U.S. status.

     Dividends on Revlon Class A common stock. Dividends, if any, paid or deemed paid to a non-U.S. holder with respect to our Revlon Class A common stock will be subject to U.S. withholding at a 30% rate or other lower rate under an applicable income tax treaty. In order to claim the benefits of a tax treaty, a non-U.S. holder must demonstrate its entitlement by certifying its status and eligibility for treaty benefits.

     Disposition of Revlon Class A common stock. A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or other disposition of Revlon Class A common stock. The above rule will not apply if (i) such holder is an individual who is present in the United States for 183 days or more in the year of such sale, exchange or redemption and certain other conditions are met (or has a "tax home" in the U.S.); or (ii) the gain is treated as effectively connected with the conduct by such holder of a U.S. trade or business.

     Effectively connected income. If any dividends on our Revlon Class A common stock or gain from the sale, exchange or other disposition of Revlon Class A common stock is treated as "effectively connected" with the conduct of a U.S. trade or business, then the income or gain will generally be subject to U.S. federal income tax at regular graduated income tax rates applicable to U.S. holders (and for corporate holders, possibly a branch profits tax as well).

   INFORMATION REPORTING AND BACKUP WITHHOLDING

     Payments of cash in the Exchange Offers and dividends on Revlon Class A common stock will be subject to information reporting and, possibly, "backup withholding." Backup withholding will not apply, however, to (i) exempt recipients (including corporations), (ii) U.S. holders who provide us with a properly completed IRS Form W-9 establishing an exemption from backup withholding or (ii) non-U.S. holders who provide us with a properly completed Substitute Form W-8BEN (or other appropriate form) establishing their non-U.S. status.

     Any amounts withheld from a payment to a stockholder under the backup withholding rules will be allowed as a credit against such stockholder's U.S. federal income tax, and may entitle such Stockholder to a refund, provided that the required information is timely furnished to the IRS.

     THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS GENERALLY APPLICABLE TO BENEFICIAL OWNERS OF EXCHANGE NOTES THAT RECEIVE REVLON CLASS A COMMON STOCK OR CASH PURSUANT TO THIS OFFERING, BUT IT IS NOT NECESSARILY APPLICABLE IN YOUR PARTICULAR CIRCUMSTANCES. YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE EXCHANGE OFFERS AND OF PURCHASING, HOLDING AND DISPOSING OF REVLON CLASS A COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY CHANGE OR PROPOSED CHANGE IN THE APPLICABLE LAWS.


                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of Revlon, Inc. as of December 31, 2003, and for the year then ended, incorporated by reference in this offering circular, have been audited by KPMG LLP, independent accountants, as stated in their report incorporated herein by reference.


                      WHERE YOU CAN FIND MORE INFORMATION

     Revlon files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document we file at the public reference room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this information may also be obtained by mail from the SEC's Public Reference Branch at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference facilities. In addition, our filings with the SEC are also available to the public on the SEC's internet Web site at http://www.sec.gov. The Revlon Class A common stock is listed for trading on the NYSE, and Revlon's reports, proxy statements and other information concerning us may also be read and copied at the offices of the NYSE.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents that we previously filed with the SEC are incorporated in this offering circular by reference and copies are available, at no cost, upon request to the information agent:

    o Annual Report on Form 10-K of Revlon for the year ended December 31, 2003, filed on February 20, 2004; and

    o Current Report on Form 8-K of Revlon, dated February 18, 2004, furnished to the SEC on February 18, 2004.

     The information furnished to the SEC in the Current Report on Form 8-K of Revlon filed on February 18, 2004 (the "Presentation Information") represents certain material, non-public information that was originally disclosed to Fidelity in connection with a confidentiality agreement, dated as of January 13, 2004, between us and Fidelity, and the consideration by Fidelity of the transactions contemplated by the Support Agreements and the Investment Agreement.

     The Presentation Information was not prepared with a view toward general use, but rather was prepared for the limited purpose of providing information to Fidelity to enable it to evaluate its participation in possible refinancing transactions. We do not generally publish our strategic plans or make external projections of our anticipated financial position or results of operations or the type of forward-looking information in the Presentation Information. Accordingly, we do not intend to update or otherwise revise the Presentation Information provided to Fidelity to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions or other circumstances arising and/or existing since the preparation of the Presentation Information or to reflect the occurrence of any unanticipated events. Further, we do not intend to update or revise the

Presentation Information to reflect changes in general economic, industry or cosmetics category conditions. Statements made in the Presentation Information which are not historical are forward looking statements and are based on estimates, objectives, vision, projections, forecasts, plans, strategies, beliefs, destinations and expectations of our management, and thus are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

     In addition to the foregoing, all reports and other documents that Revlon and Products Corporation file pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this offering circular and prior to the Expiration Date of the Exchange Offers shall be deemed to be incorporated by reference into this offering circular and to be a part hereof for the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this offering circular to the extent that a statement contained herein, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this offering circular.

     You should rely only on the information provided in this offering circular or incorporated by reference. We have not authorized anyone else to provide you with different information. You should not assume that the information in this offering circular is accurate as of any date other than the date on the front of the document. We are not making an offer of these securities in any state where the offer is not permitted.

     Any statement contained in this offering circular or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference in this offering circular, shall be deemed to be modified or superseded for purposes of this offering circular to the extent that a statement contained in this offering circular or in any other subsequently filed document that also is deemed to be incorporated by reference in this offering circular modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this offering circular.


                          FORWARD LOOKING STATEMENTS

     This offering circular contains forward-looking statements that involve risks and uncertainties, including those identified above under "Risk Factors--Risks Related to the Company--This offering circular contains forward-looking statements that involve risks and uncertainties." Actual results may differ materially from those discussed in such forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as "believes," "expects," "estimates," "may," "will," "should," "seeks," "plans," "scheduled to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms or comparable language, or by discussions of strategy or intentions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them.


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

     We have appointed U.S. Bank National Association as the exchange agent and D.F. King & Co., Inc. as the information agent for the Exchange Offers. All inquiries relating to this offering circular and the transactions contemplated hereby, should be directed to the information agent at the telephone numbers and address set forth below.


                           For Information Contact:


                            D.F. KING, & CO., INC.


                                 48 Wall Street
                                   22nd Floor
                           New York, New York 10005


                           Toll Free: (800) 949-2583


       Banks and brokerage firms, please call collect at (212) 269-5550


     All completed Letters of Transmittal and agent's messages, should be directed to U.S. Bank National Association as the exchange agent for the Exchange Offers at the address set forth below. All questions regarding the procedures for tendering in the Exchange Offers and requests for assistance in tendering your Exchange Notes should also be directed to the exchange agent at the following telephone numbers and address:


                                 Delivery to:


                         U.S. BANK NATIONAL ASSOCIATION
                                 Exchange Agent


                        By Regular or Certified Mail and
                         By Hand or Overnight Courier:
                         U.S. Bank National Association
                              60 Livingston Avenue
                               St. Paul, MN 55107
                   Attention: Specialized Finance Department


                      By Facsimile Transmission (Eligible
                         Guarantor Institutions Only):
                                 (651) 495-8158

                             Confirm by Telephone:
                                 (800) 934-6802



     DELIVERY OF A LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE.


     Requests for additional copies of the offering circular, or Revlon's 2003 Annual Report on Form 10-K and other documents incorporated into this offering circular by reference, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the information agent or the exchange agent at the respective telephone numbers and addresses listed above.